UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
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Securities Exchange Act of 1934

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CRANE COMPANY
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crane driving breakthrough performance 2024 notice of annual meeting and proxy statement.

CRANE COMPANY 100 FIRST STAMFORD PLACE STAMFORD, CONNECTICUT 06902 Dear Fellow Stockholders:	This Proxy Statement and the 2023 Annual Report to Stockholders are available at www.investors.craneco.com

Crane Company cordially invites you to attend its virtual Annual Meeting of Stockholders, which will be held online via live webcast at 10:00 a.m., Eastern Daylight Time, on Monday, April 22, 2024. There will be no physical location for the Annual Meeting. Crane Company stockholders will be able to attend the Annual Meeting online, and, with a control number appearing on your proxy card, vote shares electronically and submit questions during the Annual Meeting by visiting meetnow.global/MK7ZLCR at the meeting date and time.

The Notice of Annual Meeting and Proxy Statement on the following pages describe the matters to be presented at the meeting. Management will report on current operations, and there will be an opportunity to ask questions regarding Crane Company and its activities.

It is important that your shares be represented at the meeting, regardless of the size of your holdings. If you are unable to attend, I urge you to participate by voting your shares by proxy. You may do so by using the internet address or the toll-free telephone number set forth in this Proxy Statement, or by requesting a printed copy of the proxy materials and completing and returning by mail the proxy card you receive in response to your request.

Also, I have the pleasure and privilege of informing you that the Board of Directors has unanimously decided to appoint Crane Company’s current President and Chief Executive Officer, Max H. Mitchell, as Chairman of the Board effective as of the annual meeting on April 22, 2024. Max has skillfully led Crane Company over the past 10 years to new heights, achieving record results across every metric, creating substantial value for our stockholders, and actively reshaping the portfolio to position us for continued growth in the years to come.

It has been my honor to serve as the Company’s Chairman over the past several years and I could not be more confident in Max’s ability to succeed me as Chairman of the Board.

Sincerely,

James L.L. Tullis Chairman of the Board	Max H. Mitchell Incoming Chairman of the Board, and current President and Chief Executive Officer

March 7, 2024

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS APRIL 22, 2024

To the Stockholders of Crane Company:

The 2024 ANNUAL MEETING OF STOCKHOLDERS OF CRANE COMPANY will be held virtually for the following purposes:

WHEN:

  April 22, 2024

  Monday 10:00 a.m.

  Eastern Daylight Time

WHERE:

  Online via live webcast at   meetnow.global/MK7ZLCR

  HOW TO VOTE:

By Phone

  800-652-VOTE (8683)

  in the United States,

  United States territories,

  and Canada.

By Mail

  Complete, sign, and return

  the proxy card.

By Internet

www.envisionreports.com/cr

Live Webcast

  Stockholders at the close of

  business on February 26,

  2024, are entitled to vote at

  the Annual Meeting

  virtually.

By Scanning

  You can vote your shares

  online by scanning the QR

  code on your proxy card.

Proposal		Board Recommendation

Item 1	To elect nine directors to serve for one-year terms until the annual meeting of stockholders in 2025	FOR each director ▶ Page 10

Item 2	To consider and vote on a proposal to ratify the selection of Deloitte & Touche LLP as independent auditors for Crane Company for 2024	FOR ▶ Page 36

Item 3	To consider and vote on a proposal to approve, by a non-binding advisory vote, the compensation paid by the Company to certain executive officers	FOR ▶ Page 40

Item 4	To consider and vote on a proposal to approve, by a non-binding advisory vote, the frequency with which we will ask stockholders to approve the compensation paid by the Company to certain executive officers	EVERY YEAR ▶ Page 86

In addition, any other business properly presented may be acted upon at the meeting.

In order to assure a quorum at the virtual 2024 Annual Meeting of Stockholders of Crane Company (the “Annual Meeting”), it is important that stockholders who do not expect to attend virtually vote by using the internet address or the toll-free telephone number listed in this Proxy Statement. If you have requested paper copies of the proxy materials, you can vote by completing and returning the proxy card enclosed in those materials.

The Board of Directors has fixed the close of business on February 26, 2024, as the record date for the meeting. Stockholders at that date and time are entitled to notice of and to vote at the Annual Meeting or any postponement or adjournment of the Annual Meeting. Each share is entitled to one vote. You will be able to attend and participate in the Annual Meeting online, vote your shares electronically and submit your questions prior to and during the meeting by visiting: meetnow.global/MK7ZLCR at the meeting date and time described in this Proxy Statement. There is no physical location for the Annual Meeting.

This Notice of Annual Meeting of Stockholders and related Proxy Statement are first being distributed or made available to stockholders on or about March 7, 2024.

We previously mailed a Notice of Internet Availability of Proxy Materials to all Crane Company stockholders as of the record date. The notice advised such stockholders that they could view the Proxy Statement and Annual Report online at www.envisionreports.com/cr, or request in writing a paper or e-mail copy of the proxy materials at no cost.

A complete list of stockholders as of the record date will be open to examination by any stockholder during regular business hours at the offices of Crane Company, 100 First Stamford Place, Stamford, CT 06902, for a period of 10 days prior to the meeting.

By Order of the Board of Directors,

Anthony M. D’Iorio

Secretary

March 7, 2024

PROXY SUMMARY

Director Nominees

Name and Profession	Age	Crane Company Director Since	Crane Company Committees
			AC	NGC	EC	MOCC

Martin R. Benante Retired Chairman of the Board and Chief Executive Officer, Curtiss-Wright Corporation	71	2023

Sanjay Kapoor Retired Executive Vice President and CFO, Spirit AeroSystems, Inc.	63	2023

Ronald C. Lindsay Retired Chief Operating Officer, Eastman Chemical Company	65	2023

Ellen McClain Chief Executive Officer and President, Year Up	59	2023

Charles G. McClure, Jr. Managing Partner, Michigan Capital Advisors	70	2023

Max H. Mitchell President and Chief Executive Officer, Crane Company	60	2023

Jennifer M. Pollino Executive Coach and Consultant, JM Pollino LLC	59	2023

John S. Stroup Operating Advisor, Clayton, Dubilier & Rice	57	2023

James L. L. Tullis Chairman, Tullis Health Investors, Inc.	76	2023

AC	Audit Committee	NGC	Nominating and Governance Committee	Chair Member
EC	Executive Committee	MOCC	Management Organization and Compensation Committee

Proxy Summary

Corporate Governance Highlights

Basis of Presentation

On April 3, 2023, we completed our previously announced separation from Crane Holdings, Co. (“Crane Holdings”), and were launched as an independent, publicly traded company. Upon separation we continued to hold and to operate Crane Holdings’ former Aerospace & Electronics and Process Flow Technologies global growth platforms, as well as its Engineered Materials segment, under the leadership of our Chief Executive Officer, Max H. Mitchell, who served as the Chief Executive Officer of Crane Holdings since 2014.

Recent Governance Enhancements

As stated in our Corporate Governance Guidelines, the Board is responsible for helping to create a culture of high ethical standards and is committed to continually improving its corporate governance process, practices, and procedures. Accordingly, the Board has adopted the following best practices in corporate governance:

Board renewal and composition: In connection with the separation transaction, the members of the Crane Company Board were chosen with the intention of providing an optimal balance between continuity (by including a number of Crane Holdings, Co. directors), with independence and relevant market focused experience to drive organic and inorganic growth. The Board, specifically through the Nominating and Governance Committee, continually evaluates the skills, expertise, integrity, diversity, and other qualities believed to enhance the Board’s ability to manage and direct the affairs and business of the Company.

Lead Independent Director role: At a regular Board meeting in January 2024, the Board unanimously determined that it would be in the best interests of the Company and its stockholders to combine the Chairman and CEO roles and to appoint a Lead Independent Director, both effective at the Annual Meeting. In making this determination, the Board considered the Company’s recent separation from Crane Holdings, and the benefit of Board leadership under Mr. Mitchell, who has served as the Company’s Chief Executive Officer since 2014 (inclusive of his time as Chief Executive Officer of Crane Holdings), accumulated extensive day-to-day knowledge of the Company’s operations and long term needs, and driven its successful portfolio reshaping, strategic plan, and growth initiatives during his tenure.

Ongoing Board Governance Practices

•  Establishment of Lead Independent Director role to ensure independent oversight under a combined Chairman/CEO structure

•  100% independent Audit, Nominating and Governance, and Management Organization and Compensation committees

•  Regular executive sessions of non-management directors

•  Annual Board and committee performance self-evaluations

•  100% Board and committee attendance in 2023

•  Offer of resignation upon significant change in primary job responsibilities

•  Directors are elected annually

•  Majority voting and director resignation policy for directors in uncontested elections

•  Stringent conflict of interest policies

•  Directors subject to stock ownership guidelines and anti-hedging and pledging policies

•  Director retirement policy

•  Strict over-boarding policy for directors

•  Diverse Board with the appropriate mix of skills, experience, and perspective

•  Comprehensive director nomination and Board refreshment process

•  Oversight of cybersecurity, sustainability and human capital matters impacting our business

Proxy Summary

2023 Performance Highlights

Mr. Mitchell, along with the Board of Directors, executed on a series of major strategic actions over the last three years which, combined with the strong operating performance that Mr. Mitchell drove in the Company’s businesses, have created significant value for equity investors in Crane Company and its predecessor company. Specifically, these actions generated approximately $5.5 billion in equity value (market capitalization) comparing Crane Holdings’ equity value on December 31, 2020, to the combined equity value of both post-separation companies (Crane Company and Crane NXT, Co.) on December 31, 2023, an increase of 120%.

Crane Company Market Capitalization

We believe this equity value creation is attributable, primarily, to five strategic actions from 2021 through 2023:

•

On May 24, 2021, Crane announced an agreement to divest its Engineered Materials segment (although the divestiture process was subsequently terminated following objections from the Department of Justice).

•

On March 30, 2022, Crane Holdings announced its intention to separate into two independent, publicly traded companies to optimize investment and capital allocation in order to accelerate growth. Crane Holdings’ board of directors and management believe that the creation of two market focused companies with distinct product and service offerings and strong balance sheets better positions each business to deliver long-term growth and create value for all stakeholders, including customers, investors and our associates. The separation was completed on April 3, 2023.

•	On April 25, 2022, Crane announced an agreement to divest Crane Supply, its Canadian distribution business.

•

On August 15, 2022, Crane announced the sale of a subsidiary holding all asbestos liabilities and related insurance assets to permanently remove all asbestos related liabilities and obligations from the Company’s balance sheet.

•

On October 23, 2023, Crane Company announced the acquisition of Baum lined piping GmbH for approximately $91 million as a strategic bolt-on for the company’s Chemical business within the Process Flow Technologies Segment.

In addition to these strategic actions, the three business segments that now comprise Crane Company delivered very strong financial results in 2023.

Proxy Summary

Strong Financial Results Despite Ongoing Market Challenges

Final 2023 financial and operational results, adjusted for strategic actions, were substantially above our original financial targets for the year, driven by a combination of a better-than-expected recovery in certain end markets, consistent and strong operational execution, and substantial benefits from strategic growth investments. Specifically:

•

At Aerospace & Electronics, 2023 sales increased 18% compared to 2022, with segment operating margins up 210 basis points to 20.1% in 2023. Adjusted segment operating margins increased 180 basis points to 20.1% in 2023. These results reflect strong performance, particularly given persistent supply chain challenges in the Aerospace, Defense and Electronics markets.

•

At Process Flow Technologies, sales declined 3% compared to 2022, with core sales growth of 5%, and a 1% contribution from the Baum acquisition, more than offset by the impact from the May 2022 divestiture of Crane Supply. Segment operating margins reached a record level of 19.4%, up 420 basis points compared to 2022, and adjusted segment operating margins reached a record 19.9%, up 370 basis points compared to 2022. These results reflect record performance for the segment despite unusually high inflation for commodities, components and labor.

•

At Engineered Materials, sales declined 13% reflecting the market decline for Recreational Vehicles. However, despite the significant decline in sales, segment operating margins increased 230 basis points to 14.9%, reflecting strong execution and disciplined pricing. Adjusted segment operating margins increased 60 basis points to 14.8%.

*

See “Non-GAAP Reconciliation” beginning on page 89 for more detail regarding Special Items impacting adjusted segment operating margins, as well as a reconciliation of the non-GAAP measures used herein.

2023 Compensation Highlights

Compensation Best Practices

The Management Organization and Compensation Committee is firmly committed to implementing an executive compensation program that aligns management and stockholder interests, encourages executives to drive sustainable stockholder value creation, and helps retain key personnel. Key elements of our pay practices are as follows:

 WHAT WE DO

•  Pay for performance, aligning executive pay with Company results and stockholder returns

•  Require significant stock ownership by executives, including an above-market 6x base salary requirement for the CEO and 5x base salary requirement for the CFO

•  Majority of executive variable pay is delivered in long-term equity-based awards

•  Appropriate mix of fixed and variable pay to balance employee retention with Company goals, both annual and long-term

•  Incentive compensation subject to “no-fault” clawback

•  Management Organization and Compensation Committee advised by independent compensation consultant

 WHAT WE DON’T DO

•  No excise tax gross-ups upon change in control

•  No multi-year guaranteed incentive awards

•  No fixed-duration employment contracts with executive officers

•  No hedging or pledging of Company stock permitted

•  No excessive perquisites for executives

•  No supplemental executive retirement plan (SERP) benefits, and no further pension benefit accruals for executives

•  No repricing of options

•  No discounted stock options

Proxy Summary

Aspects of Compensation Unique to the Separation Transaction

This Proxy Statement summarizes the compensation decisions made by Crane Holdings in 2023 through the completion of the separation of Crane Company from Crane Holdings on April 3, 2023, and the compensation decisions made by Crane Company after the separation transaction. These compensation decisions reflect the relative performance period of the respective companies, and the compensation paid to the respective NEOs during that fiscal year period for the intensive effort to prepare for and complete the separation. See “Impact of the Separation Transaction on NEO Compensation Disclosures” on page 41. In light of the then pending separation of Crane Holdings, the Crane Holdings’ board of directors determined in January 2023 to hold Mr. Mitchell’s compensation flat for 2023, to be reassessed by the Board of Crane Company following separation. Mr. Mitchell successfully led Crane Company through the separation integration, which created substantial equity value for our stockholders.

Pay for Performance Alignment

85% of CEO Target Pay is Performance-Based

The following table summarizes the major elements of our CEO compensation program, which is designed to link pay and performance (based on 2023 pay to Crane Company’s CEO by Crane Holdings, Co. prior to, and by Crane Company following, the separation).

Totals may not sum due to rounding.

Proxy Summary

Our Philanthropy, Sustainability and Equality Highlights

See additional details on the Company’s efforts and performance with respect to philanthropy, sustainability, and equality, at www.craneco.com/pse.

PROXY STATEMENT

ITEM 1: ELECTION OF DIRECTORS

PROPOSAL 1 The Board recommends voting FOR each of the Director Nominees

Crane Company Board Composition

Our Corporate Governance Guidelines provide that the Board should generally have from nine to twelve directors, a substantial majority of whom must qualify as independent directors under the listing standards of the New York Stock Exchange (“NYSE”). In addition, the Guidelines provide that any director who has attained the age of 75 as of the record date for the annual meeting of stockholders shall tender his/her resignation from the Board.

The Board currently consists of nine members, eight of whom are independent, and eight were previously directors of Crane Holdings, Co. (“Crane Holdings”). James L.L. Tullis, who was a member of the Crane Holdings’ board of directors from 1998 and Chairman since 2020, and a member and Chairman of the Crane Company Board since the separation transaction completed on April 3, 2023, has attained the age of 75 as of the record date and, in accordance with the Company’s Director retirement policy, indicated his intention to retire from the Board effective as of the Annual Meeting. The Board reviewed Mr. Tullis’ proposed resignation giving due consideration to Mr. Tullis’ skills, leadership and governance expertise, his significant contributions and experience, and the significant benefits to the Company of leadership stability and continuity following the Company’s recently completed separation transaction. In addition, and very importantly, given the Board’s decision to consolidate the Chairman and CEO roles (See “Board Leadership Structure” on page 27 for a discussion of that decision) the Board felt it would be beneficial to have Mr. Tullis remain on the Board for another year in the capacity of Lead Independent Director, to provide continued independent oversight of management and the CEO, and to assist Mr. Mitchell in transitioning to the Chairman role. Accordingly, the Board requested that Mr. Tullis stand for re-election as a director for a one-year term at the Annual Meeting.

The Company believes a board with between nine to twelve directors is appropriate to generate a manageable diversity of thought, perspective, and insight in a cost-efficient manner.

The nine directors whose terms will expire at the time of the Annual Meeting but will serve until their successors are duly elected and qualified, are Martin R. Benante, Sanjay Kapoor, Ronald C. Lindsay, Ellen McClain, Charles G. McClure, Jr., Max H. Mitchell, Jennifer M. Pollino, John S. Stroup, and James L. L. Tullis.

The Board has nominated each of the nine directors for re-election by the stockholders for a one-year term to expire at the 2025 annual meeting of stockholders. The Board has determined that all directors other than Mr. Mitchell are independent directors.

Director Nominating Procedures

The Board believes that a company’s directors should possess and demonstrate, individually and as a group, an effective and diverse combination of skills and experience to guide the management and direction of the Company’s business and affairs and to align with our long-term strategic vision. The Board has charged the Nominating and Governance Committee with responsibility for evaluating the mix of skills, experience and diversity of background of the Company’s directors and director nominees, as well as leading the evaluation process for the Board and its committees.

Criteria for Board membership take into account skills, expertise, integrity, diversity in thought, ethnicity, and gender, and other qualities which are expected to enhance the Board’s ability to manage and direct Crane Company’s business and affairs. In general, nominees for director should have an understanding of the workings of large business organizations such as Crane Company and senior level executive leadership experience. In addition, nominees should have the ability to make independent, analytical judgments, and they should be effective communicators with the ability and willingness to devote the time and effort required to be an effective and contributing member of the Board.

Item 1: Election of Directors

Overboarding Policy

A director who serves as a chief executive officer may not serve on more than two public company boards in addition to our Board, and other directors should not sit on more than four public company boards in addition to our Board. The members of the Audit Committee may not serve on more than two other audit committees of public companies. All of the director nominees are in compliance with these requirements.

Board Composition

Our Board takes an active and thoughtful approach to board composition and is focused on building and maintaining a diverse board. In conducting its annual review of director skills and Board composition, the Nominating and Governance Committee determined and reported to the Board its judgment that the Board as a whole demonstrates a diversity of organizational and professional experience, education, skills, and other personal qualities and attributes that enable the Board to perform its duties in a highly effective manner. Following separation, the Board determined that it was in the best interests of the Company to fill a vacant director seat with someone who had substantial experience in driving inorganic growth in the aerospace and defense markets, and appointed Sanjay Kapoor for that seat. The Company is committed to continuing to grow its gender and ethnic diversity membership on the Board. The Company is proud to have such a diverse Board, including with respect to gender and ethnicity.

Board Snapshot

Age	Tenure*	Diversity

*	Includes service with Crane Holdings, Co.

Board Skills and Experience

Our individual Board members have a wide range of skills and experience from within and outside our industry, giving them diverse perspectives from which to oversee the Company’s strategy of being a manufacturer of highly engineered industrial products in a broad range of markets where we have competitive differentiation and scale, and growing the business globally organically and through acquisitions. Our Board members possess expertise in, among other things, mergers and acquisitions and other business combinations, diversified industrial operations and manufacturing, international business, corporate finance, human capital management, cybersecurity, and organizational leadership.

Item 1: Election of Directors

Summary of Board Skills and Experience

Public company multinational CEO experience	●				●	●		●

Public company multinational CFO experience		●

General finance acumen	●	●	●	●	●	●	●	●	●

Corporate governance/board experience	●	●	●	●	●	●	●	●	●

Mergers & Acquisitions	●	●	●	●	●	●	●	●	●

Manufacturing operations	●	●	●		●	●	●	●

Expertise with one or more of Crane Company’s end markets	●	●	●		●	●	●

Intellectual capital development (human capital)	●	●	●	●	●	●	●	●	●

Cyber/Information Security skills	●	●		●		●	●	●

Independent

Self-Identified Race/Ethnicity

African American				●

Indian/South Asian		●

White Caucasian	●		●		●	●	●	●	●

Self-Identified Gender

Male	●	●	●		●	●		●	●

Female				●			●

The Board Composition and Board Skills and Experience sections above reflect the Board’s nine director nominees.

The Nominating and Governance Committee has proposed, and the Board recommends, that each of the nine nominees be elected to the Board. If, before the Annual Meeting, any nominee becomes unavailable for election as a director, the elected directors may make an interim vacancy appointment to the Board after the Annual Meeting, or the Board may reduce the number of directors to eliminate the vacancy.

Item 1: Election of Directors

Board of Directors Nominees

Nominees to be Elected for Terms to Expire in 2025

MARTIN R. BENANTE Age: 71 Director Since: 2023 Crane Holdings, Co. Director Since: 2015*	Crane Company Committees: Audit (Chair); Nominating and Governance

Retired Chairman of the Board and Chief Executive Officer of Curtiss-Wright Corporation, Charlotte, NC (supplier of highly engineered products and services to commercial, industrial, aerospace, defense, and energy markets), having served from 2000 to 2015.

Other Directorships:

•  Curtiss-Wright Corporation from 1999 to 2015

Relevant Skills and Experience:

•  Strategic, operational, and managerial expertise gained through a more than 35-year career with a leading industrial manufacturer of highly engineered products in critical service applications, serving aerospace and process flow markets similar to those of the Company.

•  CEO of a publicly traded company with international operations.

•  Substantial expertise in driving growth through domestic and international mergers and acquisitions, and in the global integration of acquired companies.

SANJAY KAPOOR Age: 63 Director Since: 2023	Crane Company Committees: Audit

Retired Executive Vice President and CFO of Spirit AeroSystems, Inc., Wichita, KS (manufacturer of aerostructures for commercial airplanes, defense platforms and business/regional jets) having served in that role from 2016 to 2019. Prior to joining Spirit AeroSystems, Kapoor spent more than two decades with industry-leading defense and aviation sector companies Raytheon (2004-2013) and United Technologies (1990-2004), holding senior management positions overseeing significant aerospace and defense related programs.

Other Directorships:

•  Saab, Inc. (US subsidiary of SAAB, AB) since 2021

•  Black & Veatch (an EPC company under an ESOP) since 2018

Relevant Skills and Experience:

•  Financial and operational expertise gained by extensive senior executive experience with publicly-traded manufacturing companies.

•  Substantial experience driving inorganic growth in the aerospace and defense markets, and successfully integrating acquired companies.

Item 1: Election of Directors

RONALD C. LINDSAY Age: 65 Director Since: 2023 Crane Holdings, Co. Director Since: 2013*	Crane Company Committees: Audit; Nominating and Governance (Chair)

Retired Chief Operating Officer of Eastman Chemical Company, Kingsport, TN (manufacturer of specialty chemicals, plastics, and fibers). Chief Operating Officer from 2013 to 2016, and Executive Vice President, Specialty Fluids and Intermediates, Fibers, Adhesives and Plasticizers Worldwide Engineering, Construction and Manufacturing Support, from 2011 to 2013. Positions of increasing responsibility with Eastman Chemical Company from 1980, including Senior Vice President from 2006 to 2009 and Executive Vice President from 2009 to 2013.

Relevant Skills and Experience:

•  Corporate strategy, operations, sales, and manufacturing expertise gained by extensive senior executive experience with Eastman Chemical Company, a leading chemical manufacturer served by the Company’s Process Flow Technologies segment.

ELLEN MCCLAIN Age: 59 Director Since: 2023 Crane Holdings, Co. Director Since: 2013*	Crane Company Committees: Audit; Management Organization and Compensation

Chief Executive Officer and President beginning in December 2023, President since 2022, Chief Operating Officer since 2021, and Chief Financial Officer from 2015 to 2021, Year Up, Boston, MA (not-for-profit provider of job training services). Senior management and financial positions with New York Racing Association, Inc., Ozone Park, NY (operator of thoroughbred racetracks), including President from 2012 to 2013. Vice President, Finance of Hearst-Argyle Television, Inc., New York, NY (operator of local television stations) from 2004 to 2009.

Other Directorships:

•  Crane NXT, Co.(formerly known as Crane Holdings, Co.) since 2013

•  Horseracing Integrity and Safety Authority from 2021 to 2023

Relevant Skills and Experience:

•  Financial, operational and organizational expertise gained as chief executive officer, chief financial officer, chief operating officer, and president of public and private enterprises.

•  Broad experience as a senior executive with responsibility for organizational direction and development, financial expertise, and intellectual capital (human capital).

Item 1: Election of Directors

CHARLES G. MCCLURE, JR. Age: 70 Director Since: 2023 Crane Holdings, Co. Director Since: 2017*	Crane Company Committees: Management Organization and Compensation; Nominating and Governance

Managing Partner of Michigan Capital Advisors, Bloomfield, MI (private equity firm investing in Tier 2 and 3 global automotive and transportation suppliers). Prior to co-founding Michigan Capital Advisors in 2014, served from 2004 to 2013 as Chairman of the Board, CEO and President of Meritor, Inc., Troy, MI (leading global supplier of drivetrain, mobility, braking, and aftermarket solutions for commercial vehicle and industrial markets).

Other Directorships:

•  3D Systems since 2017; Chairman since 2018

•  Penske Corporation since 2013

•  DTE Energy Company since 2012

Relevant Skills and Experience:

•  More than 35 years of experience in corporate strategy, manufacturing, sales, operations, and intellectual capital (human capital) expertise in various industries, including transportation.

•  Proven leadership skills and corporate governance expertise with over 20 years of experience as chief executive officer, president, and director of major domestic and international public corporations, as well as a member of the boards of various industry organizations.

Item 1: Election of Directors

MAX H. MITCHELL Age: 60 Director Since: 2023 Crane Holdings, Co. Director Since: 2014*	Crane Company Committees: Executive

President and Chief Executive Officer of Crane Company (a global manufacturer of highly engineered products in the Aerospace and Electronics, Process Flow Technologies, and Engineered Materials markets) and its former parent company, Crane Holdings, Co. since 2014; President and Chief Operating Officer of Crane Co. (prior to its reorganization into Crane Holdings, Co.) from 2013 to 2014; Executive Vice President and Chief Operating Officer of Crane Co. (prior to its reorganization into Crane Holdings, Co.) from 2011 to 2013; Group President, Process Flow Technologies segment of Crane Co., (prior to its reorganization into Crane Holdings, Co.) from 2005 to 2012.

Other Directorships:

•  Crane NXT, Co. (formerly known as Crane Holdings, Co.) since 2014 (ending in April 2024)

•  Goodyear Tire & Rubber Company since 2023

•  Lennox International, Inc. from 2016 to 2022

•  Manufacturers Alliance for Productivity and Innovation

Relevant Skills and Experience:

•  Chief Executive Officer of a global publicly-traded company.

•  Comprehensive knowledge of the Company’s culture and operations gained from successive leadership positions of increasing responsibility.

•  Demonstrated expertise in developing and driving corporate strategy and optimizing portfolio results, including extensive portfolio reshaping.

•  Extensive knowledge of, and experience with, the global end markets in which the Company trades.

•  Broad international and domestic Mergers & Acquisitions expertise, including driving growth through M&A, and successful integration of acquired companies.

•  Extensive experience with intellectual/human capital management processes to drive a performance-based culture.

•  Substantial experience managing cyber and information technology personnel and programs.

Item 1: Election of Directors

JENNIFER M. POLLINO Age: 59 Director Since: 2023 Crane Holdings, Co. Director Since: 2013*	Crane Company Committees: Executive; Management Organization and Compensation (Chair); Nominating and Governance

Executive Coach and Consultant, JM Pollino LLC, Charlotte, NC since 2012. Executive Vice President, Human Resources and Communications, Goodrich Corporation, Charlotte, NC (aerospace products manufacturer) from 2005 to 2012. Prior positions at Goodrich included President and General Manager of Goodrich Aerospace’s Aircraft Wheels & Brakes Division and of its Turbomachinery Products Division, and Vice President and General Manager of Goodrich Aerospace, Aircraft Seating Products.

Other Directorships:

•  Hubbell Incorporated since 2020

•  Kaman Corporation since 2015; Lead Independent Director since 2021

•  Wesco Aircraft Holdings, Inc. from 2014 to 2020

•  National Association of Corporate Directors since 2021

Relevant Skills and Experience:

•  Broad experience as an aerospace industry senior executive with responsibility for corporate governance, intellectual capital (human capital), and organizational issues, as well as financial and operational expertise, gained in over 20 years as senior executive and general manager with a leading aerospace products company.

•  Financial expertise gained as controller of savings and loan association and field accounting officer at Resolution Trust Corporation.

•  Certified Public Accountant

Item 1: Election of Directors

JOHN S. STROUP Age: 57 Director Since: 2023 Crane Holdings, Co. Director Since: 2020*	Crane Company Committees: Audit; Management Organization and Compensation

Operating Advisor, Clayton, Dubilier & Rice (a global private equity manager that invests in and builds businesses) since 2020. Former President, Chief Executive Officer, and member of the board of directors from 2005 to May 2020, Chairman from 2016, and Executive Chairman from 2020 to May 2021, of Belden Inc. (a global leader in signal transmission and security solutions).

Other Directorships:

•  Crane NXT, Co. (formerly known as Crane Holdings, Co.) since 2020 (Chairman since 2023)

•  Zurn Elkay Water Solutions Corporation from 2008 to 2023

•  Tenneco from 2020 to 2022

•  Belden, Inc. from 2005 to May 2021; Chairman from 2016 to 2020; Executive Chairman from 2020 to May 2021

Relevant Skills and Experience:

•  More than 30 years of experience in industrial manufacturing of highly engineered products and business strategy development

•  Proven leadership skills with over 15 years of experience as president, chief executive officer and director of a global leader in signal transmission and security solutions

•  Significant experience in driving growth through M&A and strategic portfolio development

Item 1: Election of Directors

JAMES L. L. TULLIS Age: 76 Director Since: 2023 Crane Holdings, Co. Director Since: 1998*	Crane Company Committees: Executive (Chair); Management Organization and Compensation

Chairman, Tullis Health Investors, LLC, Palm Beach Gardens, FL (venture capital investments in the health care industry) from 1988 to the present.

Other Directorships:

•  Crane NXT, Co. (formerly known as Crane Holdings, Co.) since 1998

•  Alphatec Holdings, Inc. since 2018

•  Exagen Diagnostics, Inc. from 2015 to 2023

•  Lord Abbett & Co. Mutual Funds since 2006; Chairman (from 2017 to 2023)

Relevant Skills and Experience:

•  Executive leadership, financial and organizational expertise gained as chief executive officer of venture capital investment group, driving growth through M&A and strategic portfolio development

•  Significant experience and expertise in management, strategy and governance matters gained as director of several public and private companies, including serving as chairman and on the compensation, nominating and governance, audit and executive committees of public companies

Age calculations for all directors are as of the record date.

*   Denotes period of beginning service on the Crane Holdings, Co. (now Crane NXT, Co.) Board of Directors, from which Crane Company was separated in a separation transaction on April 3, 2023.

VOTE REQUIRED

Our by-laws provide that nominees for director and directors running for re-election to the Board without opposition must receive the affirmative vote of a majority of votes cast. Any director who fails to receive the required number of votes for re-election is required by Crane Company policy to tender his or her written resignation to the Chairman of the Board for consideration by the Nominating and Governance Committee.

Item 1: Election of Directors

Independent Status of Directors

Standards for Director Independence

The listing standards of the NYSE, as well as Crane Company’s Corporate Governance Guidelines, require that a majority of the Board be comprised of independent directors. In order for a director to qualify as independent, the Board must affirmatively determine that the director has no material relationship with Crane Company. The Board has adopted the standards set forth below in order to assist the Nominating and Governance Committee and the Board itself in making determinations of director independence. Any of the following relationships would preclude a director from qualifying as an independent director:

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The director is or was an employee, or the director’s immediate family member is or was an executive officer, of Crane Company other than as an interim Chairman or interim CEO, unless at least three years have passed since the end of such employment relationship.

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The director is an employee, or the director’s immediate family member is an executive officer, of an organization (other than a charitable organization) that in any of the last three completed fiscal years made payments to, or received payments from, Crane Company for property or services, if the amount of such payments exceeded the greater of $1 million or 2% of the other organization’s consolidated gross revenues.

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The director has received, or the director’s immediate family member has received, direct compensation from Crane Company, if the director is a member of the Audit Committee or the amount of such direct compensation received during any twelve-month period within the preceding three years has exceeded $120,000 per year, excluding (i) director and committee fees and pension and other forms of deferred compensation for prior services (so long as such compensation is not contingent in any way on continued service); (ii) compensation received as interim Chairman or CEO; or (iii) compensation received by an immediate family member for service as a non-executive employee of Crane Company.

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The director is a current partner of or employed by, or the director’s immediate family member is a current partner of, or an employee who personally works on the financial audit of Crane at a firm that is the internal or external auditor of Crane Company, or the director was, or the director’s immediate family member was, within the last three years a partner or employee of such a firm and personally worked on the Crane Company audit at that time.

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The director is or was employed, or the director’s immediate family member is or was employed, as an executive officer of another organization, and any of Crane Company’s present executive officers serves or served on that other organization’s compensation committee, unless at least three years have passed since the end of such service or the employment relationship.

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The director is a member of a law firm, or a partner or executive officer of any investment banking firm, that has provided services to Crane Company, if the director is a member of the Audit Committee or the fees paid in any of the last three completed fiscal years or anticipated for the current fiscal year exceed the greater of $1 million or 2% of such firm’s consolidated gross revenues.

The existence of any relationship of the type referred to above, but at a level lower than the thresholds referred to, does not, if entered into in the ordinary course of business, preclude a director from being independent. The Nominating and Governance Committee and the Board review all relevant facts and circumstances before concluding that a relationship is not material or that a director is independent. Specifically, the Crane Company Management Organization and Compensation Committee’s evaluation process includes the annual review of (i) direct and indirect relationships between directors and the Company, (ii) a report of transactions with director affiliated entities, (iii) director responses to annual questionnaires, and (iv) Code of Business Conduct and Ethics compliance certifications. In addition, the Nominating and Governance Committee reviews and must approve all charitable contributions in excess of $10,000 made by the Company or through one of the following three independent charitable funds: Crane Fund, Crane Fund for Widows and Children, or Crane Foundation, to any organization for which a director or his or her spouse or other immediate family member serves as a trustee, director, or officer or in any similar capacity. There were no such contributions in 2023.

Crane Company’s Standards for Director Independence, along with its Corporate Governance Guidelines and Code of Business Conduct and Ethics, which apply to Crane Company’s directors and to all officers and other employees, including our Chief Executive Officer, Chief Financial Officer and Controller, are available on our website at www.investors.craneco.com/investors/corporate-governance. See “Code of Business Conduct and Ethics” on page 30.

Item 1: Election of Directors

Independence of Directors

The Nominating and Governance Committee has reviewed whether any of the directors other than Mr. Mitchell, who is the current Chief Executive Officer and Chairman designee of Crane Company, and who served as Chief Executive Officer of Crane Holdings, Co. until the completion of the separation transaction on April 3, 2023, has any relationship that, in the opinion of the Committee, (i) is material (either directly or as a partner, stockholder, director, or officer of an organization that has a relationship with Crane Company) and, as such, would be reasonably likely to interfere with the exercise by such person of independent judgment in carrying out the responsibilities of a director or (ii) would otherwise cause such person not to qualify as an “independent” director under the rules of the NYSE and, in the case of members of the Audit Committee and the Management Organization and Compensation Committee, the additional requirements under Sections 10A and 10C, respectively, of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the associated rules. The Nominating and Governance Committee determined that, other than Mr. Mitchell, all of Crane Company’s current directors and all persons who served as a director of Crane Company at any time from and after the closing of the separation transaction on April 3, 2023 are independent in accordance with the foregoing standards, and the Board has reviewed and accepted the determinations of the Nominating and Governance Committee.

In evaluating the independence of all directors, the Board considered all transactions in which the Company and any director had an interest, including all purchases and sales with other companies on which a director served on that company’s board. The Board determined in each case that such purchases and sales were de minimis, comprising less than 0.01% of the Company’s revenues. The Board evaluated these transactions and determined that they arose in the ordinary course of business and on the same terms and conditions available to other customers and suppliers. With regard to our directors also serving as directors of Crane NXT, Co., the Board considered the payments made to the Company by, and the payments made by the Company to, Crane NXT, Co. for transition services, repayment for third party invoices paid by the other party and tax-related obligations under agreements entered into in connection with the separation transaction. Among other things, the Board concluded that those individuals do not exert influence on the transition services or indemnification processes and that that such payments were on standard, previously negotiated terms that are consistent with terms involved in similar spin-off transactions. Furthermore, in reaching their determinations regarding the independence of the directors (other than Mr. Mitchell), the Committee and the Board applied the Standards for Director Independence described above and determined that there were no transactions that were likely to affect the independence of any director’s judgment.

Board Refreshment

Under the Corporate Governance Guidelines, each director who has attained the age of 75 as of the record date for an annual meeting of stockholders is required to tender his or her resignation from the Board. The Corporate Governance Guidelines also require a director to tender his or her resignation from the Board if there is a significant change in his or her primary job responsibilities that could impact the skills or perspectives they bring to the Board. The Nominating and Governance Committee then makes a recommendation to the Board, based on a review of all relevant circumstances, whether the Board should accept the resignation or ask the director to continue on the Board.

Mr. Tullis, who was a member of the Crane Holdings, Co. Board from 1998 and Chairman since 2020, and a member and Chairman of the Crane Company Board since the separation transaction completed on April 3, 2023, has attained the age of 75 as of the record date and, in accordance with the Company’s director retirement policy, indicated his intention to retire from the Board effective as of the Annual Meeting. The Board reviewed Mr. Tullis’ proposed resignation giving due consideration to Mr. Tullis’ skills, leadership and governance expertise, his significant contributions and experience, and the significant benefits to the Company of leadership stability and continuity following the Company’s recently completed separation transaction. In addition, and very importantly, given the Board’s decision to consolidate the Chairman and CEO roles (See “Board Leadership Structure” on page 27 for a discussion of that decision), the Board felt it would be beneficial to have Mr. Tullis remain on the Board for another year in the capacity of Lead Independent Director, to provide continued independent oversight of management and the CEO, and to assist Mr. Mitchell in transitioning to the Chairman role, the Board requested that Mr. Tullis stand for re-election for a one-year term at the Annual Meeting.

The Nominating and Governance Committee will, from time to time, seek to identify potential candidates for director to sustain and enhance the composition of the Board with an appropriate balance of knowledge, experience, skills, expertise, and diversity of thought, ethnicity, and gender, to enable Crane to formulate and implement its strategic plan.

Item 1: Election of Directors

In this process, the Committee will consider potential candidates proposed by other members of the Board, by management, or by stockholders, and the Committee has the sole authority to retain a search firm to assist in this process, at Crane Company’s expense.

Once a person has been identified by the Nominating and Governance Committee as a potential candidate, the Committee, as an initial matter, may collect and review publicly available information regarding the person to assess whether the person should be considered further. Generally, if the person expresses a willingness to be considered and to serve on the Board, and the Committee believes that the person has the potential to be a good candidate, the Committee would seek to gather additional information from or about the person, review the person’s accomplishments and qualifications in light of any other candidates that the Committee might be considering, and, as appropriate, conduct one or more interviews with the person. In certain instances, Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s background, skills and accomplishments. The Committee’s evaluation process does not vary based on whether or not a prospective candidate is recommended by a stockholder.

Board Effectiveness

Our Board, led by our Nominating and Governance Committee, evaluates the size and composition of our Board at least annually, giving consideration to evolving skills, diversity, perspective, and experience needed on our Board to perform its governance and oversight role as the business grows and evolves and the underlying risks change over time. Below are steps our Board has recently taken to proactively improve our Board effectiveness.

STEPS TO IMPROVE BOARD EFFECTIVENESS

•  Identify director candidates with diverse backgrounds and experiences

•  Annual Board and committee performance self-evaluations

•  Alignment of director strengths with the Company’s strategic goals and objectives

•  Director retirement policy

•  Strict over-boarding policy for directors

•  Adjust the size of the Board as appropriate to meet the governance needs of the Company

OUTCOMES

 Expandedqualifications and diversity of thought, including the number of women and ethnically diverse directors

 Onenew director added at the time of our separation transaction

 Furtherskills added to the board include:

•  Significant international Mergers & Acquisitions experience in the Company’s core markets

•  Public company CEO experience

•  Public company CFO experience

•  Experience in the aerospace/defense sector

•  Cyber/Information security skills and experience

•  Intellectual capital (human capital) development

Nominations by Stockholders

In considering candidates submitted by stockholders, the Nominating and Governance Committee will take into consideration the needs of the Board and the qualifications of the candidate. A stockholder proposing to nominate a director must provide certain information about the nominating stockholder and the director nominee, including the following information and must update such information as of the record date for the meeting:

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the number of shares of Company stock, including details regarding any derivative securities, held by the nominating stockholder and the director nominee and any of their respective affiliates or associates;

Item 1: Election of Directors

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a description of any agreement regarding how the director nominee would vote, if elected, on a particular matter, including a representation that there are no other understandings, obligations or commitments;

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a description of any agreement with respect to compensation as a director from any person other than the Company, including a representation that there are no other understandings, obligations or commitments;

•	a representation that the director nominee will comply with all publicly disclosed Board policies, including those relating to confidentiality;

•	a completed questionnaire similar to the one required of existing directors, a copy of which the Corporate Secretary will provide upon request;

•	a description of any material interest the nominating stockholder has in any such nomination; and

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any other information about the proposed candidate that would, under the proxy rules of the Securities and Exchange Commission (the “SEC”), be required to be included in our proxy statement if the person were a nominee.

Such notice must also be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director, if elected. A complete description of the requirements relating to a stockholder nomination is set forth in our by-laws.

Any stockholder recommendation for next year’s annual meeting, together with the information described above, must be sent to the Corporate Secretary at 100 First Stamford Place, 4th Floor, Stamford, CT 06902 and, in order to allow for timely consideration, must be received by the Corporate Secretary not less than 90 days, and not more than 120 days prior to April 22, 2025.

Majority Voting for Directors and Resignation Policy

Our by-laws provide that nominees for director and directors running for re-election to the Board without opposition must receive a majority of votes cast. Any director who fails to receive the required number of votes for re-election is required by Crane Company policy to tender his or her written resignation to the Chairman of the Board for consideration by the Nominating and Governance Committee. The Committee will consider such tendered resignation and make a recommendation to the Board concerning the acceptance or rejection of the resignation. In determining its recommendation to the Board, the Committee will consider all factors deemed relevant by the members of the Committee including, without limitation, the stated reason or reasons why stockholders voted against such director’s re-election, the qualifications of the director, and whether the director’s resignation from the Board would be in the best interests of the Company and its stockholders.

Board’s Role and Responsibilities

The Board is responsible for, and is committed to, overseeing the business and affairs of the Company and providing guidance for sound decision making, accountability and ethical professional conduct. It reviews the performance of our management and establishes guidelines and performance targets for our executive compensation program. The Board has adopted a comprehensive set of Corporate Governance Guidelines that set forth the Company’s governance philosophy, policies, and practices, and provide a framework for the conduct of the Board’s business.

Strategic Oversight

Our Board takes an active role in overseeing management’s formulation and implementation of its strategic plan. It receives a comprehensive overview of management’s strategic plan for all of the Company’s businesses at least annually, receives regular updates from consultants, financial advisors, and other experts on the global capital markets and industrial manufacturing environment, and receives periodic updates from individual businesses on their strategic plans at other regularly scheduled Board meetings throughout the year. The Board provides insight and feedback to senior management, and, if necessary, challenges management on the Company’s strategic direction. The Board also monitors and evaluates, with the assistance of the Chief Executive Officer, the Company’s strategic results, and approves all material capital allocation decisions.

Item 1: Election of Directors

Environmental, Social and Governance (“ESG”) Oversight

ESG strategies and initiatives are overseen by the Board. Our Board takes an active role in its oversight by reviewing ESG matters relevant to the Company’s business, including environmental, sustainability, corporate governance and diversity, equity, and inclusion. At least annually, the Board receives a comprehensive review of management’s plan for the Company with respect to philanthropy, sustainability, and equality initiatives and reviews the Company’s prior year initiatives and performance on these important issues. (See “Corporate Governance and Sustainability” on page 32). Our Board also receives periodic reports from management regarding the Company’s efforts, initiatives, and performance with respect to these metrics and is not only responsible for the oversight of the Company’s ESG commitments, but for periodically reviewing the Company’s policies and practices regarding ESG matters.

Cyber and Information Security Risk Oversight

Tone at the Top

Our approach to cybersecurity begins with our desire to maintain strong governance and controls to effectively manage and reduce security risks. Security begins with our “tone at the top”, where Company leadership consistently communicates the requirements for vigilance and compliance throughout the organization, and then leads by example. The cybersecurity program is led by Crane’s Chief Information Security Officer, who provides periodic updates to the Audit Committee of our Board of Directors, annual updates to the full Board of Directors, and regular reports to the executive management team about the program, including information about cyber risk management governance and the status of ongoing efforts to strengthen cybersecurity effectiveness. The entire Board of Directors ultimately is responsible for overseeing management’s risk assessment and risk management processes designed to monitor and mitigate information security risks, including cyber risks. The Company maintains cyber risk and related insurance policies as a measure of added protection.

Our Team and Capabilities

Our cybersecurity program is staffed by a team of highly skilled cybersecurity professionals, including over 24 dedicated internal cybersecurity resources. Four members of the security team currently have Certified Information Systems Security Professional (CISSP) credentials, many hold one or more Global Information Assurance Certification (GIAC)/The Sans Institute (SANS) cybersecurity certificates, and in total the team has over 70 security and network certifications. Our response team members are in various global locations to ensure 24/7 monitoring and response capabilities and are backed by a 24/7 Managed Security Services Provider (MSSP) who monitors cybersecurity alerts. The program incorporates industry standard frameworks, policies and practices designed to protect the privacy and security of our sensitive information, backed by a suite of best-in-class security technologies and tools to implement and automate security protections for our networks, employees, and customers.

Our Program and Results

We utilize a risk-based, multi-layered information security approach following the National Institute of Standards and Technology (NIST) Cybersecurity Framework (CSF) and the Center for Internet Security (CIS) critical security controls. We have adopted and implemented an approach to identify and mitigate information security risks that we believe is commercially reasonable for manufacturing companies of our size and scope and commensurate with the risks we face. From the completion of the Company’s separation from Crane Holdings on April 3, 2023, and during the past five years (as Crane Holdings), no attempted cyber-attack or other attempted intrusion on our information technology networks has resulted in a material adverse impact on our operations or financial results, in any penalties or settlements, or in the loss or exfiltration of Company data. In the event an attack or other intrusion were to be successful, we have a response team of internal and external resources engaged and prepared to respond.

Crane has not experienced a material third-party security breach, but recognizes the inherent cyber risks associated with relying on third-party vendors such as cloud service providers, software vendors, data processors, and IT service providers with access to company information, systems, or processes. Crane is committed to managing these risks responsibly and transparently and has an active process in place to assess and reduce that risk, including performing due diligence on third-party vendors before onboarding and evaluating and assessing their cybersecurity policies,

Item 1: Election of Directors

procedures, incident response plans, and relevant certifications (e.g., SOC 2, ISO 27001, etc.). We continuously monitor publicly available information about our third-party vendors for reports of security incidents and fully investigate any reports for impact to Crane systems or information and take appropriate measures to limit the impact to Crane in the event of a third-party security incident.

Education and Awareness

We educate and share best practices globally with our employees to raise awareness of cybersecurity threats. As part of our internal training process, we maintain an annual training for all employees on cybersecurity standards and provide monthly training on how to recognize and properly respond to phishing, social engineering schemes and other cyber threats. The Company uses advanced systems to block and analyze all email for threats, as well as equip our employees with an intuitive mechanism to easily report suspicious emails which are analyzed by our security systems and dedicated incident response team. Monthly “test” phishing emails are sent to our associates. Any failures trigger a retraining exercise if not properly reported and a monthly training vignette on cybersecurity awareness. To round out our robust awareness program, we have specific and regular training for our IT professionals, and we periodically engage independent third parties to test our information security processes and systems as part of our overall enterprise risk management program.

Risk Oversight

The Board recognizes its duty to assure itself that the Company has effective procedures for assessing and managing risks to the Company’s operations, financial position, and reputation, including compliance with applicable laws and regulations. The Board has charged the Audit Committee with responsibility for monitoring the Company’s processes and procedures for risk assessment, risk management, and compliance, which includes receiving regular reports on material litigation, environmental remediation activities, and on any violations of law or Company policies and resultant corrective action. The Audit Committee receives regular reports regarding these matters from management (at least quarterly). The Company’s Director of Compliance and Ethics, as well as the Chief Audit Executive, have regular independent communications with the Audit Committee. The Chair of the Audit Committee reports any significant matters to the Board as part of his briefing on the Committee’s meetings and activities.

The Board receives an annual presentation by management on the Company’s risk management practices. The Board also receives reports from management at each meeting regarding operating results, pending and proposed acquisition and divestiture transactions (each of which must be approved by the Board before completion), capital expenditures (material capital expenditures above $5 million require Board approval), and other matters.

In addition, the Management Organization and Compensation Committee of the Board has established a process for assessing the potential that the Company’s compensation plans and practices may encourage executives to take risks that are reasonably likely to have a material adverse effect on the Company. The conclusions of this assessment are set forth in the Compensation Discussion and Analysis section under the heading “Compensation Risk Assessment” on page 60.

Item 1: Election of Directors

Coordination Among Board Committees Regarding Risk Oversight

AUDIT COMMITTEE	MANAGEMENT ORGANIZATION AND COMPENSATION COMMITTEE	NOMINATING AND GOVERNANCE COMMITTEE

•  Financial reporting risk

•  Legal and compliance risk

•  Selection, performance assessment and compensation of the independent auditor

•  Cyber/Information security risk

•  Fraud risk

•  Environmental risk

•  Performance assessment and compensation of the CEO and other executive officers

•  Management succession planning and intellectual capital (human capital) development

•  Risk review of incentive compensation arrangements

• Governance risk • Independence of directors • Board succession planning • Board and committee performance evaluation

Management Succession Planning and Intellectual Capital

We have a comprehensive Intellectual Capital (“IC”) process at Crane Company that encompasses careful and rigorous talent selection, systematic training and personalized development, and an annual assessment of performance and potential. Our Board and the Management Organization and Compensation Committee take an important role in our human capital management and the IC process. The Management Organization and Compensation Committee has the primary responsibilities for (i) assuring that the Company’s management development and succession planning policies and procedures are sound and effective, (ii) evaluating the performance of the Chief Executive Officer and other members of senior management, and (iii) regularly reporting its findings and recommendations to the Board. A key element of the IC process is the identification of management succession needs and opportunities, whether arising from natural career growth and development, voluntary turnover, retirements, or other causes. Such management succession planning forms part of our annual strategy review process for each of our businesses, and the senior management levels are reviewed with the Board at least annually. The Board’s oversight and involvement in the annual review of senior management level succession needs and opportunities promotes the identification and development of a pipeline of strong performance-focused senior leaders that possess diverse skills and talents.

Stockholder Engagement

Crane Company regularly meets with current and potential stockholders, both to provide transparency about its operations and results, and to better understand the investment community’s perception of the Company’s performance and corporate strategy. Crane Company typically hosts an annual investor day event to provide a thorough review of the prior year’s results, to discuss the Company’s outlook for the current year, and to review the Company’s portfolio and capital allocation strategies. In 2023, our investor day event was held on March 9, the same day as Crane NXT, Co’s investor day event so that potential investors could learn about both post-separation entities.

During 2023, the Company also participated in meetings, phone calls and video conference calls with approximately 330 different investors at conferences, during investor roadshows, and in response to direct investor inquiries, an increase of approximately 69% from the prior year. The substantial increase in investor interaction during 2023, following a similar increase in the prior year, reflected our continued efforts to ensure thorough and transparent communications about the separation transaction, and to educate investors about post-separation Crane.

Our Vice President of Investor Relations and/or our Chief Financial Officer provide feedback from the investor and analyst meetings formally to the Board on a quarterly basis. Additional viewpoints and commentary from investors and

Item 1: Election of Directors

analysts are incorporated into our comprehensive strategic review which is presented to the Board at least annually, and on an ad hoc basis as appropriate.

Stockholder Communications with Directors

The Board has established a process to receive communications from stockholders and other interested parties. Stockholders and other interested parties may contact any member (or all members) of the Board, any Board committee, or any Chair of any such committee by mail or electronically. To communicate with the Board, any individual director or any group or committee of directors, correspondence should be addressed to the Board or any individual director or group or committee of directors by either name or title. All such correspondence should be sent to Crane Company c/o Corporate Secretary,100 First Stamford Place, 4th Floor, Stamford, CT 06902. To communicate with any of our directors electronically, stockholders should use the following e-mail address: corpsec@craneco.com.

All communications received as set forth in the preceding paragraph will be opened by the office of the Corporate Secretary for the sole purpose of determining whether they contain a message to our directors. Any contents will be forwarded promptly to the addressee unless they are in the nature of advertising or promotion of a product or service or are patently offensive or irrelevant. To the extent that the communication involves a request for information, such as an inquiry about the Company or stock-related matters, the Corporate Secretary’s office may handle the inquiry directly. In the case of communications to the Board or any group or committee of directors, the Corporate Secretary’s office will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the communication is addressed.

Board Structure

Board Leadership Structure

Our by-laws do not require that the roles of Chairman of the Board and Chief Executive Officer be held by different individuals, as the Board believes that effective board leadership structure can be highly dependent on the experience, skills, and personal interaction between persons in leadership roles and the needs of the Company at the time. Following the completion of the separation transaction these leadership roles were filled separately by our non-employee Chairman of the Board, James L. L. Tullis, who possesses extensive experience with the Company and with Crane Holdings, Co. prior to the separation, and by our Chief Executive Officer, Max H. Mitchell. At a regular Board meeting in January 2024, the Board unanimously determined that it would be in the best interests of the Company and its stockholders to combine the Chairman and CEO roles and to ensure continued good governance and independent oversight, appoint annually a director to serve in the newly created role of Lead Independent Director, both effective at the Annual Meeting. In making this determination, the Board considered the Company’s recent separation from Crane Holdings, Co., and the benefit of Board leadership under Mr. Mitchell, who has served as the Company’s Chief Executive Officer since 2014 (inclusive of his time as Chief Executive Officer of Crane Holdings, Co.), accumulated extensive day-to-day knowledge of the Company’s operations and long term needs, and driven its successful portfolio reshaping, strategic plan, and growth initiatives during his tenure. The Board also considered its current composition of diverse, experienced, skilled professionals all of whom have been determined to be independent directors (other than Mr. Mitchell). Furthermore, to assist in transitioning to this leadership structure change and to provide for the continued independent oversight of management and the CEO/Chairman, the Board established the position of Lead Independent Director. To facilitate this transition, and to assist Mr. Mitchell in assuming the duties of Chairman, the Company’s former Chairman, James L.L. Tullis was appointed to serve as Lead Independent Director, effective at the Annual Meeting.

The Board will continue to monitor and assess its leadership structure to ensure it best serves the needs of the Company and its stockholders.

Item 1: Election of Directors

Committees of the Board

The Board has established an Audit Committee, a Management Organization and Compensation Committee, and a Nominating and Governance Committee. The Board also established an Executive Committee, which meets when a quorum of the full Board cannot be readily convened. The memberships of these committees are as follows:

Roles and Responsibilities

The Audit Committee is the Board’s principal agent in fulfilling legal and fiduciary obligations with respect to matters involving the Company’s accounting, auditing, financial reporting, internal control, legal compliance functions, risk management and conflicts of interest. The Audit Committee has the authority and responsibility for the appointment, retention, compensation, and oversight of our independent auditors.

Independence

All members of the Audit Committee meet the independence and expertise requirements of the NYSE, and all qualify as “independent” under the provisions of SEC Rule 10A-3. In addition, the Board has determined that all the members of the Committee are an “audit committee financial expert” as defined in regulations of the SEC. The Crane Holdings, Co. Audit Committee met two times prior to the separation and the Crane Company Audit Committee met two times in 2023. The Audit Committee’s report appears beginning on page 38.

Audit Committee

Chair

M. Benante

Members

S. Kapoor

R.C. Lindsay

E. McClain

J. S. Stroup

Crane Holdings, Co.

Pre-Separation Chair

M. Benante

Pre-Separation Members

M. Dinkins

R.C. Lindsay

E. McClain

J. S. Stroup

Roles and Responsibilities

The duties of the Management Organization and Compensation Committee include: coordinating the annual evaluation of the Chief Executive Officer; recommending to the Board all actions regarding compensation of the Chief Executive Officer; approving the compensation of other executive officers and reviewing the compensation of other officers and business unit presidents; reviewing director compensation; administering the annual incentive compensation plans and stock incentive plan; reviewing and approving any significant changes in, or additions to, compensation policies and practices, including benefit plans; and reviewing management development and succession planning policies.

Independence

All members of the Management Organization and Compensation Committee, prior to and following the closing of the separation transaction, meet the independence requirements of the NYSE. The Crane Holdings, Co. Management Organization and Compensation Committee met three times prior to the separation and the Crane Company Management Organization and Compensation Committee met three times in 2023. The Management Organization and Compensation Committee’s report appears on page 63.

Management Organization and Compensation Committee

Chair

J.M. Pollino

Members

E. McClain

C.G. McClure

J.S. Stroup

J.L.L. Tullis

Crane Holdings, Co.

Pre-Separation Chair

J. M. Pollino

Pre-Separation Members

E. McClain

C. G. McClure, Jr.

J. S. Stroup

J. L. L. Tullis

Item 1: Election of Directors

Roles and Responsibilities

The duties of the Nominating and Governance Committee include developing criteria for the selection of and identifying potential candidates for service as directors, policies regarding tenure of service and retirement for members of the Board, and responsibility for and oversight of corporate governance matters, including director independence and Board and Committee evaluations.

Independence

All members of the Nominating and Governance Committee, prior to and following the closing of the separation transaction, meet the independence requirements of the NYSE. The Crane Holdings, Co. Nominating and Governance Committee met two times prior to the separation and the Crane Company Nominating and Governance Committee met two times in 2023.

Nominating and Governance Committee

Chair

R. C. Lindsay

Members

M.R. Benante

C.G. McClure

J.M. Pollino

Crane Holdings, Co.

Pre-Separation Chair

R. C. Lindsay

Pre-Separation Members

M. R. Benante

M. Dinkins

C. G. McClure, Jr.

J. M. Pollino

Roles and Responsibilities

The Board has also established an Executive Committee, which meets when a quorum of the full Board cannot be readily convened. The Executive Committee may exercise any of the powers of the Board, except for approving an amendment of the Certificate of Incorporation or by-laws; adopting an agreement of merger or sale of all or substantially all of Crane Company’s assets or dissolution of Crane Company; filling vacancies on the Board or any committee thereof; or electing or removing officers. Neither the Crane Holdings, Co. Executive Committee nor the Crane Company Executive Committee held any meetings during 2023.

Executive Committee Chair J.L.L. Tullis Members M. H. Mitchell J.M. Pollino Crane Holdings, Co. Pre-Separation Chair J. L. L. Tullis Pre-Separation Members M. H. Mitchell J. M. Pollino

Item 1: Election of Directors

Executive Sessions of Non-Management Directors

Prior to the completion of the separation transaction, all three meetings of Crane Holdings, Co.’s board of directors and all four of the meetings of the Crane Company Board during 2023 included executive sessions without management present. All such meetings were presided over by James L. L. Tullis, Chairman of the Crane Holdings, Co. board prior to the separation and the Crane Company Board following the separation. Crane Company’s Corporate Governance Guidelines require our non-management directors to meet in executive session without management on a regularly scheduled basis, but not less than two times a year. Beginning with the implementation of our new governance structure effective as of the Annual Meeting, the Lead Independent Director presides at executive sessions, unless he or she is unavailable, in which case the presiding person at executive sessions rotates on an annual basis among the Chairs of the Nominating and Governance Committee, the Audit Committee, and the Management Organization and Compensation Committee. If the designated person is not available to chair an executive session, then the non-management directors select a non-management director to preside.

Board Meetings and Attendance

The Crane Holdings, Co. Board met three times prior to the separation and the Crane Company Board met four times during 2023 following the separation. Each director attended 100% of the Board and committee meetings held in the respective period during which he or she was a director and committee member of Crane Holdings, Co. and/or Crane Company. In addition, it is Crane Company’s policy that each of our directors attend our annual meetings either in person, virtually or telephonically.

Board Processes

Board and Committee Evaluation Process

Board and committee evaluations play a critical role in ensuring the effective functioning of the Board. It is essential to monitor the Board, committee, and individual director performance and consider and act upon the feedback provided by each Board member. The Nominating and Governance Committee, in consultation with the Chairman of the Board, is charged with facilitating an annual self-assessment of the Board’s performance, as well as an annual self-assessment undertaken by each committee of the Board. The multistep evaluation process begins with a questionnaire, and includes discussions with the Chairman and Board members, and discussions between Committee Chairs and the members of their respective committee. The results are provided to the full Board, and the Board’s policies and practices are updated as appropriate to reflect director feedback.

Director Education

It is important for directors to stay current and informed on developments in corporate governance best practices in order to effectively discharge their duties. Our directors are provided updates on corporate governance developments at regularly scheduled board meetings and are encouraged to participate in programs offered by nationally recognized organizations that specialize in director education. The Company reimburses its directors for their reasonable costs and attendance fees to participate in such programs.

Code of Business Conduct and Ethics

Crane Company is committed to conducting its business in compliance with all applicable laws, rules and regulations and in accordance with the highest standards of business ethics. Accordingly, the directors, officers and all Company employees are required to act in accordance with Crane Company’s Code of Business Conduct and Ethics. Our Code of Business Conduct and Ethics covers many areas of professional ethical conduct, including the protection and proper use of Company assets, confidentiality, conflicts of interest, compliance with laws and fair dealing with competitors, employees and other Company stakeholders. A copy of the Code of Business Conduct and Ethics is available on our website at www.craneco.com/investors/corporate-governance.

Item 1: Election of Directors

Conflicts of Interest; Transactions with Related Persons

Crane Company has established two written Conflict of Interest Policies: CP-103, to which all officers and salaried employees are subject, and CP-103D, to which non-employee directors are subject. Those who are subject to the policies are required to disclose to the General Counsel in writing each outside relationship, activity, and interest that creates a potential conflict of interest, including prior disclosure of transactions with third parties. The General Counsel will determine whether the matter does or does not constitute an impermissible conflict of interest, or may in his or her discretion refer the question to the Audit Committee, which is responsible for reviewing significant conflicts of interest involving directors or executive officers and/or the Nominating and Governance Committee, which is responsible for reviewing director nominee independence requirements. The respective Committees will review the facts and make a recommendation to the Board. All directors, executive officers, and other salaried employees are required to certify in writing each year whether they are personally in compliance with CP-103 or CP-103D, as applicable, and whether they have knowledge of any other person’s failure to comply. In addition, each director and executive officer is required to complete an annual questionnaire which calls for disclosure of any transactions above a stated amount in which the director or officer or any member of his or her family has a direct or indirect material interest. The Board is of the opinion that these procedures in the aggregate are sufficient to allow for the review, approval, or ratification of any “Transactions with Related Persons” that would be required to be disclosed under applicable SEC rules.

Company Policy Regarding Hedging Transactions

The Company’s Policy on Trading in Company Stock prohibits members of the Board of Directors, executive officers, and certain other employees designated as “Employee Insiders” (generally, employees involved in compiling or having access to monthly operating forecasts or other Company-wide financial information) from engaging in any hedging transactions. The policy applies to any transaction that allows the individual to continue to own the covered securities, but without the full risks and rewards of ownership, such as zero-cost collars and forward sale contracts. The policy applies to any Company stock owned by the individual, whether acquired through equity compensation awards or otherwise.

Corporate Governance Documents

The Board has adopted Corporate Governance Guidelines which reflect the Board’s commitment to monitor the effectiveness of policy-making and decision-making at both the Board and management levels, with a view to enhancing long-term stockholder value. The Corporate Governance Guidelines are available on our website at www.investors.craneco.com/investors/corporate-governance.

Copies of the charters of the Board committees are available on our website at www.investors.craneco.com/investors/corporate-governance/Audit Committee; www.investors.craneco.com/investors/corporate-governance/Management Organization and Compensation; and www.investors.craneco.com/investors/corporate-governance /Nominating and Governance, respectively.

Item 1: Election of Directors

Corporate Governance and Sustainability

We value global diversity, respect human rights and the rule of law, and recognize environmental management among our highest priorities throughout the Company. In embracing this important topic, we have established an executive management committee and created a management position to identify and track metrics on philanthropy, sustainability and equality. This committee publishes a separate report on the Company’s efforts and performance against established targets with respect to philanthropy, sustainability, and equality, which can be found at www.craneco.com/pse. In summary of the details found in that report, following are examples of our actions and policies aimed at health and safety, philanthropy, diversity and inclusion, protecting the environment, governance and ethics, and supply chain management.

Health & Safety

•  Strongly committed to the health and safety of our associates, and strive to continuously reduce the incidence and severity of job-related injuries

•  Utilize safe technologies, training programs, effective risk management practices, and sound science in our operations to minimize risk to our associates

Philanthropy

•  Embrace philanthropy around the world, providing paid time off during the workday for our associates to volunteer and support charitable causes important to them

•  Annually facilitate the donation of approximately $19 million through three independent charitable funds (the largest of which is also our largest shareholder), to former associates in need, to local organizations in the communities in which our businesses operate, and in support of important global relief efforts

Diversity & Inclusion

•  Commitment to diversity on our Board, and across our global workforce, with a focus on developing an inclusive and high-performance culture with trust and respect

•  Focused development for our associates leveraging a structured intellectual capital process with constructive reviews and various talent/leadership development initiatives endorsed by the executive management team

Protecting the Environment

•  Comply with all applicable environmental laws governing the use, storage, discharge, and disposal of hazardous or toxic material

•  Seek to improve the sustainable operation of our facilities through the efficient use of energy, and commitment to reducing emissions, waste and water consumption

Governance & Ethics

•  Annual review of Corporate Governance Guidelines by the Board and outside experts

•  Code of Business Conduct and Ethics adopted by our Board, as well as anti-bribery policies, and policies prohibiting the Company from engaging in the political process (associates, however, are encouraged to participate in the political process privately if they wish, on their own time and using their own resources)

•  Mandatory annual training for associates on ethics and anti-bribery

•  Maintain an actively managed ethics hotline, with dedicated investigative resources to promptly and thoroughly review and resolve all hotline submissions

Supply Chain Management

•  Regularly audit and assess our supply chain

•  Maintain a strict supplier code of conduct that sets expectations about supplier behavior with respect to compensation, hours of labor, coercion and harassment, discrimination, workplace safety, environmental protection, and commercial bribery

Item 1: Election of Directors

Compensation of Directors

Director Compensation Program

Our director compensation program is reviewed annually by the Management Organization and Compensation Committee’s independent consultant and all changes are intended to align the program generally with the peer group median. The members of the Board, other than Mr. Mitchell (who did not receive compensation for his service as a director for Crane Company and who did not receive compensation as a director while serving as Chief Executive Officer of Crane Holdings, Co. prior to the separation transaction), receive the following compensation:

•

A retainer of $230,000 per year, payable $90,000 in cash and $140,000 in the form of Deferred Stock Units (“DSUs”) of equivalent value; the terms of DSUs are described below. A director may also elect to receive up to 100% of the cash retainer in DSUs or elect to receive all or a portion of the cash retainer in fully vested shares of Crane Company stock;

•	A retainer of $25,000 per year for the Chair of the Audit Committee, payable in cash;

•	A retainer of $17,500 per year for each of the Chair of the Management Organization and Compensation Committee and the Chair of the Nominating and Governance Committee, payable in cash; and

•

A retainer of $10,000 per year for each member of the Audit Committee other than the Chair; $7,500 per year for each member of the Management Organization and Compensation Committee or the Nominating and Governance Committee other than the Chair; and $2,000 per year for each member of the Executive Committee other than the Chief Executive Officer, in each case, payable in cash;

No meeting fees will be paid unless the total number of meetings exceeds three more than the regularly scheduled meetings of the Board and the relevant committees. The compensation of Mr. Mitchell, who was Chief Executive Officer of Crane Holdings, Co. until the closing of the separation transaction on April 3, 2023 and is the Chief Executive Officer of Crane Company, in addition to having been a director of Crane Holdings, Co. since January 31, 2014 and a director of Crane Company since the separation, is shown in the 2023 Summary Compensation Table on page 65.

Mr. Tullis, the non-employee Chairman of the Board of Crane Holdings, Co., serving in that role until the closing of the separation transaction on April 3, 2023, and following the closing of the separation transaction, the non-employee Chairman of the Board of the Company, received the same annual retainer as a non-employee director plus an incremental retainer of $135,000 per year, payable in cash (or up to 100% in DSUs or fully vested shares, at the election of the Chairman). The Company also had a time-sharing agreement with Mr. Tullis under which he was permitted personal use of the corporate aircraft, for which he reimbursed Crane Company the aggregate incremental cost. See “Other Arrangements with our Named Executive Officers—Use of Company Aircraft” on page 62. As noted earlier on page 27, Mr. Tullis will transition from Chairman to Lead Independent Director effective as of the Annual Meeting, and Mr. Mitchell will serve as Chairman and Chief Executive Officer. In this role, Mr. Tullis will assist Mr. Mitchell in transitioning to the Chairman role to ensure seamless Board leadership succession, and the Committee determined that Mr. Tullis’ incremental retainer as Lead Independent Director, including access to the Company aircraft, will continue as it had been while he was Chairman. Following the conclusion of this one-year transition period, the incremental retainer for the Lead Independent Director role is expected to align with the importance of the new role to the Company and the time commitment required, and will not include access to the Company aircraft.

The Management Organization and Compensation Committee, which is composed solely of independent directors, has the primary responsibility for reviewing and considering any revisions to our director compensation program. Prior to the separation, the Crane Holdings’ Management Organization and Compensation Committee undertook its annual review of the type and form of compensation paid to our non-employee directors in connection with their service on the Board and its committees for fiscal year 2023 and considered the results of an independent analysis completed by Frederic W. Cook & Co., Inc. (“FW Cook”). As part of this analysis, FW Cook reviewed non-employee director compensation trends and data from companies comprising the same compensation peer group used by the Management Organization and Compensation Committee in connection with its review of executive compensation. Pursuant to this compensation review process, and after considering FW Cook’s advice on industry best practice regarding the timing of equity grants, the Committee determined that no changes in the retainers for Board members were required, and maintained the current retainers set forth above. Further pursuant to this review, the Committee determined that no changes in the retainers for committee Chairpersons and members were required, and maintained the current retainers set forth above.

Item 1: Election of Directors

DSUs are issued each year, generally as of the date of the annual meeting and pro-rated, if necessary; are forfeitable if the director ceases to remain a director until Crane Company’s next annual meeting, except in the case of death, disability, or change in control; and entitle the director to receive an equivalent number of shares of Crane Company stock, plus accumulated dividends, upon the director’s ceasing to be a member of the Board. On April 24, 2023, each non-employee Company director received DSUs pursuant to the Crane Company 2023 Stock Incentive Plan (the “Stock Incentive Plan”) as follows: Messrs. Benante, Lindsay, Stroup and Tullis, and Ms. Pollino, each received 1,897 DSUs, Mr. Kapoor received 3,117 DSUs, Ms. McClain received 2,141 DSUs, and Mr. McClure, Jr., received 2,507 DSUs.

In connection with the separation, all DSUs previously issued by Crane Holdings, Co. that were held by then directors of Crane Holdings, Co. and outstanding immediately prior to the consummation of the separation transaction, were adjusted using the shareholder method. Pursuant to the adjustment, each pre-separation Deferred Stock Unit of Crane Holdings, Co. was adjusted into a Crane NXT, Co. DSU (under the Crane Holdings’ 2018 Stock Incentive Plan) and a Crane Company equity award (issued under our Stock Incentive Plan), with one Crane Company share for each pre-separation Holdings share The DSUs continue to be governed by the same general terms and conditions as were in place immediately prior to the consummation of the separation transaction. As a result, directors who held Crane Holdings, Co. DSUs now have both Crane Holdings Co. (now Crane NXT, Co.) and Crane Company DSUs. The Crane NXT, Co. DSUs will be payable at the same time as the corresponding Crane Company DSUs after the director ceases to be a member of the Crane Company Board.

Stock Ownership Guidelines for Directors

The Board has adopted stock ownership guidelines that require each director to hold shares of Crane Company stock having a fair market value not less than five times the cash portion of the annual retainer for directors (currently $90,000). A director must have attained this ownership level by the fifth anniversary of his or her first election as a director. As a result of the completion of the separation transaction on April 3, 2023, resulting in the Company being a newly formed independent public company, no directors have attained their fifth anniversary of service. However, all Directors have attained the required ownership levels except Mr. Kapoor, who joined the Board in April 2023. Mr. Kapoor is making what the Board believes to be reasonable progress towards compliance with this ownership guideline.

Director Compensation in 2023

The following table shows the actual compensation earned in 2023 of all directors since the completion of the separation transaction, except for Mr. Mitchell, Chief Executive Officer, who does not receive compensation as a director and whose compensation is shown in the 2023 Summary Compensation Table on page 65.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Total ($)

M. R. Benante	65,067	148,487	213,554

S. Kapoor	7,500	231,682	239,182

R. C. Lindsay	88,125	152,587	240,712

E. McClain	67,125	168,683	235,808

C. G. McClure, Jr.	45,000	192,804	237,804

J. M. Pollino	87,750	150,349	238,099

J. S. Stroup	80,625	143,016	223,641

J. L. L. Tullis	175,875	155,320	331,195

(1)	Amounts in this column include the cash value of vested shares of Crane Company common stock received in lieu of cash retainers at the election of the director.

(2)

Amounts shown in this column reflect the grant date fair value for awards of DSUs made during the indicated year. The grant date fair value of each DSU granted on April 24, 2023, was $73.79. The assumptions on which this valuation is based are set forth in Note 8 to the audited financial statements included in Crane Company annual report on Form 10-K filed with the SEC on

Item 1: Election of Directors

February 26, 2024. Awards of DSUs during 2023, all made pursuant to the Crane Company 2023 Stock Incentive Plan following the separation transaction, were as follows:

•

1,897 DSUs to each of Messrs. Benante, Lindsay, Stroup and Tullis, and Ms. Pollino; 2,141 DSUs to Ms. McClain; 3,117 DSUs to Mr. Kapoor, and 2,507 DSUs to Mr. McClure, Jr., on April 24, 2023, in connection with the separation transaction.

•

An aggregate of 94 additional DSUs to Mr. Benante; 19 additional DSUs to Mr. Kapoor; 140 additional DSUs to Mr. Lindsay; 119 additional DSUs to Ms. McClain, 87 additional DSUs to Mr. McClure, Jr.; 115 additional to Ms. Pollino; 34 additional DSUs to Mr. Stroup; 171 additional DSUs to Mr. Tullis, all in connection with the payment of regular quarterly dividends following the separation transaction, paid on June 8, 2023, September 13, 2023, and December 13, 2023.

Director Stock Ownership

All of the Company’s directors own stock in the Company. For more information regarding each director’s overall beneficial ownership, see “Beneficial Ownership of Common Stock by Directors and Management” on page 87.

ITEM 2: RATIFICATION OF THE SELECTION OF AUDITORS

PROPOSAL 2 The Board recommends voting FOR the Ratification of the Selection of Deloitte & Touche LLP as the Company’s independent auditors for 2024

The Board proposes and recommends that the stockholders ratify the Audit Committee’s selection of the firm of Deloitte & Touche LLP as independent auditors for Crane Company for 2024. Deloitte & Touche LLP has been Crane Company’s independent auditor since 2023 and the independent auditors of Crane Holdings, Co. from 1979 through the completion of the separation transaction on April 3, 2023. Although ratification of this selection is not required by law, the Board believes it is desirable as a matter of corporate governance. If the stockholders do not ratify the selection of Deloitte & Touche LLP, the Audit Committee will reconsider the appointment of Deloitte & Touche LLP as Crane’s independent auditor. We expect that representatives of Deloitte & Touche LLP will join the virtual Annual Meeting, where they will have an opportunity to respond to appropriate questions and make a statement if they desire to do so.

Unless otherwise directed by the stockholders, proxies that are properly executed and returned or submitted electronically will be voted for approval of the ratification of Deloitte & Touche LLP to audit our consolidated financial statements for 2024.

Annual Evaluation and Selection of Auditors

The Audit Committee is responsible for selecting, in its sole discretion, the firm of independent auditors to audit Crane’s financial statements for each fiscal year. The Audit Committee is also directly responsible for the appointment, compensation, retention, and oversight of the work of the independent auditors, including resolution of any disagreements that arise between management and the auditor regarding financial reporting or other audit, review or attest services for the Company. The independent auditors report directly to the Audit Committee.

The Audit Committee annually reviews and evaluates the performance of the Company’s independent auditors. In evaluating the independent auditors, the Audit Committee considers, among other things, the quality of the independent auditor’s service, the sufficiency of its resources, its independence and objectivity, and the length of time the firm has been engaged as the Company’s independent auditors.

Principal Accounting Firm Fees

Set forth below is a summary of the fees for the years ended December 31, 2023, to the Company’s principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates:

	2023	2022

	(in thousands)

Audit fees(a)	$6,215	$10,019

Audit-related fees(b)	$260	$275

Tax fees(c)	$197	$596

All other fees(d)	$3	$3

Total	$6,675	$10,893

(a)

Audit services in 2023 consisted of: (i) the regular annual audit of Crane Company’s annual financial statements; (ii) reviews of the Company’s quarterly financial statements; (iii) Sarbanes-Oxley Act, Section 404 attestation matters; (iv) statutory and regulatory audits, other services related to SEC matters, and audit services in connection with the Form 10 Registration Statement and effectiveness of the separation transaction. Audit services were lower in 2023 as 2022 included fees related to multiple year carve-out audits of Crane NXT and Crane Company’s financial statements in connection with the Form 10 Registration statement required for the separation transaction.

(b)	Audit-related services consisted of: (i) benefit plan audits; (ii) agreed-upon procedures reports; and (iii) financial accounting and reporting consultations.

Item 2: Ratification of the Selection of Auditors

(c)

Fees for tax compliance services totaled $135 and $520 in 2023 and 2022, respectively. Tax compliance services are services rendered based upon facts already in existence or transactions that have already occurred, to document, compute, and obtain government approval for amounts to be included in tax filings. Fees for tax planning and advice services totaled $62 and $76 in 2023 and 2022, respectively.

(d)	Fees for all other services billed consisted of fees for software licenses.

	2023	2022

Ratio of tax planning and advice fees and all other fees to audit fees, audit-related fees, and tax compliance fees	1%	1%

Percentage of non-audit services approved by the Audit Committee	100%	100%

Pre-Approval Policy and Procedures

SEC rules under the Sarbanes-Oxley Act of 2002 prohibit independent auditors of public companies from providing certain non-audit services and require that other non-audit services be approved by the Audit Committee. The Company’s policy implementing this requirement has been in place since February 2023. That policy:

•	specifies certain types of services that our independent auditors are prohibited from performing;

•	requires that management prepare a budget for non-prohibited services at the beginning of each fiscal year, and present the budget to the Audit Committee for their approval; and

•	requires that any expenditure outside of the budget also be approved by the Audit Committee in advance.

VOTE REQUIRED

Ratification of the selection of the auditors requires the affirmative vote of a majority of the votes cast on this question at the Annual Meeting by holders of shares of common stock present in person or represented by proxy and entitled to vote at the meeting. (See Questions and Answers About These Proxy Materials and the Annual Meeting, page 91).

Item 2: Ratification of the Selection of Auditors

Report of the Audit Committee

In accordance with its written charter adopted by the Board, the Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of Crane Company, All the members of the Committee qualify as “independent” under the provisions of Section 10A of the Exchange Act and the rules of the SEC thereunder.

The members of the Committee are not professionally engaged in the practice of auditing or accounting and are not, and do not represent themselves to be, performing the functions of auditors or accountants. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Committee’s considerations and discussions referred to below do not assure that the audit of the Company’s financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States), that the financial statements are presented in accordance with generally accepted accounting principles, or that the Company’s auditors are in fact “independent.”

In discharging its oversight responsibility as to the audit process, the Committee:

•

received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Committee concerning independence;

•

discussed with the independent auditors their independence, and any activities that may impact their objectivity and independence, including fees for non-audit services, and satisfied itself as to the auditors’ independence;

•	received a report on the quality control procedures of the independent auditors;

•	received and discussed a report on critical audit matters;

•

discussed with management, the internal auditors, and the independent auditors the quality and adequacy of the Company’s internal controls, with particular focus on compliance with Section 404 of the Sarbanes-Oxley Act of 2002, as well as the internal audit function’s organization, responsibilities, budget, and staffing;

•	reviewed with the independent auditors and the internal auditors their respective audit plans and audit scope;

•	reviewed with management the risk assessment and risk management procedures of the Company, including cybersecurity risk, as well as the procedures and findings of the Company’s compliance program;

•	discussed the results of the internal audit examinations;

•	discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC; and

•	discussed and reviewed, both with and without members of management present, the independent auditors’ examination of the financial statements.

The Committee reviewed and discussed the audited financial statements of the Company as of and for the year ended December 31, 2023, with management and the independent auditors. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, the Company’s internal controls and financial reporting process and the procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Company’s independent auditors are responsible for performing an independent audit of the Company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

Based on the above-mentioned review and discussions with the independent auditors, the Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2023, for filing with the SEC.

We adopted all policies in place at Crane Holdings, Co. at the time of the separation transaction including the policy regarding services by Crane Holdings, Co.’s independent auditors, effective January 1, 2003. Under this policy, the

Item 2: Ratification of the Selection of Auditors

independent auditors are prohibited from performing certain services in accordance with Section 202 of the Sarbanes-Oxley Act of 2002. With respect to non-prohibited services to be provided by the independent auditors, the policy requires that a budget for such services be prepared by management and approved by the Committee at the beginning of each fiscal year, and any expenditure outside of the budget must also be approved by the Committee in advance. Pursuant to this policy, the Committee reviewed and approved the budget for the audit and other services to be provided by Deloitte & Touche LLP in 2024. The Committee also approved the reappointment of Deloitte & Touche LLP to serve as independent auditors; the Board concurred in such appointment and directed that this action be presented to stockholders for ratification.

Submitted by:

The Audit Committee of the

Board of Directors of Crane Company

Martin R. Benante, Chair

Sanjay Kapoor

Ronald C. Lindsay

Ellen McClain

John S. Stroup

Incorporation by Reference. The Audit Committee Report in this Proxy Statement shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, and shall not be deemed filed under those Acts, except to the extent that the Company specifically incorporates any such matter in a filed document by reference.

ITEM 3: ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

PROPOSAL 3 The Board recommends voting FOR the Advisory Vote to Approve the Compensation of our Named Executive Officers

This Proposal describes executive compensation for the Crane Company named executive officers for 2023.

In accordance with the requirements of Section 14A of the Exchange Act and the related SEC rules, we are asking stockholders to express their opinion on the compensation of the named executive officers in 2023, as described in the pages that follow in this Proxy Statement. This vote is non-binding and advisory, however, the Board will give due consideration to the opinion of the Company’s stockholders as expressed by their vote.

We believe that the compensation of our executive officers should be:

•	closely linked to the performance of the Company as a whole, the executive’s business unit (as applicable), and the individual executive;

•	aligned with the Company’s annual operating plan and long-term strategic plans and objectives;

•	attractive in the markets in which we compete for executive talent; and

•

structured so as to reward actions in accordance with the Company’s values and standards and to discourage the taking of inappropriate risks, and thereby to uphold the Company’s high standards of business ethics and corporate governance.

The Compensation Discussion and Analysis beginning on page 42 explains in detail the elements of the Company’s executive compensation program with respect to our “named executive officers,” and the steps taken by the Company to ensure that the program, as implemented in 2023, was aligned with these core principles, taking into account some of the unique considerations for 2023 given the separation transaction. Balancing annual and long-term compensation elements, the program directly links incentive compensation for executives with increases in stockholder value, principally by means of annual cash bonuses based on achievement of performance goals set by the Management Organization and Compensation Committee at the beginning of the year, performance-based restricted share units that vest in accordance with the Company’s total stockholder return relative to the S&P Midcap 400 Capital Goods Group over a three-year period, and stock options and time-based restricted share units that vest over a four-year period. The Company believes that this system, as put into practice under the supervision of the Management Organization and Compensation Committee, is instrumental in enabling the Company to achieve superior financial performance and investor returns.

The Board strongly endorses the Company’s actions in this regard, and recommends that stockholders vote for the following resolution:

RESOLVED, that the 2023 compensation of the named executive officers as disclosed in this Proxy Statement is approved by the stockholders on an advisory basis.

Unless otherwise directed by the stockholders, proxies that are properly executed and returned will be voted for the resolution. Abstentions and broker non-votes will not count as votes for or against the proposal and will not be included in calculating the number of votes in favor of the proposal.

VOTE REQUIRED

Approval of the above resolution requires the affirmative vote of a majority of the votes cast on this question at the Annual Meeting by holders of shares of common stock present in person or represented by proxy and entitled to vote at the meeting. (See “Questions and Answers About These Proxy Materials and the Annual Meeting”, beginning on page 91.)

IMPACT OF THE SEPARATION TRANSACTION ON NEO COMPENSATION DISCLOSURES

Applicable Compensation Committee. This Proxy Statement summarizes the compensation decisions for our named executive officers (“NEOs”) made by Crane Holdings, Co. for the first three months in 2023 through the completion of the separation and the compensation decisions made by Crane Company for the nine months ending in December 2023. Decisions about NEO compensation made before the separation were made by the Management Organization and Compensation Committee of Crane Holdings (the “Crane Holdings Compensation Committee”). After the separation, decisions have been made by the Crane Company Management Organization and Compensation Committee (the “Compensation Committee” or the “Committee”).

Adjustments to Equity Awards. All equity awards granted to our NEOs in 2023 were granted by Crane Holdings prior to the separation transaction. Equity awards held by the NEOs and non-employee directors were adjusted in connection with the separation using the shareholder method in which each pre-separation Crane Holdings award was adjusted into a Crane NXT, Co. equity award (under Crane Holdings’ 2018 Stock Incentive Plan) and a Crane Company equity award (issued under our Stock Incentive Plan), with one Crane Company share for each pre-separation Crane Holdings share. Option exercise prices were proportionately adjusted to reflect the relative values of each company as of the separation transaction. The adjusted awards were intended to have a combined intrinsic value immediately following the separation transaction equal to the intrinsic value of the outstanding Crane Holdings awards immediately before the separation transaction.

The vesting and other terms of the adjusted awards remain substantially unchanged. Service with the applicable post-separation employer determines vesting. Performance-based restricted share units remain subject to relative total shareholder return (“TSR”) performance over the same performance period against the same peer group as the original award, but adjusted to apply as if each of Crane NXT, Co. and Crane Company had been separate companies over the entire performance period.

For the following disclosures and tables, the shares shown as of a date before the separation transaction (such as in the Grants of Plan-Based Awards Table) reflect the number of Crane Holdings shares originally subject to such awards, their original exercise price (if applicable) and the grant date fair value of such awards. For periods after the separation transaction, the disclosures will indicate whether they reflect only the Crane Company awards, or, in addition, the Crane NXT, Co. awards that were part of the adjustment.

COMPENSATION DISCUSSION AND ANALYSIS

We believe that compensation should be directly linked to performance and highly correlated to stockholder value. This section of the Proxy Statement explains how, under the guidance of our Management Organization and Compensation Committee (the “Committee” or “Compensation Committee”), our executive compensation program is designed and operated with respect to our “named executive officers” or “NEOs,” whose compensation is set forth in the Summary Compensation Table and other compensation tables contained in this Proxy Statement. The NEOs include those individuals who were serving as executive officers of Crane Company as of December 31, 2023.

Max H. Mitchell	President and Chief Executive Officer, Crane Company from April 3, 2023 President and Chief Executive Officer, Crane Holdings, Co., through April 3, 2023

Richard A. Maue	Executive Vice President and Chief Financial Officer, Crane Company from April 3, 2023 Executive Vice President and Chief Financial Officer, Crane Holdings, Co., through April 3, 2023

Anthony M. D’Iorio	Executive Vice President, General Counsel and Secretary, Crane Company from April 3, 2023 Executive Vice President, General Counsel and Secretary, Crane Holdings, Co. through April 3, 2023

Alejandro A. Alcala	Executive Vice President, Crane Company from April 3, 2023 Executive Vice President, Crane Holdings, Co. through April 3, 2023

Tamara S. Polmanteer	Executive Vice President, Chief Human Resources Officer, Crane Company from April 3, 2023 Executive Vice President, Chief Human Resources Officer, Crane Holdings, Co. through April 3, 2023

Executive Compensation Index

SECTION	PAGE

EXECUTIVE SUMMARY	43
This section details compensation highlights and business activities in the past year that have an impact on compensation, and a high-level overview of our compensation practices.

COMPENSATION PRINCIPLES	49
This section describes our pay for performance philosophy and the principles by which our Compensation Committee has designed the incentive compensation programs.

ELEMENTS OF COMPENSATION AND 2023 DECISIONS	50

This section provides a detailed description of the elements that make up our compensation program and the rationale behind the metrics and corresponding performance targets. We also explore the principal conclusions for the Committee’s decisions.

COMPENSATION DECISION-MAKING PROCESS	57
This section outlines roles, responsibilities, and the process behind compensation decisions, as well as the means by which our peer group is reviewed and selected.

POLICIES AND PRACTICES RELATED TO OUR EXECUTIVE COMPENSATION PROGRAM	60
This section details our compensation risk assessment and varying policies in place to reinforce our commitment to the highest standards of compensation-related governance.

OTHER ARRANGEMENTS WITH OUR NAMED EXECUTIVE OFFICERS	62
This section describes other important agreements between Crane Company and the NEOs.

Compensation Discussion and Analysis

Executive Summary

This Compensation Discussion & Analysis provides information and analysis regarding the 2023 compensation for Mr. Mitchell and our other NEOs. However, it is important to note that Mr. Mitchell was the Chief Executive Officer of Crane Holdings, Co. from January 2014 through the April 3, 2023 separation, and he was then appointed Chief Executive Officer of Crane Company effective April 3, 2023, immediately following the separation. Consequently, we believe an understanding of Mr. Mitchell’s actions and management of pre-separation Crane Holdings, Co. are critical to give context for Crane Company’s post-separation performance.

Specifically, Mr. Mitchell, along with the Board of Directors, executed on a series of major strategic actions over the last three years which, combined with the strong operating performance that Mr. Mitchell drove in the Company’s businesses, have created significant value for equity investors in Crane Company and its predecessor company. Specifically, these actions generated approximately $5.5 billion in equity value (market capitalization) comparing Crane Holdings, Co.’s equity value on December 31, 2020, to the combined equity value of both post-separation companies (Crane Company and Crane NXT, Co.) on December 31, 2023, an increase of 120%.

Crane Company Market Capitalization

We believe this equity value creation is attributable, primarily, to five strategic actions from 2021 through 2023:

•

On May 24, 2021, Crane announced an agreement to divest its Engineered Materials segment, although the divestiture process was subsequently terminated following objections from the Department of Justice.

•

On March 30, 2022, Crane Holdings, Co. announced its intention to separate into two independent, publicly traded companies to optimize investment and capital allocation in order to accelerate growth. Crane Holdings, Co.’s Board of Directors and management believe that the creation of two market focused companies with distinct product and service offerings and strong balance sheets better positions each business to deliver long-term growth and create value for all stakeholders, including customers, investors and our associates. The separation was completed on April 3, 2023.

•	On April 25, 2022, Crane announced an agreement to divest Crane Supply, its Canadian distribution business.

•

On August 15, 2022, Crane announced the sale of a subsidiary holding all asbestos liabilities and related insurance assets to permanently remove all asbestos related liabilities and obligations from the Company’s balance sheet.

•

On October 23, 2023, Crane Company announced the acquisition of Baum lined piping GmbH for approximately $91 million as a strategic bolt-on for the company’s Chemical business within the Process Flow Technologies Segment.

In addition to these strategic actions, the three business segments that now comprise Crane Company, delivered very strong financial results in 2023. While these three business segments were part of Crane Holdings, Co. prior to the

Compensation Discussion and Analysis

separation, the composition of the segments was unchanged by the separation, and consequently, we believe the segment performance can be meaningfully compared to the prior year, and Mr. Mitchell managed the organizations that owned these businesses both before and after the separation. However, we do not believe that total company results such as operating profit and earnings per share can be meaningfully compared to the prior year given the structural impact the separation had on those metrics.

•

At Aerospace & Electronics, 2023 sales increased 18% compared to 2022, with segment operating margins up 210 basis points to 20.1% in 2023. Adjusted segment operating margins increased 180 basis points to 20.1% in 2023.These results reflect strong performance, particularly given persistent supply chain challenges in the Aerospace, Defense and Electronics markets.

•

At Process Flow Technologies, sales declined 3% compared to 2022, with core sales growth of 5%, and a 1% contribution from the Baum acquisition, more than offset by the impact from the May 2022 divestiture of Crane Supply. Segment operating margins reached a record level of 19.4%, up 420 basis points compared to 2022, and adjusted segment operating margins reached a record 19.9%, up 370 points compared to 2022. These results reflect record performance for the segment despite unusually high inflation for commodities, components, and labor.

•

At Engineered Materials, sales declined 13% reflecting the market decline for Recreational Vehicles. However, despite the significant decline in sales, segment operating margins increased 230 basis points to 14.9%, reflecting strong execution and disciplined pricing. Adjusted segment operating margins increased 60 basis points to 14.8%.

In addition to generating strong financial results, Crane Holdings, Co. continued its consistent investment in numerous strategic growth initiatives to ensure that our businesses remain positioned to deliver profitable and sustainable above-market growth over the long-term. We believe that our performance is evidence of our consistent, differentiated, best-in-class execution capabilities enabled by the cadence and discipline of the Crane Business System, Crane’s strong and unique culture, and the performance of Crane’s experienced and highly capable senior management team.

2023 Performance Highlights

Strategic and Portfolio Actions To Unlock Stockholder Value

Management took substantial actions during 2021, 2022 and 2023 to strategically position Crane for continued profitable growth and stockholder value creation. These strategic decisions were enabled by years of profitable growth that gave us the scale and financial strength to take bold steps to transform the structure and growth profile of the Company. Specific actions included:

•

On May 24, 2021, Crane announced an agreement to divest its Engineered Materials segment. Although the divestiture process was subsequently terminated following objections from the Department of Justice over a minor overlap in a small part of the business, the divestiture announcement reflected management and the Board’s commitment to portfolio simplification and enhancement, with a focus on high-growth segments of Aerospace & Electronics and Process Flow Technologies.

•

On March 30, 2022, Crane Holdings, Co. announced its intention to separate into two independent, publicly traded companies to optimize investment and capital allocation, and to accelerate growth. Crane Holding, Co.’s Board of Directors and management believed, and continue to believe, that the creation of two market focused companies with distinct product and service offerings will better position the Companies’ businesses to deliver long-term growth and create value for customers, investors and our associates, with each post-separation company benefiting from:

•	Deeper operational focus, accountability and flexibility to meet customer requirements;

•	Increased operating and financial flexibility to pursue growth opportunities;

•	Tailored capital allocation strategies aligned with each company’s distinct business strategies and industry specific dynamics;

•	Enhanced ability to attract a shareholder base aligned with each company’s clear value proposition; and,

•	Enhanced ability to pursue accretive M&A opportunities, with the benefit of an independent equity currency reflective of the strength of each company.

Compensation Discussion and Analysis

The separation was completed, as expected and in line with the original schedule, on April 3, 2023.

•

During the last quarter of 2021 and the first two quarters of 2022, Crane Holdings, Co. completed a $300 million share repurchase program. The repurchases reflected the strength of the Company’s balance sheet position, challenges deploying capital on acquisitions during 2021, they believe that deploying capital in the year immediately prior to the separation was inadvisable given the complexity of the separation transaction, and management and the Board’s strong conviction in the Company’s medium- and long-term outlook.

•

On April 25, 2022, Crane Holdings, Co. announced an agreement to divest Crane Supply, the Company’s Canadian distribution business, to further demonstrate our commitment to reshaping our portfolio to accelerate growth and provide a greater focus on manufacturing highly engineered products for our core markets.

•

On August 15, 2022, Crane Holdings, Co. announced the sale of a subsidiary holding all asbestos liabilities and related insurance assets to permanently remove all asbestos related liabilities and obligations from Holdings’ balance sheet. This transaction provided finality and certainty to investors regarding asbestos obligations, and we believe it removed both investor and management uncertainty related to asbestos related risks. Further, eliminating ongoing payments for asbestos-related defense and indemnity costs increased the annual free cash flow available for investment in our business, both organically and inorganically. The transaction gave the Company more flexibility to optimize the capital structures for post-separation Crane Company and Crane NXT, Co. in a manner that positioned both companies for growth and value creation.

•

On October 23, 2023, Crane Company announced the acquisition of Baum lined piping GmbH for approximately $91 million as a strategic bolt-on for the company’s Chemical business within the Process Flow Technologies Segment. This acquisition significantly expanded the geographic and product breadth of the Company’s specialized lined pipe business that serves severe service applications in highly corrosive environments.

•

On December 14, 2023, Crane Company signed a definitive agreement to acquire Vian Enterprises, Inc. for approximately $103 million as a strategic bolt-on for the Company’s Fluid Management solution within the Aerospace & Electronics segment. This acquisition will significantly expand the product breadth of the Company’s multi-stage lubrication pump technology capabilities, as well as providing new and sophisticated machining capabilities.

•	Throughout 2023, Crane Company also made progress pursuing a number of other strategic acquisitions, one or more of which may be completed in future years.

Taken together, we believe that our execution on growth initiatives, as well as our strategic portfolio actions, have positioned the Company for profitable growth and continued stockholder value creation.

Strong Financial Results Despite Ongoing Market Challenges

Final 2023 financial and operational results, adjusted for strategic actions, were substantially above our original targets for the year, driven by a combination of a better-than-expected recovery in certain end markets, consistent and strong commercial and operational execution, and substantial benefits from strategic growth investments. Specifically:

•

At Aerospace & Electronics, 2023 sales increased 18% compared to 2022. Segment operating margins increased 210 basis points, from 18.0% in 2022 to 20.1% in 2023, and adjusted segment operating margins increased 180 basis points to 20.1% in 2023. These results reflect strong performance, particularly given persistent supply chain challenges in the Aerospace, Defense and Electronics markets. In addition to the financial performance throughout 2023, the segment continues to secure new business, and the segment’s backlog reached an all-time high of $701 million at the end of the year.

•

At Process Flow Technologies, sales declined 3% compared to 2022 driven by core sales growth of 5%, and a contribution from the Baum acquisition of 1%, more than offset by a 10% impact from the divestiture of the Crane Supply business in May 2022 and slightly unfavorable foreign exchange. Segment operating margins reached a record level of 19.4%, up 420 basis points compared to 2022, with adjusted segment operating margins at a record 19.9%, up 370 basis points compared to 2022. These results reflect record margin performance for the segment despite unusually high inflation for commodities, components and labor, with the margin expansion attributable to strong execution, accretive benefits from new products, and disciplined pricing.

Compensation Discussion and Analysis

•

At Engineered Materials, sales declined 13% reflecting the market decline for Recreational Vehicles. However, despite the significant decline in sales, segment operating margins increased 230 basis points to 14.9% and adjusted segment operating margins increased 60 basis points to 14.8%, reflecting strong execution and disciplined pricing.

Continued to Execute Against Consistent Long-Term Organic Growth Strategy

Despite continued widespread global supply chain disruptions and inflationary pressure during 2023, our long-term strategy remains unchanged. We are a manufacturer of highly engineered industrial technology products. We choose to compete in markets where we have competitive differentiation and scale. We will continue to leverage our resources as an integrated operating company, and to reinvest in our two strategic global growth platforms; Aerospace & Electronics and Process Flow Technologies, both organically and through strategic acquisitions, while also pursuing near-adjacencies for additional growth. We believe that this strategy will enable us to deliver above-median, strong free cash flow and EPS growth over time.

We will continue to execute this strategy while remaining committed to the values of our founder, R.T. Crane, who resolved to conduct business “in the strictest honesty and fairness; to avoid all deception and trickery; to deal fairly with both customers and competitors; to be liberal and just toward employees; and to put my whole mind upon the business.”

With this framework, we continued to position the Company for long-term sustainable growth across our businesses during 2023 with some significant accomplishments, including the following:

NEW PRODUCT DEVELOPMENT AND GROWTH INITIATIVES

Crane Company successfully pursued numerous growth initiatives in its core businesses including new product development, technology advancements, and commercial excellence initiatives. We believe these initiatives have positioned the Company for accelerating growth, with results already evident. Some notable examples, among others:

Aerospace & Electronics

•

Over the past decade, this segment participated in an unprecedented period of engineering development for new, single aisle aircraft such as the Boeing 737MAX, Airbus A320neo, Embraer E2, and COMAC C919. With those development programs complete, this business at Crane Company continues to focus its engineering efforts on emerging technologies that we expect will be necessary to support the next generation of solutions for commercial and military aircraft, radar, space applications, and ground-based tactical military vehicles; broadly, we believe all these applications will require much higher levels of electrification and related technologies. Our investments are focused on areas aligned with that theme, including high-power bi-directional power conversion, liquid cooling and other forms of thermal management, wireless sensing, advanced pumps and gauging, landing gear monitoring and control, and advanced microwave systems. As a result of those engineering investments, we are confident that this business can deliver an above-market 7% to 9% compound annual sales growth rate (CAGR) through at least the end of this decade, with a path for operating margins to expand to the mid-20s range.

•

The overall commercial market strengthened progressively over the course of 2021, 2022, and 2023 as the industry recovered from the severe 2020 impact of COVID-19, with stable demand from defense end markets. The business benefitted from both the market recovery and accelerating growth from Crane’s consistent and continued investment in technology as described above. Crane’s growth investments over the last decade did not waver, and Crane saw the benefits of those investments which continue to expand our addressable market and align our business with accelerating secular trends, most notably electrification.

•

Examples of the success of that strategy include our recent award for the largest Modernization & Upgrade program in the Company’s history to provide an anti-skid brake control system upgrade for the U.S. Air Force’s fleet of F-16 aircraft, with additional opportunities from foreign military sales. In our defense power business, we are entering the initial production phase for new high-power conversion products used on four major ground-based active electronically scanned array (AESA) radar systems, with our technology now considered the standard in the industry for these programs. We have also secured positions on multiple demonstrator programs for the U.S. Army’s next-generation hybrid-electric tactical vehicles with our bi-directional DC-DC power conversion capabilities. In addition, we have been selected for numerous demonstrator programs given our advanced capabilities across several

Compensation Discussion and Analysis

technologies including wireless sensing to reduce aircraft weight, advanced fuel flow monitoring and pressure sensing in harsh environments with extraordinary precision, engine lubrication pumps and systems that can operate at extreme pressures and temperatures, and liquid cooling systems for pure-electric and hybrid-electric propulsion as well as fuel cells.

Process Flow Technologies

•

The Process Flow Technologies segment has systematically shifted the core of the business to focus on higher growth and higher margin end markets and product sets with a focus on Chemical, Water & Wastewater, Pharmaceutical, and Industrial Automation end markets. Approximately 60% of 2023 sales were derived from these higher growth and higher margin end markets, up significantly over the last several years driven by continued product and commercial investments in these target markets, higher underlying market growth rates for these market segments, and the divestiture of the Crane Supply business in 2022. We believe that this portfolio repositioning has structurally improved the margin profile of the segment, and paired with strong execution and disciplined pricing, helped drive segment margins to a record 19.4% and adjusted segment margins to a record 19.9% in 2023.

•

One of the most critical growth drivers for this segment is the continued expansion in the breadth of the product portfolio. During 2023, we made solid progress building our new CRYOFLO hydrogen business, introducing a new range of pipes, valves and fittings for the production, transportation, transfer, and storage of Hydrogen. The targeted portfolio includes flexible and rigid vacuum jacketed piping, vacuum jacketed storage tank fill manifolds, bellows seal globe valves, and T-globe lift check valves, and we continue to expand the targeted breadth of our portfolio for this market. We also continue to gain traction commercializing our recently launched L-TORQ next generation sleeved plug valve for specialty chemical applications with abrasive and corrosive media, our polypropylene-lined large diameter pipe product line, a growing range of metal seated ball valves, and the FK-TrieX™ valve for severe service applications. Outside of the process business, our Crane Pumps & Systems business continues to gain traction with its new high-efficiency motors and non-clog pump performance, both of which drive significant energy and maintenance savings for municipal customers.

Compensation Framework

The mix of target total direct compensation (base salary, target annual incentive awards, and long-term incentive awards) for 2023 was structured to deliver the following approximate proportions of total direct compensation to our CEO and the other NEOs (on average) if target levels of performance are achieved.

85% of CEO and 70% of other NEOs Target Pay is Performance-Based

Chief Executive Officer

Totals may not sum due to rounding.

Compensation Discussion and Analysis

Other NEOs

Totals may not sum due to rounding.

Pay for Performance Alignment

Strong Correlation Between Pay and Performance. A substantial majority of the compensation for our NEOs is performance-based and thus varies with the Company’s actual performance. Based on the strong financial performance of Crane Company’s business segments and TSR in 2023, the annual cash bonuses for our CEO and other NEOs were above target. As discussed above, PRSUs (as adjusted for the separation transaction) remain subject to relative TSR performance requirements.

Annual Bonus Directly Tied to Crane Company Business’ EPS and Free Cash Flow

Annual Period	Minimum	Target	Maximum

2023

2022

2021

Compensation Discussion and Analysis

PRSU Vesting Directly Tied to Crane Company’s Relative TSR*

Three-year period	Threshold (25th percentile)	Target (50th percentile)	Maximum (75th percentile)

2021-2023

2020-2022

2019-2021

*

For awards with performance periods ending before 2023, the relative TSR performance was for Crane Holdings. For the 2021-2023 PRSUs, TSR is calculated to adjust for the separation, treating Crane Company as if it had been a separate company throughout the applicable performance period. As noted above, as a result of the equity award adjustments related to the separation, NEOs also continue to hold PRSUs under the prior Crane Holdings’ 2018 Stock Incentive Plan that are subject to relative TSR performance of Crane NXT, Co., as if Crane NXT, Co. had been a separate company throughout the applicable performance period.

Stockholder Feedback

On April 3, 2023, we completed our previously announced separation from Crane Holdings, and were launched as an independent, publicly traded company. The 2023 annual meeting occurred on March 28, 2023 prior to the separation, at which time, the sole stockholder of the Company was Crane Holdings and a say-on-pay vote was not yet required.

Compensation Best Practices

The Committee is firmly committed to implementing a compensation program that aligns management and stockholder interests, encourages executives to drive sustainable stockholder value creation, and helps retain key personnel. Key elements of our pay practices are set forth in the Proxy Statement and explained in more detail in the “Policies and Practices Related to Our Executive Compensation Program” section beginning on page 60. See “Compensation Best Practices” chart on page 6 for a summary of our compensation best practices.

Compensation Principles

We believe that compensation should be directly linked to performance and highly correlated to stockholder value. The principles that guide us as we make decisions involving executive compensation are that compensation should be:

1	Based on performance: overall performance of Crane Company performance of the executive’s business unit, as applicable individual performance of the executive	2	Aligned with the annual operating plan and longer term strategic plans and objectives to build sustainable value for stockholders	3	Competitive given relevant and appropriate market conditions in order to attract and retain highly qualified executives	4

Consistent with high standards of corporate governance and designed to avoid encouraging executives to take risks that are reasonably likely to have a material adverse effect on the Company or to behave in ways that are inconsistent with the Company’s objectives, values, and standards of behavior

We also believe that it is important for our NEOs and other executives to have an ongoing long-term investment in the Company as outlined below under “Stock Ownership Guidelines” on page 60.

Compensation Discussion and Analysis

We design our performance-based incentive compensation so that variation in performance will result in meaningful variation in the earned compensation paid to our NEOs and other key executives. Thus, actual compensation amounts will vary above or below targeted levels depending on the performance of the Company and/or business unit and achievement of individual performance goals.

Elements of Compensation and 2023 Decisions

The following table summarizes the major elements of our executive officer compensation program.

Compensation Element	Principal Objectives	Key Characteristics

Base Salary	To provide a fixed amount for performing the duties and responsibilities of the position	• Determined based on overall performance, level of responsibility, competitive and peer compensation data, and comparison to other Company executives

Annual Incentive Plan	To motivate executive officers to achieve annual financial performance goals	• Payment based on achievement of business unit and Company-wide performance goals relative to annual pre-established targets

Performance-Based Restricted Share Units (PRSUs)	To motivate executive officers to drive long-term profitable growth	• Number of shares actually earned based on relative TSR • Earned shares vest upon conclusion of the three-year performance period

Stock Options	To attract and retain executive officers and align their interests with long-term stockholder interests	• Grants vest ratably over four years • Value realized dependent on Company stock price appreciation

Time-Based Restricted Share Units (TRSUs)	To attract and retain executive officers and drive profitable growth	• Grants vest ratably over four years • Value realized varies with Company stock price performance

PRSUs and TRSUs may be collectively referred to in this Proxy Statement as “RSUs.”

Base Salary

Base salary is fixed compensation paid to each executive for performing normal duties and responsibilities. We determine the amount at the date of hire based on competitive market data, current salary levels within the Company, and the salary level needed to attract the particular executive. We review and determine the amount annually based on the executive’s overall performance, competitive peer and survey compensation data, level of responsibility, and comparison to other Company executives.

Base salaries for certain executive officers were increased by the Crane Holdings’ Compensation Committee effective January 16, 2023, in connection with annual merit increases. After giving effect to such increases, the base salaries for most of our NEOs were all within the competitive range in relation to our peers per the independent compensation consultant used by the Crane Holdings’ Compensation Committee before the separation transaction and that our Compensation Committee has continued to engage, FW Cook. In light of the then pending separation of Crane Holdings the Crane Holdings’ board determined in January 2023 to hold Mr. Mitchell’s compensation flat for 2023, to be reassessed by the Board of Crane Company after the completion of the separation transaction.

Compensation Discussion and Analysis

*

Mr. Alcala’s approved salary in January 2023 was $551,536. It was increased to $600,000 on February 27, 2023, due to his promotion to Executive Vice President, whereby he assumed leadership responsibility for all of Crane Company’s businesses.

Annual Incentive Compensation

We pay our executive officers cash bonuses based on the attainment of Company and business unit performance goals established in January and an assessment of individual performance conducted at the end of the year. While the actions for 2023 bonuses taken before the separation transaction were performed by Crane Holdings’ Compensation Committee, our Compensation Committee has adopted the same compensation philosophy and program that continues to follow the same principles and applied the 2023 bonus program consistent with the pre-separation design established by the Crane Holdings’ Compensation Committee.

Early in the year, the Compensation Committee establishes and approves the annual target bonus objectives and award opportunities for each of our NEOs, subject to review and approval by the Board in the case of the Chief Executive Officer. Goals established in early 2023 were reflective of the pending separation transaction.

In making determinations about performance targets, similar to the Crane Holdings’ Compensation Committee before the separation transaction, the Compensation Committee considers a variety of factors including financial elements of the annual operating plan, comparison to prior year results, the general business outlook for the coming year, the opinions of analysts who follow the Company, and our diversified industrial manufacturing peers.

Our Chief Executive Officer and other officers participate in the discussions regarding annual incentive objectives so they can provide their input and understand the expectations of each incentive plan component. Each participating executive receives confirmation of his or her annual bonus objectives and payout range after it has been approved by the Committee (the Board in the case of the Chief Executive Officer). Annual incentive plan objectives are not modified during the year, although the Committee may determine to exclude certain special items impacting EPS or free cash flow, either known at the beginning of the year or occurring during the year.

The Committee reviews the performance results for the Annual Incentive Plan, including Company and business unit results and individual performance, at its regularly scheduled January meeting, which is generally the first meeting following the end of the Company’s fiscal year in order that full-year performance may be considered. Based on this review, the Committee determines and approves the annual cash bonuses for each of our executive officers.

Compensation Discussion and Analysis

Competitive Positioning of Incentive Awards

For annual bonus and long-term stock-based compensation, the Crane Holdings’ Compensation Committee (prior to the separation transaction) and the Committee (after the separation transaction) calibrate award values for targeted performance by reference to the 50th percentile of the market data for similarly sized companies, recognizing that the competitive range of the median is generally correlated to the benchmarking data. The competitive positioning for individual executives may vary above or below the median based on factors such as tenure, experience, proficiency in role, and criticality to the organization. As noted above, the Committee may determine to increase or decrease long-term stock-based compensation based on Company and/or individual performance during the previous year, the Company’s stock price relative to historical stock price trends, availability of shares in the Stock Incentive Plan, and other factors.

Annual Incentive Objectives for 2023—CEO and Other NEOs

Performance metrics for 2023 consisted of EPS and free cash flow (each as adjusted for special items by the Committee for bonus calculation purposes under the Annual Incentive Plan, and which adjustments may in some cases differ from the adjustments made for reporting purposes), weighted 75% / 25% respectively, for the Chief Executive Officer and other NEOs. In addition to the targeted performance goals, for each performance metric, the Crane Holdings’ Compensation Committee set minimum threshold and maximum cap values, so that actual payouts could range from 0% to 200% of the target award amounts.

In February 2023, the Crane Holdings’ Compensation Committee established an EPS target of $3.44 to align with our annual operating plan. The Crane Holdings’ Compensation Committee also established a payout range for EPS from $2.75 (0% payout) to $4.12 (200% payout). For free cash flow, the Committee established a target of $161.4 million with a payout range from $113.0 million (0% payout) to $209.8 million (200% payout). Actual performance compared to annual incentive objectives for this group were as follows:

Corporate Objectives	Target ($)	Actual ($)	Performance relative to Target Range	Weight	Calculated Payout (%)

Adjusted EPS	3.44	4.16	200%	75%	150.0%

Adjusted free cash flow	161.4M	173.0M	125%	25%	31.3%

Weighted payout %					181.3%

Compensation Discussion and Analysis

The graphs below show the performance targets and related ranges set by the Crane Holdings’ Compensation Committee in February 2023 and the actual performance of Crane Company in 2023. These corporate financial metrics are adjusted for special items by the Committee for bonus calculation purposes under the Annual Incentive Plan and consistent with historical practices, which adjustments may in some cases differ from the adjustments made for financial reporting purposes.

*	2022 data represents Crane Holdings, Co.

Named Executive Officers’ Bonuses for 2023

In January 2024, the Crane Company Management Organization and Compensation Committee reviewed management’s reports on the performance of the Company and the individual NEOs in 2023 against the relevant bonus objectives set by the Crane Holdings’ Compensation Committee. In considering Company performance, and consistent with past practice, the Committee excluded certain special items as reported from earnings per share and free cash flow. The calculations resulted in a corporate percentage payout of 181.3%.

The approved payout percentages and cash bonuses for our corporate and operations NEOs for 2023 are as follows:

Named Executive Officer	Bonus Target (% of Salary)	Bonus Target ($)	Payout (%)	Bonus Paid ($)

M. H. Mitchell	120%	$1,440,000	181.3%	$2,610,720

R. A. Maue	85%	$648,581	181.3%	$1,175,877

A. M. D’Iorio	75%	$433,157	181.3%	$785,314

A. A. Alcala	75%	$450,000	181.3%	$815,850

T. S. Polmanteer	70%	$321,048	181.3%	$582,060

Long-Term Equity Incentive Compensation

The Stock Incentive Plan is used to provide long-term incentive compensation through stock options and PRSUs, as well as retention of employees through TRSUs. We believe that employees approach their responsibilities more like owners as their holdings of, and potential to own, stock increase. Crane Holdings followed a similar philosophy before the separation with long-term compensation awards made under Crane Holdings’ 2018 Stock Incentive Plan.

For 2023, the Crane Holdings’ Compensation Committee determined an overall target dollar value for long-term equity incentive awards for each of the NEOs. In determining these amounts, the Crane Holdings’ Compensation Committee considered the competitive market data compiled by FW Cook, Crane Holdings’ and individual performance in 2022, and our historical grant practices including the number of shares and the fair market value of the stock. The Crane Holding’ Compensation Committee then allocated the total target dollar amount among the applicable award types, as follows: for our Chief Executive Officer, 55% as PRSUs, 25% as stock options and 20% TRSUs; and for each of the

Compensation Discussion and Analysis

other NEOs, 50% as PRSUs, 25% as stock options, and 25% as TRSUs. To determine the target number of PRSUs and the number of stock options and TRSUs, the Crane Holdings Compensation Committee divided the applicable dollar amount by the closing price of Crane Holdings common stock for the PRSUs and TRSUs and by the Black-Scholes accounting value for the stock options (rounded in each case to the nearest whole share) on the date the awards were granted.

The table below sets forth, for each of our NEOs, the dollar value used by the Crane Holdings’ Compensation Committee and resulting number of shares for the awards.

	Long-Term Incentive
	Stock Options		PRSUs*		TRSUs**		LTI Total
Named Executive Officer	$	#	$	#	$	#	($)

M. H. Mitchell	1,340,000	31,552	2,948,000	24,626	1,072,000	8,955	5,360,000

R. A. Maue	325,000	7,652	650,000	5,430	325,000	2,715	1,300,000

A. M. D’Iorio	225,000	5,298	450,000	3,759	225,000	1,880	900,000

A. A. Alcala	187,500	4,415	375,000	3,133	187,500	1,566	750,000

T. S. Polmanteer	150,000	3,532	300,000	2,506	150,000	1,253	600,000

*

As noted above, the Crane Holdings’ Compensation Committee determined the target number of PRSUs using the dollar amount shown above divided by $119.71, the closing price of common stock on the date the awards were granted. In contrast, the amounts included in the 2023 Summary Compensation Table and 2023 Grants of Plan-Based Awards table are based on the grant date fair value of the PRSUs determined using financial accounting assumptions as required to be disclosed by SEC rules, determined to be $141.55 per share. As a result, the value of the PRSUs included in those tables differs from the values shown above. See footnote 1 to the “2023 Summary Compensation Table” on page 65 and footnote 5 to the “2023 Grants of Plan-Based Awards” table on page 67 for additional information on the grant date fair value of the PRSUs.

Selection of Performance Measures for Incentive Awards

For our PRSUs granted by Crane Holdings before the separation transaction, the performance measure was Crane Holdings’ TSR over a three-year period relative to the TSR of the constituent companies in the S&P Midcap 400 Capital Goods Group, a meaningful measure of stockholder value. As discussed elsewhere in this Compensation Discussion and Analysis, the principal performance measures selected by the Crane Holdings Compensation Committee to drive long-term incentive compensation are, for the Chief Executive Officer and other corporate executives in 2023, adjusted EPS and free cash flow. As discussed above, the PRSUs were adjusted in connection with the separation transaction into a combination of Crane NXT, Co. PRSUs and Crane Company PRSUs, each of which remains subject to the same relative TSR performance goals over the same performance period against the same peer group, but adjusted to apply as if each of Crane NXT, Co. and Crane Company had been separate companies over the entire performance period. These performance criteria were chosen by the Crane Holdings’ Compensation Committee prior to the separation transaction, because they are aligned with both Crane Holdings and the Company’s long-term strategic goal of driving profitable growth, both organically and through acquisition, which we believe will increase stockholder value. The relative weighting of these metrics was designed to ensure an appropriate balance between profit achievement and maintaining a strong and efficient balance sheet.

PRSU Awards – 3-Year Performance Period Based on Relative TSR

PRSUs have been designed to include three-year performance vesting conditions based on relative total stockholder return as described below, thus directly linking this form of stock-based compensation to returns received by our stockholders relative to comparator industrial companies. See “Pay for Performance Alignment” in the Executive

Compensation Discussion and Analysis

Summary of this discussion regarding actual payout results for recent PRSU awards, including the award covering the 2021-2023 performance period.

	PRSU Grants
Performance Level	CR Relative TSR	Shares Earned % of Target

Below Threshold	<25th percentile	0%

Threshold	25th percentile	25%

Target	50th percentile	100%

Maximum	≥75th percentile	200%

The vesting of PRSUs awarded to members of the senior leadership team in January 2023 will be based on a relative measurement of TSR for each of the Company and Crane NXT, Co. over the three-year period January 1, 2023, through December 31, 2025 (with the share price for such purpose being defined as the percentage return of the 20-day trading average closing price on the last trading day of the three-year period, versus the 20-day trading average closing price prior to the first trading day of the period), compared to TSRs of the other companies in the S&P Midcap 400 Capital Goods Group. As noted under “Impact Of the Separation Transaction On NEO Compensation Disclosures” above, grants of PRSUs for 2023 were made under the Crane Holdings’ 2018 Stock Incentive Plan and adjusted in connection with the separation transaction into PRSUs vesting with respect to Crane NXT, Co. relative TSR performance under the Crane Holdings’ 2018 Stock Incentive Plan and with respect to Crane Company relative TSR performance under our Stock Incentive Plan

For TSR between the 25th and 50th percentiles and between the 50th and 75th percentiles, the vesting is interpolated on a straight-line basis. If the Company’s TSR for the three-year period is negative, the maximum vesting is capped at 100% regardless of performance relative to peers. In addition, the maximum value that can be earned under the PRSUs (total shares earned multiplied by the final share price) is capped at four times the original grant value. Holders of PRSUs are not entitled to receive dividends or dividend equivalent payments during the performance period, nor do dividends accrue prior to vesting.

Stock Option Awards – Vest 25% Per Year Over Four Years

Under the Stock Incentive Plan, stock options must be granted with a per-share exercise price at no less than fair market value on the date of grant and are subject to vesting terms as established by the Committee (currently 25% per year over four years). Stock option awards comprise 25% of the annual long-term incentive grant value for each NEO, vest ratably over four years and have 10-year terms. Accordingly, employees can realize a gain only if the share price increases from the date of grant, directly linking this component of incentive compensation to increases in stockholder value. Although broad market dynamics can strongly influence our share price, the Committee believes that with stock options our senior level management employees are motivated to take actions that improve the share price, such as profitable sales growth through organic growth as well as acquisitions, improvement in operating margins to generate increased operating profit and drive higher multiple valuations, and prudent use of free cash flow through capital expenditures, dividends, acquisitions, and stock repurchases. As noted under “Impact Of Separation Transaction On NEO Compensation Disclosures” above, grants of options for 2023 were made under the Crane Holdings’ 2018 Stock

Compensation Discussion and Analysis

Incentive Plan and adjusted in connection with the separation transaction into stock options of approximately the same aggregate intrinsic value under both the Crane Holdings’ 2018 Stock Incentive Plan and our Stock Incentive Plan, with the same vesting requirements.

TRSU Awards – Vest 25% Per Year Over Four Years

The Stock Incentive Plan also authorizes the Committee to grant time-based restricted share units, or TRSUs, subject to such terms and conditions as the Committee may deem appropriate. Like the stock options, the TRSUs granted to our NEOs vest ratably over four years, and dividends are paid on TRSUs prior to vesting. As noted under “Impact Of the Separation Transaction On NEO Compensation Disclosures” above, grants of TRSUs for 2023 were made under the Crane Holdings’ 2018 Stock Incentive Plan and adjusted in connection with the separation transaction into TRSUs of approximately the same aggregate intrinsic value under both the Crane Holdings’ 2018 Stock Incentive Plan and our Stock Incentive Plan, with the same vesting requirements.

Retirement Benefits

Messrs. Mitchell and D’Iorio have accrued retirement benefits under the Crane Company defined benefit pension plan (formerly Crane Holdings, Co. defined benefit pension plan), which was closed to employees hired after 2005 and then frozen with no further benefit accruals effective December 31, 2012. Of the NEOs, only Mr. Mitchell and Mr. D’Iorio have a frozen benefit under this plan. All of the NEOs participate in a tax-qualified defined contribution retirement plan under which the Company contributes 3% of salary and bonus annually (the contribution rate was 2% prior to 2014), subject to the limitations on contributions to tax-qualified retirement plans under applicable federal tax regulations.

The NEOs also participate in the Company’s benefit equalization plan, which is designed only to restore retirement benefits under the Company’s regular defined benefit pension plan that are limited by the tax code; there is no supplemental benefit based on deemed service or enhanced compensation formulas. Benefits accrued under this plan are not funded or set aside in any manner. In the event of retirement at age 62 with 10 years of service, a participating executive would be eligible to receive benefits under that plan without the reduction factor set forth in the Company’s tax-qualified pension plan of 3% per year prior to age 65. The only NEO with a defined benefit account in this plan is Mr. Mitchell. This plan was also frozen as to defined benefit accruals effective December 31, 2012. Effective January 1, 2014, the benefit equalization plan was amended to cover participants’ benefits under the defined contribution retirement plan referenced above, and the Committee extended the participation in this plan to certain senior leadership executives, including all of the NEOs.

Other Compensation

The “All Other Compensation” and “Change in Pension Value and Nonqualified Deferred Compensation Earnings” columns of the 2023 Summary Compensation Table and the accompanying footnotes set forth the details of other compensation received by the NEOs. In certain cases, such as the Company’s contributions to defined contribution plans and the increase in actuarial value of the defined benefit pension, such compensation is determined on the same basis as that used for all other employees. In other cases, such as automobile allowances, executive health exams, cybersecurity protection in the executive’s home network environment, and other personal benefits, the compensation is only provided to certain key employees (including the NEOs), and we have determined it to be reasonable and competitive compensation for the named executive officers in relation to general industry practices. For example, our NEOs are eligible for reimbursement for the cost of their executive physicals bi-annually, subject to an expense cap of $2,500. This benefit provides our NEOs with additional flexibility to proactively manage their health and wellness. Our executives bear all taxes associated with such benefits.

In the case of personal use of the corporate aircraft in 2023, this benefit was restricted to the Chief Executive Officer and the Chairman of the Board. Our Chief Executive Officer, Mr. Mitchell, has an agreement with Crane Company pursuant to which he is not required to reimburse the Company for personal use until the aggregate incremental cost reaches $100,000, and thereafter he is required to reimburse the Company for all incremental cost incurred above that amount. The net incremental cost to Crane Company above the reimbursed amount is included in the “All Other Compensation” column of the Summary Compensation Table. The Board has approved this personal use of the aircraft for Mr. Mitchell because the Board believes that such personal use of the aircraft permits the most efficient use of time by Mr. Mitchell and thereby benefits Crane Company. For more information regarding the use of the Company aircraft, see “Use of Company Aircraft” on page 62.

Compensation Discussion and Analysis

Compensation Decision-Making Process

Compensation Committee’s Role

The Committee is responsible for oversight of our executive compensation program. With respect to the compensation of our Chief Executive Officer, the Committee determines his compensation, subject to review and approval by the Board. With respect to our other executive officers, the Committee determines their compensation after reviewing the recommendations of the Chief Executive Officer. The Committee administers the Annual Incentive Plan, reviewing and setting the performance targets for the Chief Executive Officer and other corporate officers subject to review by the Board, setting performance targets for all other participants after reviewing the recommendations of the Chief Executive Officer, and reviewing and approving the annual bonuses based upon actual performance. The annual bonus calculations are also reviewed by our independent auditors. The Committee also administers the Stock Incentive Plan and approves all grants of stock options and RSUs.

The Committee is assisted in these responsibilities by its independent compensation consultant, FW Cook. Although the Company pays the fees and expenses of FW Cook, the firm is retained by the Committee. FW Cook does not perform any other compensation related services for the Company. The Committee reviews the independence of FW Cook each year and has concluded that its work for the Committee has not raised any conflict of interest issues or concerns.

Role of CEO and Management

The Chief Executive Officer and certain other senior corporate officers play an important role in supporting the Committee in the discharge of its responsibilities. Management maintains records and provides historical compensation data to the Committee and FW Cook, as well as the annual operating plan and the actual performance results from which annual bonuses are determined. The Chief Executive Officer, together with other senior corporate officers, presents recommendations to the Committee regarding performance targets under the Annual Incentive Plan and long-term equity incentives under the Stock Incentive Plan. The Chief Executive Officer and other officers participate in the discussions regarding annual and long-term incentive objectives so they can provide their input and understand the expectations for each incentive plan component.

Compensation Consultant and Market Data

Each year, FW Cook reviews the Company’s compensation peer group against certain size-related metrics and alignment with the Company’s business segments and complexity of operations. When and as appropriate, FW Cook proposes the addition of other companies to the compensation peer group to replace companies that have been acquired or made substantial changes to their business portfolio, or when the Company’s profile has materially changed due to mergers or acquisitions. The 19-company peer group below was used by FW Cook in 2022 to develop comparative compensation data for the Crane Holdings, Co. Compensation Committee in setting 2023 compensation targets prior to the separation. Notably, at the time the Crane Holdings, Co. peer group was approved, the peer group’s trailing fourth quarter revenues ranged from $0.9 billion to $8.1 billion with a median of $3.9 billion, which compared to Crane Holdings, Co.’s revenue of $3.2 billion. In addition, the peer group’s market cap ranged from $2.1 billion to $20.3 billion, with a median of $7.0 billion compared with $5.4 billion for Crane Company.

In July 2022, to assist in the compensation planning for the pending separation transaction, FW Cook also set the 20-company peer group noted below for the Company post separation. This peer group developed by FW Cook in 2022 was reviewed in July 2023 and it was determined that no changes were necessary; as such, this group was used to develop comparative compensation data for the Committee in setting 2024 compensation targets. Notably, at the time the Company’s peer group was approved, the peer group’s trailing fourth quarter revenues ranged from $737 million to $4.9 billion with a median of $2.4 billion, which compared to the Company’s revenue of $2.0 billion. In addition, the peer group’s market cap ranged from $1.6 billion to $15.1 billion, with a median of $4.7 billion compared with $4.1 billion for Crane Company.

Compensation Discussion and Analysis

Crane Holdings, Co.’s Compensation Peer Group for 2023

Carlisle Companies Incorporated Colfax Corporation Curtiss-Wright Corporation Donaldson Company, Inc. Dover Corporation Flowserve Corporation	Hubbell Incorporated IDEX Corporation ITT Inc. Kennametal, Inc. Pentair, plc Regal Rexnord Corporation	Snap-On Incorporated SPX Flow Teledyne Technologies Incorporated The Timken Company Woodward, Inc. Xylem Inc. Zurn Elkway Water Solutions Corporation

Crane Company’s Compensation Peer Group for 2024

Albany International Corp. Barnes Group Inc. Curtiss-Wright Corporation Donaldson Company, Inc. EnPro Inc. ESCO Technologies Inc. Flowserve Corporation	Franklin Electric Co., Inc. Graco Inc. Helios Technologies, Inc. Hexcel Corporation IDEX Corporation ITT Inc. Kennametal, Inc.	MOOG Inc. Pentair, plc Snap-On Incorporated Standex International Corporation The Timken Company Woodward, Inc.

FW Cook provides the committee with comparative compensation data on the peer companies from publicly available sources and, in addition, comparative compensation data compiled from general industry surveys, appropriately size-adjusted to determine market values based on each executive’s revenue scope. This data includes base salary, target bonus opportunity, and long-term incentive compensation for the NEOs. The committee uses this comparative data during its review of salaries, annual target cash incentive compensation, and aggregate stock option and RSU grant values for Mr. Mitchell and the other NEOs, with the view that all elements of target total direct compensation should be calibrated generally by reference to the 50th percentile of competitive market data for targeted performance, with significant upside potential for performance that exceeds target and lesser (or zero) payouts if performance is below target. The committee may use its judgment and discretion to vary the award values, based on Company and individual performance during the previous year, historical stock price trends, the impact of unforeseen events beyond management’s control, and other factors.

Prior to the separation, the Crane Holdings, Co’s comparator group for PRSUs granted in January 2023 is the S&P Midcap 400 Capital Goods Group, consisting of approximately 40 companies, with roughly a quarter of those companies in its compensation peer group. The Crane Holdings, Co.’s Compensation Committee selected the larger comparator group for PRSU purposes based on the view (with which FW Cook concurs) that a larger group is appropriate for measuring relative TSR over a three-year period because (1) company size is less relevant for TSR comparisons than benchmarking target pay levels, (2) the larger group best represents the universe of companies with which Crane Holdings, Co. competed for investor capital and (3) it is less likely to be meaningfully affected by the loss of constituent companies during the period. In addition, the S&P Midcap 400 Capital Goods Group is a regularly published listing with all the necessary data to make the required calculations.

Compensation Discussion and Analysis

CEO Assessment Process and Principal Conclusions

Each year, the Chief Executive Officer proposes a set of goals and objectives for himself, which are reviewed and approved by the Board as part of an annual self-assessment and review process managed by the Committee. The goals and objectives include quantitative goals based on the annual operating plan and related metrics, as well as certain qualitative objectives relating to business strategy, organization, and intellectual capital development. At the end of each year, our Chief Executive Officer prepares and delivers to the Committee a self-assessment of his performance during that year, with reference to the goals and objectives established at the beginning of the year as well as challenges and opportunities that arose during the year. This self-assessment is shared with the other members of the Board, and their responses and other observations are compiled by the Chair of the Committee and discussed with our Chief Executive Officer, who then responds to the full Board.

Max H. Mitchell Age: 60	President and Chief Executive Officer Crane Company from April 3, 2023 President and Chief Executive Officer Crane Holdings, Co. through April 3, 2023

Principal Conclusions

Outcomes for 2023, which shaped the Committee’s compensation decisions in January 2024:

(1)  Under Mr. Mitchell’s leadership, the planned separation of Crane Holdings, Co. into two, independent, publicly-traded companies, Crane Company and Crane NXT, Co., was completed in a tax-free transaction, which closed on the previously announced target date of April 3, 2023, generating substantial equity value for our shareholders.

(2)  Mr. Mitchell drove the Company’s performance during the entirety of 2023, delivering better than expected Crane Holdings, Co. EPS in the first quarter of 2023, and better than expected EPS for Crane Company for the full year 2023.

(3)  Mr. Mitchell oversaw the completion of a “bolt-on” acquisition in the Company’s Process Flow Technologies segment, expanding the portfolio of highly engineered, critical service products and solutions to our customers and adding to the company’s EBITDA growth.

(4)  Under Mr. Mitchell’s leadership, the Company signed a definitive agreement to acquire a strategic bolt-on for the Company’s Fluid Management solution within the Aerospace & Electronics segment.

(5)  Under Mr. Mitchell’s leadership, the Company was actively engaged in developing and investigating several M&A opportunities, to deliver on the Company’s growth strategy and increased revenue targets, while maintaining financial discipline in the process.

(6)  Mr. Mitchell continues to drive new product development and innovation, overseeing the introduction of several new products and product enhancements across all of the Company’s businesses.

(7)  Mr. Mitchell continues to lead by example, constantly reinforcing the Company’s core values of doing business ethically and with unalloyed integrity, creating an environment where the Company’s associates treat one another with trust and respect.

Outcomes for 2022, which shaped the Crane Holdings, Co.’s Committee’s compensation decisions in January 2023:

(1)  Under Mr. Mitchell’s leadership, the Company, in an uncertain economic environment with higher than predicted inflation and significant supply chain disruptions, again over-delivered on key financial metrics, including EPS and free cash flow, benefitting shareholders, and driving a substantial relative outperformance vs. peers in total shareholder return during 2022.

(2)  The Company executed on a transformative transaction that resulted in the defeasement of its asbestos liability, eliminating that liability from the Company’s balance sheet and positioning the Company for continued growth and improved cash flow metrics.

(3)  Under Mr. Mitchell’s leadership, the Company embarked on a separation transaction, which, when completed, is expected to drive significant shareholder value, and will result in two, independent, publicly traded companies poised for substantial growth in their respective end markets.

(4)  Mr. Mitchell continued to streamline the Company’s portfolio of businesses, executing on the sale of the Crane Supply business, and actively pursuing attractive M&A opportunities.

(5)  Mr. Mitchell continued to invest in new product development across all of the Company’s businesses and drove innovation in technology and manufacturing excellence.

(6)  Mr. Mitchell continued to lead by example, reinforcing the Company’s core values of doing business ethically and with unwavering integrity, and creating an environment where the Company’s associates are treated with trust and respect.

Compensation Discussion and Analysis

These observations were taken into account by the Crane Holdings’ Compensation Committee (for decisions made before the separation transaction) and by our Compensation Committee (for decisions made after the separation transaction), along with the competitive data supplied by FW Cook, in approving Mr. Mitchell’s bonuses for 2022 and 2023 under the Annual Incentive Plan and in determining Mr. Mitchell’s stock-based incentive compensation grants in January 2023 and January 2024. The CEO does not participate in any deliberations regarding his own compensation.

A similar process is followed for each of the Company’s other NEOs except that it is the Chief Executive Officer who reviews the self-assessment by such executive officer and provides the conclusions and findings that help guide the compensation decisions affecting such officer; for the other NEOs, annual incentive compensation, though largely formula-based, is subject to adjustment by the CEO, and subject to review and approval by the Committee, based on assessment of individual performance.

No Say-on-Pay Vote Required in 2023

On April 3, 2023, we completed our previously announced separation from Crane Holdings and were launched as an independent, publicly traded company. The Company’s 2023 annual meeting occurred on March 28, 2023 prior to the separation, at which time the sole stockholder of the Company was Crane Holdings and a say-on-pay vote was not yet required.

Policies and Practices Related to Our Executive Compensation Program

Compensation Risk Assessment

The Committee has established a process for assessing the potential that our compensation plans and practices may encourage our executives to take risks that are reasonably likely to have a material adverse effect on the Company. A senior management team led by the Executive Vice President, Chief Human Resources Officer conducts a review of the operation and effect of our compensation plans and practices which is presented to the Committee for discussion at its February meeting. With the assistance of FW Cook, the Committee concluded that our compensation plans and practices do not encourage excessive or unnecessary risk-taking for the following reasons:

•	Our incentive plans have a mix of performance measures, including Company-wide and business unit financial measures, operational measures, and individual objectives.

•	Our compensation programs contain a balance of annual and long-term incentive opportunities.

•	We cap incentive plan payouts within a reasonable range.

•

The range of payouts from threshold to maximum payout (performance slope) under our annual incentive plan and PRSUs is capped to prevent outsized payouts and is calibrated for an appropriate risk profile.

•	Our stock ownership guidelines link the interests of our executive officers to those of our stockholders.

•	Our clawback policy provides a means for the Company to recover the value of incentive awards in the event of a financial restatement regardless of any executive fault or misconduct.

•	The mix of PRSUs and stock options in our long-term incentive program provides a blend of relative and absolute performance measures for our senior executives.

Stock Ownership Guidelines

The Company’s stock ownership guidelines for executive officers are expressed as a multiple of base salary:

Executive Level	Minimum Ownership Level	Actual CEO/CFO Ownership Level

CEO	6 x Base Salary	39 x Base Salary

CFO	5 x Base Salary	13 x Base Salary

Executive Officers-CEO Direct Reports	4 x Base Salary

Other Executive Officers	3 x Base Salary

Compensation Discussion and Analysis

Shares that count toward the satisfaction of the guidelines are (i) shares owned by the executive, (ii) shares held in the executive’s 401(k) account, and (iii) the after-tax value (65%) of TRSUs held by the executive. Neither unearned or unvested PRSUs nor unexercised stock options count for purposes of the guidelines. The policy permits executives to sell up to 50% of the net shares realized upon an option exercise or vesting of RSUs (i.e., the total shares covered by the option exercised or the RSU grant vesting less the number of shares surrendered to pay the exercise price and satisfy tax withholding obligations), while retaining at least 50% of such net shares in order to meet the stock ownership guidelines. Once such guidelines are met, the policy permits executives to sell any shares held above the required ownership guidelines.

As of February 26, 2024, all of the NEOs either held the requisite number of shares or were complying with the above-referenced retention ratio in accordance with the guidelines.

Policies with Respect to Timing of Stock-Based Awards and Exercise Price of Stock Options

Annual awards of stock options and RSUs to executive officers are approved at the Committee’s regular January meeting, in order that full-year performance may be considered, and the awards are granted 10 business days later, after the Company’s full year earnings have been released, to better align grant date value with the stockholders’ experience. The Committee also grants stock options and RSUs at other dates to newly hired or promoted executives. All options must be granted at an exercise price that is at least equal to 100% of the fair market value of the Company’s common stock on the date of grant. Fair market value on a given day is defined as the closing market price on that day.

Policy with Respect to Hedging and Pledging of Company Stock

Certain forms of hedging or monetization transactions allow an individual to lock in much of the value of his or her stock holdings, often in exchange for all or part of the potential for upside appreciation in the stock, allowing the benefit of continued ownership of the stock without the full risks and rewards of ownership. When that occurs, the individual may no longer have the same objectives as the Company’s other stockholders. For this reason, the Board has maintained a longstanding policy prohibiting any director, executive officer, or any other designated employee who qualifies as an insider from (1) entering into any hedging or other transaction to limit the risk of ownership of Company stock or (2) pledging Company stock to secure any loan or advance of credit. During 2023, none of our directors and executive officers engaged in any such transactions.

Insider Trading Policies and Procedures

We maintain insider trading policies and procedures governing the purchase, sale, and other dispositions of Company securities that are applicable to the Company itself, all of our directors, officers and employees of the company and all members of their immediate families and households. Our insider trading policies and procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations, and NYSE listing standards.

Clawback Policy

On October 2, 2023, the Board unanimously approved, and the Company adopted a revised Compensation “Clawback” Policy to provide a means for the recovery of certain incentive compensation awards pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the Securities and Exchange Commission 2022 final rules and the recently adopted NYSE listing standards for compensation clawback. Under the revised clawback policy, the Company is required to recoup erroneously awarded incentive compensation from current and former executive officers, including its principal accounting officer, in the event of a financial restatement that is required to correct a material error in a previously issued financial statement regardless of executive fault or misconduct. Covered compensation includes all incentive-based compensation that is granted, vested or otherwise tied to a financial reporting measure within the meaning of the rules, including those payments under the Company’s Annual Incentive Plan and Performance Based Restricted Stock Units. The policy covers compensation erroneously received (within the

Compensation Discussion and Analysis

meaning of the rules) during the three completed fiscal years preceding the date the financial restatement is required and recoupment is mandatory.

Impact of Internal Revenue Code Section 162(m)

Internal Revenue Code Section 162(m) limits the deductibility of compensation in excess of $1 million paid to any one NEO in any calendar year. As a result, compensation paid in excess of $1 million to our NEOs generally will not be deductible. The Compensation Committee designs compensation programs that are intended to be in the best long-term interests of the Company and our stockholders, with deductibility of compensation being one of a variety of considerations taken into account.

Other Arrangements with Our Named Executive Officers

Change in Control Provisions

Each of the Company’s executive officers has an agreement that, in the event of a change in control of the Company, provides for continued employment for a period of three years or until normal retirement following the change in control. Upon termination within such employment period after a change in control, either by the employer without cause or by the executive with “Good Reason” for constructive termination, the executive is entitled to receive a multiple of base salary and average annual bonus payments based on the number of years in the employment period, and certain other benefits. The annual incentive plans, stock options, and RSUs contain similar features which accelerate vesting in the event of termination following a change in control. The change in control agreements do not provide for any tax gross-ups, and instead cap the payments to the employee to the extent that such payments, together with accelerated vesting of stock options and RSUs, would trigger any excise tax under Section 4999 of the Internal Revenue Code resulting from such payments (and if capping the payments provides the employee with a larger after-tax payment).

As set forth below under “Potential Payments upon Termination or Change in Control,” the aggregate payments to the NEOs under the change in control agreements, including the estimated value of continuation for three years (or until normal retirement age) of the individual’s medical coverage and other benefits, had a change of control taken place on December 31, 2023, and had employment been terminated immediately thereafter, would range from $13,926,846 for Mr. Mitchell to $3,690,761 for Ms. Polmanteer. The Board has approved these agreements and other provisions to assure the continuity of management in the event of a change in control and considers these agreements and provisions to be competitive with terms offered by other companies with which we compete for executive talent.

Indemnification Agreements

Each of the NEOs has an indemnification agreement with Crane Company. The indemnification agreements require the Company to indemnify the officers or directors to the full extent permitted by law against any and all expenses (including advances of expenses), judgments, fines, penalties, and amounts paid in settlement incurred in connection with any claim against the indemnified person arising out of services as a director, officer, employee, trustee, agent, or fiduciary of the Company or for another entity at the request of the Company, and either to maintain directors and officers liability insurance coverage or to the full extent permitted by law to indemnify such person for the lack of such insurance.

Use of Company Aircraft

In February 2023, Crane Company entered into time share agreements with Messrs. Tullis and Mitchell regarding personal use of the corporate aircraft, including aircraft leased by the Company from a third-party operator. Under the agreements, Crane Company agrees to lease the aircraft to the executive pursuant to federal aviation regulations and to provide a qualified flight crew, and the executive agrees to pay the Company for each flight. The agreement with Mr. Tullis provides that he pays the aggregate incremental cost of aircraft operation. Such incremental costs include fuel, landing fees, parking fees, temporary hangar charges, flight crew meals and lodging, and, for chartered aircraft, the entire charter fee. The agreement with Mr. Mitchell provides that he is not required to reimburse the Company for personal use until the aggregate incremental cost reaches $100,000, and thereafter is required to reimburse the Company for all incremental cost incurred above that amount. During 2023 (including the period prior to the separation), the aggregate incremental cost to Crane for personal use of the aircraft by Messrs. Tullis and Mitchell, less amounts paid by them under the time share agreements, was $0 and $100,000, respectively.

Compensation Discussion and Analysis

Management Organization and Compensation Committee Report

The Compensation Committee of the Board has submitted the following report for inclusion in this Proxy Statement:

The Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement. Based on our review and discussions with management, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

Submitted by:

The Management Organization and Compensation

Committee of the Board of Directors of Crane Company

Jennifer M. Pollino, Chair

Ellen McClain

Charles G. McClure, Jr.

John S. Stroup

James L.L. Tullis

2023 EXECUTIVE COMPENSATION TABLES

Annual Compensation of the Named Executive Officers

Please see “Impact Of the Separation Transaction On NEO Compensation Disclosures” above regarding certain impacts on the following disclosures and tables as a result of the separation transaction, particularly the adjustments to equity awards. That discussion also clarifies the applicable compensation committees that were making NEO compensation decisions at various points in time before and after the separation transaction. The following disclosures and tables should be read in light of that discussion. The following disclosures and tables will indicate when shares reported are pre-separation Crane Holdings’ shares or post-separation Crane Company and/or Crane NXT, Co. shares, as adjusted for the separation transaction.

Base Salary — The 2023 annual base salary of the Chief Executive Officer, Mr. Mitchell, was determined by the Crane Holdings’ Compensation Committee and approved by the Crane Holdings’ board of directors prior to the separation transaction. The base salary of each of the other NEOs is recommended by the Chief Executive Officer and approved by the Crane Holdings’ Compensation Committee prior to the separation transaction. Base salary accounted for approximately 27% of the aggregate total compensation of the NEOs. In light of the then pending separation the Crane Holdings’ board of directors determined in January 2023 to hold Mr. Mitchell’s compensation flat for 2023, to be reassessed by the Board of Crane Company following separation.

Stock Awards (PRSUs and TRSUs) — In early 2023, the Crane Holdings Compensation Committee made grants of PRSUs to certain key executives, including the NEOs, which were ties to a relative TSR metric over a three-year performance period. The Crane Holdings’ Compensation Committee also made grants of TRSUs to certain key executives, including the NEOs, which will vest ratably on the first, second, third, and fourth anniversaries of the date of grant.

The grants were made pursuant to Crane Holdings’ 2018 Amended & Restated Stock Incentive Plan and adjusted for the separation transaction as discussed above under “Impact of Separation Transaction on NEO Compensation Disclosures”. See “Potential Payments Upon Termination or Change in Control” beginning on page 74 for a description of treatment of the PRSUs upon termination of employment.

Option Awards — In early 2023, consistent with previous practice, the Crane Holdings’ Compensation Committee made annual grants of stock options to executives and other key employees including the NEOs pursuant to the Crane Holdings’ 2018 Amended & Restated Stock Incentive Plan. Options become exercisable 25% per year over four years, and expire, unless exercised, 10 years after grant. The exercise price of the options granted on February 6, 2023, was $119.71, which was the fair market value of Crane Holdings’ stock on the date of grant, calculated in accordance with the terms of the 2018 Amended & Restated Stock Incentive Plan by taking the closing price on the grant date. See “Potential Payments Upon Termination or Change in Control” beginning on page 74 for a description of treatment of the options upon termination of employment. See, also, “Impact of the Separation Transaction on NEO Compensation Disclosures” for additional information about the adjustments to these awards in connection with the separation transaction.

Non-Equity Incentive Plan Compensation — In early 2023, the Crane Holdings’ Compensation Committee established target bonus awards and performance targets pursuant to the Annual Incentive Plan for each of Crane Holdings’ executive officers (including the NEOs). The awards became payable in cash in the first quarter of 2024 to the extent that certain performance targets were met during 2023. The performance targets set in early 2023 for these awards contemplated the upcoming separation transaction so no adjustments were required to be made to the performance metrics in connection with the separation. The target awards are shown in the 2023 Grants of Plan-Based Awards table beginning on page 67; the amounts shown in the 2023 Summary Compensation Table under “Non-Equity Incentive Plan Compensation” for 2023 are the actual amounts paid.

Other Compensation — The amounts appearing in the 2023 Summary Compensation Table under the caption “All Other Compensation” are disaggregated in footnote 5 to the table.

2023 Executive Compensation Tables

2023 Summary Compensation Table

The table below summarizes the compensation for 2023, 2022 and 2021 earned by Crane Company’s Chief Executive Officer, its Chief Financial Officer, and each of the three other most highly paid executive officers (as determined pursuant to SEC rules) as employees of Crane Company, and, prior to the separation, as employees of Crane Holdings, Co.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)

Max H. Mitchell President and Chief Executive Officer	2023	1,200,000	—	4,557,813	1,340,013	2,610,720	100,402	256,079	10,065,027
	2022	1,200,000	—	4,569,575	1,339,997	1,919,520	—	287,464	9,316,556
	2021	1,177,990	—	3,956,400	1,274,996	2,880,000	—	195,104	9,484,490

Richard A. Maue Executive Vice President and Chief Financial Officer	2023	759,714	—	1,093,630	324,980	1,175,877	—	89,477	3,443,678
	2022	717,209	—	1,096,141	325,002	767,644	—	104,466	3,010,462
	2021	681,258	—	966,767	312,508	1,028,352	—	70,313	3,059,198

Anthony M. D’Iorio Executive Vice President, General Counsel and Secretary	2023	573,503	—	757,141	225,006	785,314	26,168	64,678	2,431,810
	2022	523,115	—	674,495	200,002	489,913	—	69,267	1,956,792
	2021	494,740	—	541,368	174,992	700,050	—	51,491	1,962,641

Alejandro A. Alcala Executive Vice President	2023	586,823		630,942	187,505	815,850	—	63,545	2,284,665
	2022	498,874	—	590,218	175,001	542,611	—	66,327	1,873,032
	2021	463,894	—	464,053	150,008	656,033	—	49,470	1,783,458

Tamara S. Polmanteer Executive Vice President and Chief Human Resources Officer	2023	456,960	—	504,721	150,004	582,060	—	59,043	1,752,788
	2022	435,748	—	505,922	150,001	407,578	—	70,356	1,569,605

(1)

Amounts shown in this column reflect the grant date fair value computed in accordance with FASB ASC Topic 718, with respect to awards of TRSUs and PRSUs made during 2023, 2022, and 2021. For details of individual grants of TRSUs and PRSUs during 2023, see the “2023 Grants of Plan-Based Awards” table below. The assumptions on which these valuations are based are set forth in Note 8 to the audited financial statements included in Crane Company’s annual report on Form 10-K filed with the SEC on February 26, 2024.

(2)

Amounts shown in this column reflect the grant date fair value computed in accordance with FASB ASC Topic 718, with respect to awards of options made during the indicated year. For details of individual grants of stock options during 2023 see the “2023 Grants of Plan-Based Awards” table below. The assumptions on which these valuations are based are set forth in Note 8 to the audited financial statements included in Crane Company’s annual report on Form 10-K filed with the SEC on February 26, 2024.

(3)

Amounts shown in this column for all NEOs represent amounts determined on the basis of the indicated year’s performance and paid early in the following year under the Annual Incentive Plan. For details of the 2023 non-equity incentive plan compensation, including the minimum, target and maximum amounts that were potentially payable, see the “2023 Grants of Plan-Based Awards” table below.

(4)

The amount shown in this column for 2023 for Messrs. Mitchell and D’Iorio is the change in the actuarial present value of the accumulated benefit under all defined benefit plans (which include the Crane Pension Plan for Eligible Employees and the Crane benefit equalization plan) from December 31, 2022, to December 31, 2023, with further detail listed below:

	Year Ended December 31,	Pension Plan for Eligible Employees ($)	Benefit Equalization Plan ($)

M. H. Mitchell	2023	30,317	70,085

A. M. D’Iorio	2023	26,168	—

For 2021 and 2022, amounts in this column are zero because the change in actuarial present value for each year was negative. For additional information regarding these plans, see the “Retirement Benefits” section in this proxy statement.

2023 Executive Compensation Tables

(5)	Amounts in this column for 2023 include the following:

	Dividends Paid on Restricted Stock/RSUs* ($)	Personal Use of Company Aircraft** ($)	Personal Use of Company- Provided Car ($)	Company Contribution to Benefit Equalization Plan*** ($)	Company Contribution to 401(k) Plan ($)	Insurance Premiums ($)	Cyber Security Protection ($)	Total ($)

M. H. Mitchell	33,391	100,000	14,250	83,686	19,800	2,002	2,950	256,079

R. A. Maue	11,063	—	18,542	35,921	19,800	1,201	2,950	89,477

A. M. D’Iorio	6,808	—	15,191	22,002	19,800	877	—	64,678

A. A. Alcala	5,836	—	15,429	23,983	17,460	837	—	63,545

T. S. Polmanteer	7,740	—	14,738	16,036	19,800	729	—	59,043

*

As described above further under “Impact of Separation Transaction On NEO Compensation Disclosures”, upon the separation transaction, the NEOs’ then-outstanding equity awards were adjusted into awards denominated in both Crane Company and Crane NXT, Co. common stock. Therefore, this column reflects dividends paid on shares of TRSUs at the same rate as on all other shares of Crane Company, or as applicable, Crane NXT, Co. common stock. Dividends are not accrued or paid on PRSUs until the awards are earned and shares of common stock are issued in respect thereof.

**

The method of computing the cost of personal use of the Crane Company aircraft is described under the section of this proxy statement entitled “Compensation Discussion and Analysis—Section 2: Principal Elements of Crane’s Executive Compensation Program—Other Compensation for Named Executive Officers.”

***	Includes Crane Company’s contribution to the defined contribution benefit under the benefit equalization plan; see “Nonqualified Deferred Compensation Benefits” below.

2023 Executive Compensation Tables

2023 Grants of Plan-Based Awards

The following table gives further details of 2023 compensation as disclosed in the “Stock Awards,” “Option Awards” and “Non-Equity Incentive Plan Compensation” columns of the “2023 Summary Compensation Table.”

In the table below, the rows labeled “AIP” disclose target bonuses set in February 2023, at which time business performance targets were also fixed. Note that the amount shown in the “2023 Summary Compensation Table” for 2023 under the heading “Non-Equity Incentive Plan Compensation” is the cash bonus actually paid, which was determined entirely by the performance of the business as compared to the targets set at the beginning of 2023.

All equity awards granted to Crane Company NEOs in 2023 were granted by Crane Holdings prior to the separation transaction. Accordingly, the numbers shown in the table below reflect the number of Crane Holdings shares originally subject to such awards, their original exercise price (if applicable) and the grant date fair value of such awards. Please see “Impact of Separation Transaction On NEO Compensation Disclosures” in the Compensation Discussion and Analysis above for a more detailed discussion of equity award adjustments in connection with the separation transaction.

The column headed “Grant Date Fair Value of Stock and Option Awards” shows the grant date fair value of the TRSUs, PRSUs and stock options originally granted by Crane Holdings in 2023. These amounts also appears in the “2023 Summary Compensation Table” under the respective headings “Stock Awards” and “Option Awards”; see footnote 1 and 2 to the “2023 Summary Compensation Table” on page 65. The value of any awards at vesting may be higher or lower than the grant date fair value.

	Type of Award	Grant Date(1)	Approval Date	Estimated possible payouts under non-equity incentive plan awards(2) ($)			Estimated future payouts under equity incentive plan awards(3) (#)			All Other Stock Awards: Number of shares of stock or units (#)	All other option awards: Number of securities underlying options (#)	Exercise or base price of option awards ($/sh)(4)	Grant date fair value of stock and option awards ($)(5)
Name				Threshold	Target	Max.	Threshold	Target	Max.

M. H. Mitchell	AIP			—	1,440,000	2,880,000
	PRSU	2/6/2023	1/23/2023				6,157	24,626	49,252				3,485,810
	TRSU	2/6/2023	1/23/2023							8,955			1,072,003
	Options	2/6/2023	1/23/2023								31,552	119.71	1,340,013

R. A. Maue	AIP			—	648,581	1,297,162
	PRSU	2/6/2023	1/23/2023				1,358	5,430	10,860				768,617
	TRSU	2/6/2023	1/23/2023							2,715			325,013
	Options	2/6/2023	1/23/2023								7,652	119.71	324,980

A. M. D’Iorio	AIP			—	433,157	866,314
	PRSU	2/6/2023	1/23/2023				940	3,759	7,518				532,086
	TRSU	2/6/2023	1/23/2023							1,880			225,055
	Options	2/6/2023	1/23/2023								5,298	119.71	225,006

A. A. Alcala	AIP			—	450,000	900,000
	PRSU	2/6/2023	1/23/2023				783	3,133	6,266				443,476
	TRSU	2/6/2023	1/23/2023							1,566			187,466
	Options	2/6/2023	1/23/2023								4,415	119.71	187,505

T. S. Polmanteer	AIP			—	321,048	642,096
	PRSU	2/6/2023	1/23/2023				627	2,506	5,012				354,724
	TRSU	2/6/2023	1/23/2023							1,253			149,997
	Options	2/6/2023	1/23/2023								3,532	119.71	150,004

(1)

All grants of PRSUs, TRSUs and stock options were approved by the Crane Holdings Compensation Committee at its meeting on January 23, 2023 with a grant date scheduled on February 6, 2023, on which date the number of underlying Crane Holdings shares and (for the stock options) exercise price were first determinable. As described above, these awards were subsequently adjusted in connection with the separation transaction.

2023 Executive Compensation Tables

(2)

On January 29, 2024, the Crane Company Compensation Committee approved bonus payouts for 2023 at 181.3% of target for the corporate NEOs based on 2023 results as adjusted for certain special items. The approved bonus payout amounts were paid in February 2024 and are shown in the “2023 Summary Compensation Table” under “Non-Equity Incentive Plan Compensation” for 2023.

(3)

Amounts shown were, as of the date the PRSUs were granted by Crane Holdings, Co. on February 6, 2023, the estimated number of Crane Holdings shares that could vest. As described above, these awards were subsequently adjusted in connection with the separation transaction.

(4)

The exercise price of options is, as of the grant date of the options, the fair market value of Crane Holdings stock on the date of grant, determined in accordance with the terms of the Crane Holdings, Co. 2018 Stock Incentive Plan, which is the closing market price on the date of grant. As described above, these awards were subsequently adjusted in connection with the separation transaction.

(5)	The grant date fair values of PRSUs, TRSUs, and stock options are as follows, in each case calculated in accordance with FASB ASC Topic 718 and tied to Crane Holdings’ stock as of the grant date:

Type of Equity Award	Value ($)	Method of Valuation

PRSUs	141.55	Monte Carlo pricing model

TRSUs	119.71	Closing trading price on grant date

Stock Options	42.47	Black-Scholes pricing model

2023 Executive Compensation Tables

2023 Option Exercises and Stock Vested

The data in the “Option Exercises and Stock Vested” table is compiled based on each transaction date and therefore (i) for stock exercises or vesting events that occurred prior to the spin-off, transactions are denominated in Crane Holdings’ common stock, and (ii) for stock exercises or vesting events that occurred after the separation transaction, transactions are denominated in Crane Company or Crane NXT, Co. common stock, as the case may be.

The value realized on exercise of options is computed by multiplying shares acquired upon exercise by the difference between the market price of the shares on the applicable exercise date (calculated as the closing price on that date, or, if the shares received were concurrently sold, as the price actually obtained), and the exercise price of the options. The value realized on vesting of TRSUs and PRSUs is computed by multiplying the number of shares by the closing price on the applicable vesting date.

		Option Awards		Stock Awards
Name		Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares/Units Acquired on Vesting (#)	Value Realized on Vesting ($)

M. H. Mitchell	Crane Holdings, Co.	—	—	23,721	$2,657,709

	Crane Company	61,475	$2,635,763	—	—

	Crane NXT, Co.	61,475	$1,030,466	—	—

R. A. Maue	Crane Holdings, Co.	26,362	$943,497	6,675	$752,753

	Crane Company	7,505	$379,715	296	$23,325

	Crane NXT, Co.	—	—	296	$14,513

A. M. D’Iorio	Crane Holdings, Co.	21,004	$893,972	3,670	$414,339

	Crane Company	20,514	$920,964	—	—

	Crane NXT, Co.	—	—	—	—

A. A. Alcala	Crane Holdings, Co.	—	—	3,301	$372,376

	Crane Company	—	—	—	—

	Crane NXT, Co.	47,624	$1,035,327	—	—

T. S. Polmanteer	Crane Holdings, Co.	—	—	368	$44,223

	Crane Company	—	—	1,311	$93,605

	Crane NXT, Co.	—	—	1,311	$61,001

2023 Executive Compensation Tables

2023 Outstanding Equity Awards at Fiscal Year-End

The following table shows for each NEO, as of December 31, 2023: (i) under the heading “Option Awards,” the number of unexercised options, whether exercisable or unexercisable, with the exercise price and expiration date of each grant; (ii) in the first and second columns under the heading “Stock Awards,” the number and market value of unvested shares of restricted stock, and TRSUs; and (iii) in the third and fourth columns under the heading “Stock Awards,” the number and market value of unearned PRSUs. No such awards have been transferred by any of the NEOs. As described above, equity awards granted to the NEOs prior to the separation transaction were adjusted upon the separation transaction into awards denominated in Crane Company and Crane NXT stock. The Outstanding Equity Awards table reflects both the Crane Company component and Crane NXT, Co. component of awards that remained outstanding at the end of 2023.

			Option Awards					Stock Awards
Name		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)

M. H. Mitchell	Crane Company	21,718	—		64.86	1/29/2028	23,350	2,758,569	170,605	20,155,275
		116,293	—		54.96	1/28/2029	—	—	—	—
		88,704	29,569	(5)	58.05	1/27/2030	—	—	—	—
		30,619	30,620	(6)	54.58	1/25/2031	—	—	—	—
		10,304	30,914	(7)	70.64	2/7/2032	—	—	—	—
		—	31,552	(8)	83.14	2/6/2033	—	—	—	—

	Crane NXT, Co.	21,718	—		35.06	1/29/2028	23,350	1,327,915	176,780	10,053,479
		116,293	—		29.71	1/28/2029	—	—	—	—
		88,704	29,569	(5)	31.38	1/27/2030	—	—	—	—
		30,619	30,620	(6)	29.50	1/25/2031	—	—	—	—
		10,304	30,914	(7)	38.19	2/7/2032	—	—	—	—
		—	31,552	(8)	44.94	2/6/2033	—	—	—	—

R. A. Maue	Crane Company	—	6,571	(5)	58.05	1/27/2030	7,639	902,471	37,765	4,461,557
		—	7,505	(6)	54.58	1/25/2031	—	—	—	—
		2,499	7,498	(7)	70.64	2/7/2032	—	—	—	—
		—	7,652	(8)	83.14	2/6/2033	—	—	—	—
		—	6,571	(5)	31.38	1/27/2030	7,639	434,430	39,140	2,225,892
		7,505	7,505	(6)	29.50	1/25/2031	—	—	—	—

	Crane NXT, Co.	2,499	7,498	(7)	38.19	2/7/2032	—	—	—	—
		—	7,652	(8)	44.94	2/6/2033	—	—	—	—

A. M. D’Iorio	Crane Company	—	3,560	(5)	58.05	1/27/2030	4,761	562,465	23,291	2,751,599
		4,202	4,203	(6)	54.58	1/25/2031	—	—	—	—
		1,538	4,614	(7)	70.64	2/7/2032	—	—	—	—
		—	5,298	(8)	83.14	2/6/2033	—	—	—	—
		9,837	—		35.06	1/29/2028	4,761	270,758	24,061	1,368,349
		10,677	3,560	(5)	31.38	1/27/2030	—	—	—	—

	Crane NXT, Co.	4,202	4,203	(6)	29.50	1/25/2031	—	—	—	—
		1,538	4,614	(7)	38.19	2/7/2032	—	—	—	—
		—	5,298	(8)	44.94	2/6/2033	—	—	—	—

2023 Executive Compensation Tables

			Option Awards					Stock Awards
Name		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)

A. A. Alcala	Crane Company	2,293	—		30.26	1/25/2026	4,081	482,129	19,927	2,354,176
		12,134	—		51.32	1/30/2027	—	—	—	—
		8,657	—		64.86	1/29/2028	—	—	—	—
		11,083	—		54.96	1/28/2029	—	—	—	—
		9,855	3,286	(5)	58.05	1/27/2030	—	—	—	—
		3,602	3,603	(6)	54.58	1/25/2031	—	—	—	—
		1,345	4,038	(7)	70.64	2/7/2032	—	—	—	—
		—	4,415	(8)	83.14	2/6/2033	—	—	—	—

	Crane NXT, Co.	—	3,286	(5)	31.38	1/27/2030	4,081	232,086	20,587	1,170,783
		—	3,603	(6)	29.50	1/25/2031	—	—	—	—
		1,345	4,038	(7)	38.19	2/7/2032	—	—	—	—
		—	4,415	(8)	44.94	2/6/2033	—	—	—	—

T. S. Polmanteer	Crane Company	1,153	3,461	(7)	70.64	2/7/2032	4,982	588,573	10,910	1,288,907

		—	3,532	(8)	83.14	2/6/2033	—	—	—	—

	Crane NXT, Co.	1,153	3,461	(7)	38.19	2/7/2032	4,982	283,326	10,910	620,452
		—	3,532	(8)	44.94	2/6/2033	—	—	—	—

(1)

Options vest on the dates indicated in the corresponding footnote; options also vest (or continue to vest per schedule in case of retirement for certain awards) upon death, disability, retirement, or termination after a change in control. Retirement for this purpose generally means termination of employment after age 65 or after age 62 with at least 10 years of service.

(2)	Figures in this column include time-based RSUs which will vest according to the following schedule:

Vesting Date	Security	Mitchell	Maue	D’Iorio	Alcala	Polmanteer

January 25,2024	Crane Company	3,245	994	557	477	—

	Crane NXT, Co.	3,245	994	557	477	—

January 27,2024	Crane Company	—	539	292	270	—

	Crane NXT, Co.	—	539	292	270	—

February 6, 2024	Crane Company	2,238	678	470	391	313

	Crane NXT, Co.	2,238	678	470	391	313

February 7, 2024	Crane Company	2,635	799	492	430	369

	Crane NXT, Co.	2,635	799	492	430	369

April 26, 2024	Crane Company	—	—	—	—	1,311

	Crane NXT, Co.	—	—	—	—	1,311

January 25,2025	Crane Company	3,245	994	557	478	—

	Crane NXT, Co.	3,245	994	557	478	—

February 6, 2025	Crane Company	2,239	679	470	392	313

	Crane NXT, Co.	2,239	679	470	392	313

February 7, 2025	Crane Company	2,635	799	491	430	369

	Crane NXT, Co.	2,635	799	491	430	369

April 26, 2025	Crane Company	—	—	—	—	1,311

	Crane NXT, Co.	—	—	—	—	1,311

2023 Executive Compensation Tables

Vesting Date	Security	Mitchell	Maue	D’Iorio	Alcala	Polmanteer

February 6, 2026	Crane Company	2,239	679	470	391	313

	Crane NXT, Co.	2,239	679	470	391	313

February 7, 2026	Crane Company	2,635	799	492	430	369

	Crane NXT, Co.	2,635	799	492	430	369

February 6, 2027	Crane Company	2,239	679	470	392	314

	Crane NXT, Co.	2,239	679	470	392	314

For all grants, vesting also occurs (or continues to occur per schedule in case of retirement for certain awards) upon death, disability, or retirement, or upon termination after a change in control. Retirement for this purpose generally means termination of employment after age 65, or after age 62 with at least 10 years of service.

(3)

Computed using a price of $118.14 per share for awards in Crane Company shares, and $56.87 per share for awards in Crane NXT, Co. shares, which in each case was the closing market price of Crane Company or Crane NXT, Co. common stock on the last trading day of 2023, as applicable.

(4)

The PRSUs granted in 2022 and 2023 will vest, if at all, on December 31, 2024, and December 31, 2025, respectively, as determined with reference to the percentile ranking of the total stockholder return (share price appreciation plus reinvested dividends), or TSR, of, respectively, Crane and Crane NXT common stock for the three-year period ending on that date (assuming for the purposes of the calculations that each had been an independent company since the beginning of the respective performance period), as compared to the TSRs of the other companies in the S&P Midcap 400 Capital Goods Group. Pursuant to SEC rules, the hypothetical amounts shown in the table include the PRSUs granted in 2022 and the PRSUs granted in 2023 at maximum payout 200%, based on Crane Company’s TSR performance as of December 31, 2023, and at maximum payout (200%), based on the Crane NXT, Co.’s TSR as of December 31, 2023. There can be no assurance, however, that each company’s TSR for a full vesting period will be sufficient for the PRSUs to vest, if at all, at any particular level. The PRSUs granted in 2021 vested after performance results through December 31, 2023, were certified, at 177.6% of target for the Crane Company portion and at 194.9% of target for the Crane NXT portion and are reflected in the table at that level.

(5)	This option grant will be 100% vested on January 27, 2024.

(6)	This option grant will be 75% vested on January 25, 2024; and 100% on January 25, 2025.

(7)	This option grant will be 50% vested on February 7, 2024; 75% on February 7, 2025; and 100% on February 7, 2026.

(8)	This option grant will be 25% vested on February 6, 2024; 50% on February 6, 2025, 75% on February 6, 2026; and 100% on February 6, 2027.

Retirement Benefits

Employees Hired Prior to 2006 (defined benefit) — Messrs. Mitchell and D’Iorio have accrued retirement benefits under Crane Company’s defined benefit pension plan, which was closed to employees hired after 2005 and then frozen with no further benefit accruals effective December 31, 2012. For all eligible salaried employees, including all of the NEOs and other executive officers, Crane provides a retirement benefit equal to three percent of covered compensation, subject to the Code limits as described below, which amount is invested in the Crane Company Savings and Investment Plan (401(k) plan), a defined contribution retirement plan, at the direction of the employee.

Effective January 1, 2013, all executive officers and other employees who were participants in the pension plan receive annual pension benefits payable under the pension plan equal to 1-2/3% per year of service of the participant’s average annual compensation during the five highest compensated consecutive years (prior to 2013) of the 10 years of service immediately preceding retirement less 1-2/3% per year of service of the participant’s Social Security benefit, up to a maximum deduction of 50% of the Social Security benefit. Compensation for purposes of the pension plan is defined as total W-2 compensation plus employee contributions made under salary reduction plans less: (i) reimbursements or other expense allowances; (ii) cash and noncash fringe benefits (including automobile allowances); (iii) moving expenses (including “home allowances”); (iv) deferred compensation; (v) welfare benefits; (vi) severance pay; (vii) amounts realized from the exercise of a non-qualified stock option or the sale, exchange or other disposition of stock acquired under a qualified stock option; and (viii) amounts realized when restricted stock (or property) held by the employee is recognized in the employee’s taxable income under section 83 of the Code. However, the Code limits the total compensation taken into account for any participant under the pension plan. That limit was $330,000 for 2023 and is subject to adjustment in future years.

Benefit Equalization Plan — The NEOs also participate in the benefit equalization plan, a non-qualified, non-elective deferred compensation plan. Under the benefit equalization plan, participating executives receive a benefit intended to

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restore retirement benefits under Crane Company’s regular pension plan that are limited by the Code cap on the amount of compensation that can be considered in determining benefits under tax-qualified pension plans. There is no supplemental benefit based on deemed service or enhanced compensation formulas. Benefits accrued under this plan are not funded or set aside in any manner. The only NEO with a defined benefit account in this plan is Mr. Mitchell. This plan was also frozen as to defined benefit accruals effective December 31, 2012. Effective January 1, 2014, the benefit equalization plan was amended to cover participants’ benefits under the defined contribution retirement plan referenced above, and the Crane Holdings, Co.’s Management Organization and Compensation Committee extended the participation in this plan to 21 senior leadership executives, including all of the NEOs. This plan was transferred to and assumed by Crane Company in connection with the separation transaction.

See “Nonqualified Deferred Compensation Benefits” in this section of this proxy statement regarding certain employer contributions to the benefit equalization plan for the year 2014 and after.

The table below sets forth the number of years of credited service and the present value on December 31, 2023, of the accumulated benefit under the pension plan and the benefit equalization plan for each of the NEOs covered by those plans.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)

M. H. Mitchell	Crane Pension Plan for Eligible Employees	9	318,998	—
	Crane Benefit Equalization Plan	5	797,898	—
A. M. D’Iorio	Crane Pension Plan for Eligible Employees	8	272,607	—

(1)

The actuarial present value of each participant’s accumulated pension benefit is determined using the same assumptions and pension plan measurement date used for financial statement reporting purposes. The actual retirement benefit at normal retirement date payable under the pension plan for eligible employees is subject to an additional limit under the Code which, for 2023, does not permit annual retirement benefit payments to exceed the lesser of $265,000 or the participant’s average compensation for the participant’s three consecutive calendar years of highest compensation, subject to adjustment for future years. The dollar limit is subject to further reduction to the extent that a participant has fewer than 10 years of service with Crane or 10 years of participation in the defined benefit plan.

Nonqualified Deferred Compensation Benefits

The benefit equalization plan was amended effective January 1, 2013, to add a defined contribution component that restores the tax-limited portion of the non-matching company contribution under the Company’s 401(k) plan and also amended effective April 3, 2023, in connection with the closing of the separation transaction. That benefit is currently three percent of a participant’s annual salary plus bonus in excess of the Internal Revenue Code compensation limit that applies under the 401(k) plan. Contributions earn interest during a plan year at a rate equal to the average 10-year Treasury Constant Maturities for the month of December immediately preceding such plan year. The contributions become vested based on the participant’s years of service at the rate of 20% per year over five years. Vested contributions, as adjusted for interest, are payable in a lump sum cash payment seven months after termination of employment.

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The following table shows information about the participation by each NEO in the benefit equalization plan with respect to this employer contribution. The NEOs do not participate in any other defined contribution nonqualified deferred compensation plans.

2023 Nonqualified Deferred Compensation

Name	Executive Contributions in 2023 ($)	Employer Contributions in 2023(1) ($)	Aggregate Earnings in 2023 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 31, 2023 ($)

M. H. Mitchell	—	83,686	18,713	—	619,322

R. A. Maue	—	35,921	8,123	—	268,422

A. M. D’Iorio	—	22,002	2,616	—	96,897

A. A. Alcala	—	23,983	3,930	—	136,466

T. S. Polmanteer	—	16,036	781	—	38,379

(1)	Amounts in this column are included in “All Other Compensation” in the 2023 Summary Compensation Table.

Potential Payments Upon Termination or Change in Control

The NEOs would have received certain payments or other benefits in the following circumstances, assuming that each had taken place on December 31, 2023:

•	the executive resigns voluntarily;

•	the executive is involuntarily terminated, either directly or constructively;

•	the executive retires;

•	the executive dies or becomes permanently disabled while employed; or

•	a change in control of the Company takes place and the executive is terminated under certain circumstances within up to three years.

Such payments or other benefits would be due to the NEOs under the following plans and agreements:

Severance Pay

Our severance general practice is to pay salaried employees one week per year of service upon termination of employment by the Company for the convenience of the Company; however, our prevailing practice on severance in the case of executive officers is to pay the executive an amount equal to one year’s base salary, either in a lump sum or by continuation of biweekly payroll distributions, at the election of the executive (to the extent permitted by applicable law), with medical, dental, and other welfare benefits and retirement benefits continuing during such period. Under this practice, if each of the NEOs had been terminated by Crane Company for the convenience of Crane Company as of December 31, 2023, the severance to which they would have been entitled (including the estimated value of continuation of welfare benefits) would have been as follows:

M. H. Mitchell	$1,217,002

R. A. Maue	$785,246

A. M. D’Iorio	$578,956

A. A. Alcala	$621,401

T. S. Polmanteer	$466,587

Annual Incentive Plan

Under the Company’s Annual Incentive Plan, an NEO must generally remain employed through the bonus payment date to be eligible for an award. If, however, employment terminates before the payment date due to the NEO’s death,

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“disability,” or “retirement” (as defined in the Annual Incentive Plan), the NEO remains eligible to receive a prorated bonus for the year subject to actual performance results. Had any of the NEOs experienced a termination due to death, disability or (if eligible) retirement under the Annual Incentive Plan as of December 31, 2023, the NEO would have remained eligible to receive the full annual bonus for 2023 in the amount shown under the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 65.

Stock Options

Voluntary Resignation	Unvested options cancelled; vested options remain exercisable for a period following termination of employment, as stated in the applicable award agreement, generally within 90 days

Involuntary Termination	Unvested options cancelled; vested options remain exercisable for a period following termination of employment, as stated in the applicable award agreement, generally within 90 days

Retirement	Options continue to become vested and exercisable in accordance with their grant terms, subject to compliance with a covenant not to compete with the Company

Death or Permanent Disability While Employed	Unvested options become immediately exercisable

Change in Control	No change

Termination After Change in Control	Vesting is accelerated only if employment is terminated, involuntarily or for Good Reason, within two years after the change in control

If the then unvested Crane Company and Crane NXT, Co. stock options of each of the NEOs had become exercisable as of December 31, 2023, and assuming the value of the Crane Company’s stock to be $118.14 per share and the Crane NXT, Co. stock to be $56.87 per share, the closing price for each respective company on the last trading day of 2023, the aggregate value to each of the NEOs of exercising the unvested options on that date would have been as follows:

M. H. Mitchell	$8,841,415

R. A. Maue	$2,100,102

A. M. D’Iorio	$1,240,833

A. A. Alcala	$1,083,267

T. S. Polmanteer	$394,806

Restricted Share Units and Performance Restricted Share Units

Voluntary Resignation	Forfeited

Involuntary Termination	Forfeited

Retirement(1)	Continue to vest in accordance with the regular schedule, subject to compliance with a covenant not to compete with the Company

Death or Permanent Disability While Employed	Immediate vesting(2)

Change in Control	No change

Termination After Change in Control	Accelerated vesting only if employment is terminated, involuntarily or for Good Reason, within two years after the change in control(3)

(1)

Retirement for this purpose generally means termination of employment after age 65, or after age 62 with at least 10 years of service. Vesting of PRSUs is not determined until after the applicable performance period based on the actual performance results. Amounts in the table immediately below for Crane Company assume 177.6% for the 2021 grant and 200% for the 2022 and 2023 grant, for Crane NXT, Co. assume 194.9% for the 2021 grant and 200% for the 2022 and 2023 grant (based on performance through the end of the last fiscal year).

(2)

Vesting of PRSUs is not determined until after the applicable performance period based on the actual performance results. Amounts in the table immediately below for Crane Company assume 177.6% for 2021 and 200% for the 2022 and 2023 grant; for Crane NXT assume 194.9% for the 2021 grant and 200% for the 2022 and 2023 grant (based on performance through the end of the last fiscal year).

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(3)

For PRSUs vesting in connection with a change in control, the number of shares vesting is generally based on performance results determined through the date immediately before the change in control, except that if the change in control occurs during the first half of the performance period, the number of PRSUs vesting is based on target performance. Amounts in the table immediately below for Crane Company assume 177.6% for the 2021 grant, 200% for the 2022 grant and target for the 2023 grant, for Crane NXT, Co. assume 194.7% for the 2021 grant, 200% for the 2022 grant, and target for the 2023 grant (based on performance through the end of the last fiscal year).

If the then unvested restricted share units (including PRSUs) owned by each of the NEOs had become vested as of December 31, 2023, and assuming the value of Crane Company stock to be $118.14 per share and the value of Crane NXT, Co. stock to be $56.87 per share, the closing price of stock for each company on the last trading day of 2023, the aggregate value to each of the NEOs would have been as follows:

	Retirement, Death or Disability ($)	Termination after Change in Control ($)

M. H. Mitchell	34,295,237	29,985,442

R. A. Maue	8,024,350	7,074,046

A. M. D’Iorio	4,953,172	4,295,308

A. A. Alcala	4,239,172	3,690,867

T. S. Polmanteer	2,781,258	2,342,683

Benefit Equalization Plan

Each of the named executive officers participates in the benefit equalization plan described under the caption “Retirement Benefits” on page 72. Assuming their separation from service as of December 31, 2023, they would have become entitled to the following benefits under the defined benefit and defined contribution portions of the benefit equalization plan, respectively. In the event of a participant’s death, 100% of the defined contribution and 50% of the defined benefit would be payable to the participant’s beneficiary.

	Defined Benefit ($)	Defined Contribution ($)

M. H. Mitchell	797,898	619,323

R. A. Maue	—	268,423

A. M. D’Iorio	—	96,897

A. A. Alcala	—	136,467

T. S. Polmanteer	—	38,379

Change in Control Agreements

Each of the NEOs has an agreement that, in the event of a change in control of the Company, provides for the continuation of the employee’s then current base salary, bonus plan, and benefits for the three-year period following the change in control. The agreements are for a three-year period but are automatically extended annually by an additional year unless the Company gives notice that the period shall not be extended.

Upon termination within three years after a change in control, by the Company without “Cause” or by the employee with “Good Reason” (as defined in the agreement), the employee is immediately entitled to a proportionate amount of the greater of the last year’s bonus or the average bonus paid in the three prior years, plus three times the sum of his or her annual salary and the greater of the last year’s bonus or the average of the previous three years’ bonuses. All accrued deferred compensation and vacation pay, employee benefits, medical coverage, and other benefits also continue for three years (or until normal retirement) after termination.

“Cause” under the change in control agreements generally includes, among other things, personal dishonesty or certain breaches of fiduciary duty; repeated, willful, and deliberate failure to perform the executive’s specified duties; the commission of a criminal act related to the performance of duties; distributing proprietary confidential information about the Company; habitual intoxication by alcohol or other drugs during work hours; or conviction of a felony.

“Good Reason” under the change in control agreements includes, among other things, any action by Crane Company that results in a diminution in the position, authority, duties, or responsibilities of the employee.

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If a change in control had taken place on December 31, 2023, and employment had terminated immediately thereafter, each of the NEOs would have become entitled to the following benefits under this provision:

	Cash Payment ($)	Estimated value of continuation for three years (or until normal retirement) of medical coverage and other benefits ($)

M. H. Mitchell	13,875,840	51,006

R. A. Maue	6,917,387	66,627

A. M. D’Iorio	4,823,630	4,242

A. A. Alcala	5,011,200	64,203

T. S. Polmanteer	3,666,920	23,841

Aggregate Benefit Amounts

The table below reflects the estimated aggregate compensation that each of the NEOs would receive in the event of his or her voluntary resignation, involuntary termination, qualified retirement, death or disability, change in control and termination following a change in control. The amounts shown assume that such termination was effective as of December 31, 2023, and include amounts earned through that date. They are therefore not equivalent to the amount that would be paid out to the executive upon termination at another time.

Name	Voluntary Resignation ($)	Involuntary Termination ($)	Retirement ($)	Death or Disability ($)	Change in Control ($)	Termination after Change in Control ($)

M. H. Mitchell	—	1,217,002	45,747,372	45,747,372	—	52,753,703

R. A. Maue	—	785,246	11,300,329	11,300,329	—	16,158,162

A. M. D’Iorio	—	578,956	6,979,319	6,979,319	—	10,364,013

A. A. Alcala	—	621,401	6,138,289	6,138,289	—	9,849,537

T. S. Polmanteer	—	466,587	3,758,124	3,758,124	—	6,428,250

Equity Compensation Plan Table

As of December 31, 2023:	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted average exercise price of outstanding options (b)	Number of securities remaining available for future issuance under equity compensation plans (c)

Equity compensation plans approved by security holders:

Crane Company 2023 Stock Incentive Plan	2,188,718	*	$55.97	7,336,181

Equity compensation plans not approved by security holders

Total	2,188,718		$55.97	7,336,181

* Includes 325,702 RSUs, 135,886 DSUs and 352,068 PRSUs, assuming the maximum potential payout percentage. Actual numbers of shares may vary, depending on actual performance. If the PRSUs included in this total vest at the target performance level as opposed to the maximum level, the aggregate awards outstanding would be 2,012,684. Column (b) does not take RSUs, PRSUs or DSUs into account because they do not have an exercise price.

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Executive Compensation – Relative Measurements
Pay Ratio
As of December 31, 2023, Crane Company had approximately 6,857 employees located in 24 countries around the world (excluding contract workers), of whom 3,862 were located in the United States. For the calendar year 2023, the estimated median of the annual total compensation of all those employees worldwide (excluding our CEO) was $69,849 and the estimated median of the annual total compensation of all those employees located in the United States (excluding our CEO) was $93,380. The total compensation of our CEO, Max Mitchell, in 2023 was $
10,065,027
 (see “2023 Summary Compensation Table” beginning on page 65), which was 144 times the compensation of the median employee worldwide, and 108 times the compensation of the median employee in the United States.
The following briefly describes the process we used to identify our median employees for 2023, based on our employee population as of December 31, 2023 for Crane Company:

•
We used a statistical sampling technique to identify each median employee, randomly selecting 259 of our worldwide employees and 253 of our United States employees. We then identified the individual in each of the two samples who received the median compensation, using for this purpose salary (including base wages), bonus and overtime actually paid during 2023. We then determined the 2023 annual total compensation of those two employees as shown above on the same basis as used for the CEO in the 2023 Summary Compensation Table.

•	In accordance with SEC rules, we excluded from our employee population the 345 employees acquired as a result of Crane Company’s acquisition of Baum lined piping GmbH on October 23, 2023.

•
In accordance with SEC rules, we also excluded from our employee population all employees located in 14 countries who together comprise 5% of all Crane Company employees. We excluded employee populations in the following countries: Australia, Austria, Belgium, Canada, France, Italy, Japan, Korea, the Netherlands, Philippines, Poland, Saudi Arabia, Singapore, and the United Arab Emirates.

•	After excluding the employees described above, we ran our pay ratio calculation based on an employee population of 6,186 as of December 31, 2023.
The CEO pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on the methodologies and assumptions described above. SEC rules for identifying the median employee and determining the CEO pay ratio permit companies to use a wide range of methodologies, estimates, and assumptions. As a result, the CEO pay ratios reported by other companies, which may have employed other permitted methodologies or assumptions and which may have a significantly different work force structure from ours, are likely not comparable to our CEO pay ratio.

2023 Executive Compensation Tables

Pay Versus Performance
Introduction
In accordance with the SEC’s disclosure requirements regarding pay versus performance (“PVP”), this section presents the
SEC-defined
“Compensation Actually Paid” (“CAP”). Also required by the SEC, this section compares CAP to various measures used to gauge performance at the Company.
Compensation decisions are made independently of
disclosure
requirements. CAP is a supplemental measure to be viewed alongside performance measures as an addition to the philosophy and strategy of compensation-setting discussed elsewhere in the Compensation Discussion and Analysis section of this Proxy Statement (“CD&A”), not in replacement. Additional information on how the Compensation Committee makes compensation decisions and aligns pay with performance can be found in the “Compensation Decision-Making Process” section of the CD&A.
Pay versus Performance Metrics
The table below shows, in compliance with PVP regulations, the most important metrics used to link CAP to Company performance. These measures, along with others, significantly impact annual compensation decisions and outcomes for the executive team.

Performance Metric	Impact on CAP
Adjusted EPS
Earnings from continuing operations per diluted share excluding special items	Determines 75% of the annual incentive payout for the PEO and other NEOs

Adjusted Free Cash Flow
Cash provided by operating activities, less capital spending	Determines 25% of annual incentive payout for the Principal Executive Officer (“PEO”) and other NEOs

Relative Total Shareholder Return
Stock price performance versus a comparator group (S&P 400 MidCap Capital Goods Index)	Determines 100% of the PRSU payout, which represents 55% of the annual LTI grant value for the PEO and 50% for other NEOs
In addition to the metrics detailed above, compensation decisions are made each year taking into account a number of other factors. Short-term and long-term incentives are subject to formalized performance and payout curves (detailed on page 5
2
), but fixed compensation and target incentive pay levels are set based on individual performance, scope of responsibility, and assessment of pay competitiveness within the market.

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Pay versus Performance Terms Defined
Important differences between the Summary Compensation Table (“SCT”) and CAP table values are discussed below:

Summary Compensation Table	Compensation Actually Paid
The SCT includes a mix of both compensation earned during the year (i.e., base salary and annual incentives) and estimated future contingent pay opportunities (i.e., LTI and pension benefits).

The SCT uses accounting conventions to estimate the fair value of LTI awards on the grant date. This value can significantly differ from the value ultimately realized by the NEO.

Further, the SCT includes a change in the present value of pension benefits that are impacted by various economic actuarial assumptions that do not necessarily represent the additional benefit earned by the NEO during the year.

Like the SCT, CAP includes a mix of both compensation earned during the year (i.e., base salary and annual incentives) and estimated future contingent pay opportunities (i.e., LTI and pension benefits).

CAP uses the same accounting conventions used for the SCT to estimate the value of LTI. However, the CAP LTI values represent a year-over-year change in the accounting values of all previously granted unvested LTI awards, and LTI awards that vested during the year. For stock options, this accounting value at vest does not represent the actual value realized by the NEO, which will ultimately be realized when the NEO exercises their options.

CAP also includes the pension benefit service cost, which seeks to neutralize the effect of certain economic actuarial assumptions.

Calculations
Base salary paid during the year	Base salary paid during the year

Annual incentives earned for the applicable year’s performance	Annual incentives earned for the applicable year’s performance

Grant date accounting fair value of LTI awarded during the year	Change in accounting fair value of all LTI awards that are unvested as of year-end, that vested or were forfeited during the year, plus any cash dividends paid on those awards during the year

All other compensation	All other compensation

Changes in the actuarial present value of pension benefits + above market earnings of non-qualified deferred compensation	Current year service cost of pension benefits and any prior year service cost of pension benefits (if a plan amendment occurred during the year) + above market earnings of non-qualified
deferred compensation
Pay versus Performance Calculations and Impact of the Spin
As described above in the CD&A, in connection with the separation transaction, equity awards held by the Company’s NEOs were adjusted using the “shareholder method” in which each pre-separation
Crane Holdings, Co. (now Crane NXT, Co.) award was adjusted into a Crane NXT equity award and a Crane Company equity award, with one Crane Company share for each pre-separation
Crane Holdings, Co. share. Option exercise prices were proportionately adjusted to reflect the relative values of each company as of the separation transaction. The adjusted awards were intended to have a combined intrinsic value immediately following the separation transaction equal to the intrinsic value of the outstanding Crane Holdings, Co. awards immediately before the separation transaction.
In accordance with SEC rules, the CAP values include both the Crane Company component and Crane NXT component of equity awards that vested during, and/or remained outstanding at the end of 2023, as applicable. This means that the equity awards held by the Company’s NEOs following the separation, as reflected in CAP values, are tied to the value of both Crane Company and Crane NXT stock prices and relative performance, as applicable. The PVP Table below includes the TSR of Crane Company from the separation date through the end of the fiscal year. To illustrate more fully the relationship between CAP values and the company performance to which such values are tied, in the “Relationship between CAP and TSR” chart further below, the TSR of both Crane Company and Crane NXT are

2023 Executive Compensation Tables

included (i.e., a $100 investment in Crane Company at the separation was worth $150.46 at year end and a $100 investment in Crane NXT at the separation was worth $140.40 at year end; the combined market capitalization growth from the date of the spin through 12/31/2023 was approximately $3.5B).
Pay versus Performance Table
Tabular disclosure for the PEO (CEO) and the average NEO (excluding the PEO) for reporting year 2023 is shown in the table below:

Year (1) (a)	Summary Compensation Table Total for PEO (Mitchell) (2) (b)	Compensation Actually Paid to PEO (Mitchell) (3) (c)	Average Summary Compensation Table Total for Non-PEO NEOs (4) (d)	Average Compensation Actually Paid to Non-PEO NEOs (5) (e)	Value of Initial Fixed $100 Investment Based on:		Net Income (GAAP) (8) (h)	Adjusted EPS (9) (i)
					Total Shareholder Return (6) (f)	Peer Group Total Shareholder Return (7) (g)

2023	$10,065,027	$33,526,560	$2,478,236	$5,802,807	$150.46	$129.94	$203.8	$4.16

(1)	The Pay Versus Performance table reflects required disclosures for fiscal year 2023.

(2)	For fiscal year 2023, Mr. Mitchell was the Principal Executive Officer for the Company.

(3)
Compensation Actually Paid (CAP) is calculated from the PEO’s SCT compensation total, less the amounts reported in the SCT equity awards (i.e., RSUs, PRSUs, and stock options), less the change in pension value; adding the fair value as of the end of the covered fiscal year of all awards granted during the fiscal year that are outstanding and unvested as of the fiscal year-end;
adding the amount equal to the change in fair value as of the end of the covered fiscal year, whether positive or negative, of any awards granted in any prior fiscal year that are outstanding and unvested as of the end of the covered fiscal year; adding the amount equal to the change in fair value as of the vesting date, whether positive or negative, of any award granted in any prior fiscal year for which all applicable vesting conditions were satisfied at the end of or during the covered fiscal year. As described above in the CD&A, equity awards granted to the NEOs prior to the spin-off
were adjusted upon the
spin-off
into awards denominated in both Crane Company and Crane NXT stock. The CAP calculations include both the Crane Company component and Crane NXT component of awards that vested during, and/or remained outstanding at the end, of 2023. The following table shows the relationship between SCT compensation and CAP:

PEO SCT Total to CAP Reconciliation:

Year	Salary	Bonus and Non-Equity Incentive Compensation	All Other Compensation (i)	Stock Awards (ii)	Options Awards (ii)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (ii)	SCT Total	Deductions from SCT Total (ii)	Additions to SCT Total (iii)	CAP

2023	$1,200,000	$2,610,720	$256,079	$4,557,813	$1,340,013	$100,402	$10,065,027	($5,998,228)	$29,459,761	$33,526,560

i.	Reflects the PEO’s All Other Compensation reported in the SCT for fiscal year 2023.

ii.	Represents the grant date fair value of equity-based awards granted during the year and change in pension value.

iii.
Additions to the SCT Total reflect the value of equity calculated in accordance with the SEC methodology for determining CAP for fiscal year 2023. The equity awards were revalued using the Monte Carlo values for the PRSUs (which vest based on relative TSR) and the Black-Scholes values for the options. Because the Company includes the amount of cash dividends paid with respect to unvested TRSUs as compensation in the All Other Compensation column of the SCT, no adjustments were made for purposes of calculating CAP. Dividends or dividend equivalents do not accrue on stock options or PRSUs. There were no service cost additions to be made with respect to pension values because the historic Crane Holdings, Co.’s pension plan was previously frozen.

Equity Reconciliation Detail for PEO

Year	Year End Fair Value of Equity Awards Granted in the Year	Year over Year Change in Fair Value of Outstanding Unvested Equity Awards Granted in Prior Years	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Total Equity Value Included in CAP

2023	$10,515,835	$12,007,601	$6,936,325	$29,459,761

(4)	Includes the average SCT totals of the following Non-PEO Named Executive Officers (NEOs) for fiscal year 2023: Mr. Maue, Mr. D’Iorio, Mr. Alcala, and Ms. Polmanteer.

2023 Executive Compensation Tables

(5)
Average CAP is calculated by averaging the following for the non-PEO
NEOs; SCT total, less the amounts reported in the SCT equity awards (i.e., RSUs, PRSUs, and stock options), less the change in pension value; adding the fair value as of the end of the fiscal year of all awards granted during the fiscal year that are outstanding and unvested as of the fiscal year-end;
adding the amount equal to the change in fair value as of the end of the fiscal year, whether positive or negative, of any awards granted in the prior fiscal year that are outstanding and unvested as of the end of the fiscal year; adding the amount equal to the change in fair value as of the vesting date, whether positive or negative, of any award granted in any prior fiscal year for which all applicable vesting conditions were satisfied at the end of or during the fiscal year. As described above in the CD&A, equity awards granted to the NEOs prior to the spin-off
were adjusted upon the
spin-off
into awards denominated in Crane Company and Crane NXT stock. The CAP calculations include both the Crane Company component and Crane NXT component of awards that vested and/or remained outstanding at the end of 2023. The following table shows the relationship between SCT compensation and CAP:

Average
Non-PEO
NEOs SCT Total to CAP Reconciliation:

Year	Salary	Bonus and Non-Equity Incentive Compensation	Other Compensation (i)	Stock Awards	Options Awards	Change in Pension Value and Nonqualified Deferred Compensation Earnings	SCT Total	Deductions from SCT Total (ii)	Additions to SCT Total (iii)	CAP

2023	$594,250	$839,775	$69,186	$746,608	$221,874	$6,542	$2,478,236	($975,024)	$4,299,596	$5,802,807

i.	Reflects the average of all the NEOs’ All Other Compensation reported in the SCT for fiscal year 2023.

ii.	Represents the average of the NEOs’ grant date fair value of equity-based awards granted during the year and average change in pension value.

iii.
Additions to the SCT Total reflect the value of equity calculated in accordance with the SEC methodology for determining CAP for fiscal year 2023. The equity awards were revalued using the Monte Carlo values for the PRSUs (which vest based on relative TSR) and the Black-Scholes values for the options. Because the Company includes the amount of cash dividends paid with respect to unvested TRSUs as compensation in the All Other Compensation column of the SCT, no adjustments were made for purposes of calculating CAP. Dividends or dividend equivalents do not accrue on stock options or PRSUs. There were no service cost additions to be made with respect to pension values because the historic Crane Holdings, Co.’s pension plan was previously frozen.

Equity Reconciliation Detail for
Non-PEO
NEOs

Year	Year End Fair Value of Equity Awards Granted in the Year	Year over Year Change in Fair Value of Outstanding Unvested Equity Awards Granted in Prior Years	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Total Equity Value Included in CAP

2023	$1,714,276	$1,768,298	$817,022	$4,299,596

(6)
The amount represents the value of an initial fixed $100 investment in Company stock on April 4, 2023 (our first trading day as an independently publicly-traded company), assuming reinvestment of all dividends.

(7)
Peer group companies include those comprising the S&P 400 MidCap Capital Goods Index, which Crane also uses in its stock performance graph disclosure in the Form
10-K.
The amount represents the value of an initial fixed $100 investment in the index on April 4, 2023 (our first trading day as an independently publicly-traded company), assuming reinvestment of all dividends.

(8)	Represents the Company’s Net Earnings (Loss) Attributable to Crane (in millions) for fiscal year 2023.

(9)	Adjusted EPS is calculated as Earnings from continuing operations per diluted share excluding special items, as used for determining annual incentive compensation awards.

2023 Executive Compensation Tables

Relationship between CAP and TSR
The chart below reflects the relationship between the PEO and Average
Non-PEO
NEO CAP (per the SEC’s definition), the Company’s TSR, Crane NXT’s TSR, and the TSR Peer Group in the above table for 2023 – the S&P 400 MidCap Capital Goods Index, which is also used to determine relative TSR performance for PRSU payouts. As noted above under “Pay versus Performance Calculations and Impact of the Spin,” the equity awards held by the Company’s NEOs following the separation, as reflected in CAP values, are tied to the value of both Crane Company and Crane NXT stock prices and performance, a
s applicable.

2023 Executive Compensation Tables

Relationship between CAP and GAAP Net Income
The chart below reflects the relationship between the PEO and Average
Non-PEO
NEO CAP (per the SEC’s definition), and the Company’s GAAP Net Income in

2023.

2023 Executive Compensation Tables

Relationship between CAP and the Company-Selected Measure (Adjusted EPS)
The chart below reflects the relationship between the PEO and Average
Non-PEO
NEO CAP and the Company’s Adjusted EPS for 2023. This metric is used to determine 75% of the earnout of annual incentive program for the PEO and other corporate NEOs and is strongly correlated to the Company’s absolute and relative stock price performance, which meaningfully impacts CAP. We consider Adjusted EPS to be among the most important financial measures used to link pay with performance in 2023 because it determines a significant portion of NEOs’ variable, and thus total, compensation each year.

ITEM 4: ADVISORY VOTE ON FREQUENCY OF FUTURE ADVISORY VOTES ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

PROPOSAL 4 The Board recommends a vote of EVERY YEAR for the frequency of future advisory votes on compensation of the Company’s named executive officers

In accordance with the Dodd-Frank Act and the related SEC rules, the Board is asking stockholders to express their opinion as to how frequently the advisory vote on compensation should be solicited: every year, every second year, or every third year. The Board believes that an annual advisory vote on executive compensation, providing the Board with timely information on stockholders’ views of Crane Company’s compensation practices each year, is the best approach for the Company. Accordingly, the Board recommends that stockholders vote in favor of holding the advisory vote on compensation annually. This will be the initial vote of the Company’s stockholders on such an advisory vote for the frequency of future advisory votes on compensation of the Company’s named executive officers. We are required to hold such a vote at least every six years. Unless otherwise directed by the stockholders, proxies that are properly executed and returned will be voted for annual advisory votes on compensation.

VOTE REQUIRED

The alternative which receives the largest number of votes, even if not a majority, will be considered the preference of the Company’s stockholders. In accordance with the Dodd-Frank Act and the related SEC rules, the resolution is non-binding and advisory; however, the Board will give due consideration to the opinion of the Company’s stockholders as expressed by their votes.

BENEFICIAL OWNERSHIP OF COMMON STOCK BY DIRECTORS AND MANAGEMENT

The Company believes that officers and other key employees, in order to focus their attention on growth in stockholder value, should have a significant equity stake in the Company. We therefore encourage our officers and key employees to increase their ownership of and to hold the Company’s stock through the Stock Incentive Plan and the Savings and Investment Plan, as discussed in the Compensation Discussion and Analysis beginning on page 42. Directors also receive a majority of their annual retainer, and may elect to receive the entire retainer, in the form of DSUs issued under the Stock Incentive Plan. Beneficial ownership of stock by the non-executive directors, the executive officers named in the 2023 Summary Compensation Table, all other executive officers as a group, and all directors, nominees, and executive officers of the Company as a group as of January 31, 2024, is as follows:

		Amount and Nature of Beneficial Ownership
Title of Class	Name of Beneficial Owner	Shares Owned Directly or Beneficially(1)	Stock Options, DSUs, and RSUs that Have Vested or Will Vest Within 60 Days	Shares in Company Savings Plan (401(k))	Total Shares Beneficially Owned(2)	Percent of Class	Share Units Under Incentive Stock Plans Vesting After 60 Days(3)

Common Stock	M. R. Benante	1,476	15,016	—	16,492	*	1,908
	S. Kapoor	0	0	—	0	*	3,136
	R. C. Lindsay	591	23,479	—	24,070	*	1,908
	E. McClain	0	19,258	—	19,258	*	2,154
	C. G. McClure, Jr.	295	12,784	—	13,079	*	2,522
	M. H. Mitchell	358,349	335,583	2,939	696,871	1.22%	15,232
	J. M. Pollino	0	18,868	—	18,868	*	1,908
	J. S. Stroup	0	3,821	—	3,821	*	1,908
	J. L. L. Tullis	5,980	28,128	—	34,108	*	1,908
	R. A. Maue	75,420	18,711	1,773	95,904	*	4,629
	A. M. D’Iorio	30,125	15,225	1,285	46,635	*	2,950
	A. A. Alcala	28,644	57,326	288	86,258	*	2,513
	T. S. Polmanteer	1,639	3,872	0	5,511	*	4,300
	Other Executive Officers (1 person)	0	0	0	0	*	2,033
	Total—Directors and Executive Officers as a Group (14 persons)	502,519	552,072	6,285	1,060,876	1.86%	49,011

*	Less than one percent.

(1)	Includes shares that are owned directly, and shares that are owned by trusts or by family members and are attributable to the director or officer pursuant to Rule 13d-3 under the Exchange Act.

(2)

Does not include 7,778,416 shares of Common Stock owned by The Crane Fund (see “Principal Stockholders of Crane” below); nor 396,930 shares of Common Stock owned by the Crane Fund for Widows and Children, which shares may be voted and disposed of in the discretion of the trustees unless the sponsor of a particular plan directs otherwise. Following completion of the separation transaction, Mr. D’Iorio and Ms. Polmanteer, each of whom are executive officers of Crane Company, and Mr. Feldman serve as trustees of the Crane Fund. Mr. Maue, Mr. D’Iorio, and Ms. Polmanteer, all of whom are executive officers of Crane Company, and Mr. Feldman and Ms. Kurkjian, serve as Trustees of the Crane Fund for Widows and Children. None of the directors or trustees has any beneficial interest in, and all disclaim beneficial ownership of, the shares held by the trusts. In addition, as of January 31, 2024, employees and former employees of the Company held approximately 615,055 shares of Common Stock in the Crane Company Savings and Investment Plan.

(3)

Includes time-based RSUs vesting more than 60 days after the record date, which are subject to vesting as shown in footnote 2 to the 2023 Outstanding Equity Awards at Fiscal Year-End table beginning on page 70 and are subject to forfeiture if established service conditions are not met. Performance-based RSUs, which will vest, if at all, on December 31, 2024, and December 31, 2025, are not included. Also includes DSUs and corresponding dividends vesting on April 23, 2024 for each Director. For more information, see “Director Compensation in 2023” on page 34.

PRINCIPAL STOCKHOLDERS OF CRANE COMPANY

The following table sets forth the ownership by each person who owned of record or was known by Crane Company to own beneficially more than 5% of our common stock as of December 31, 2023.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Common Stock	The Crane Fund(1) 140 Sylvan Ave, #5 Englewood Cliffs, NJ 07632	7,778,416	13.7%

Common Stock	FMR, LLC(2) 245 Summer Street Boston, MA 02210	6,235,374	10.9%

Common Stock	The Vanguard Group(3) 100 Vanguard Blvd. Malvern, PA 19355	4,894,887	8.6%

Common Stock	BlackRock, Inc.(4) 55 East 52nd Street New York, NY 10022	4,145,948	7.3%

(1)

The Crane Fund, a trust established for the benefit of former employees in need (the “Crane Fund”), is managed by trustees appointed by the Board of Crane Company. The incumbent trustees are A. M. D’Iorio, T. A. Polmanteer, and J. Feldman, of which Mr. D’Iorio and Ms. Polmanteer are executive officers of Crane Company. Pursuant to the trust instrument, the shares held by the trust are voted by the trustees as directed by the Crane Company Board, the distribution of the income of the trust for its intended purposes is subject to the control of the Crane Company Board and the shares may be sold by the trustees only upon the direction of the Crane Company Board. None of the directors or the trustees has any direct beneficial interest in, and all disclaim beneficial ownership of, shares held by The Crane Fund.

(2)

As reported in a Schedule 13G filed on February 9, 2024, by FMR LLC, directly and on behalf of Abigail P. Johnson and certain subsidiaries, giving information on shareholdings as of December 31, 2023. According to the Schedule 13G, FMR LLC, a parental holding company, has sole voting power over 0 shares and sole dispositive power over 6,235,374 shares of Crane Company stock.

(3)

As reported in a Schedule 13G filed on February 13, 2024, by The Vanguard Group, directly and on behalf of certain subsidiaries, giving information on shareholdings as of December 31, 2023. According to the Schedule 13G, The Vanguard Group, an investment adviser, has shared voting power over 16,818 shares, sole dispositive power over 4,832,731 shares, and shared dispositive power over 62,156 shares of Crane Company stock.

(4)

As reported in a Schedule 13G filed on January 26, 2024, by BlackRock, Inc., giving information on shareholdings as of December 31, 2023. According to the Schedule 13G, BlackRock, Inc., a parental holding company or control person, has sole voting power over 4,046,967 shares and sole dispositive power over 4,145,948 shares of Crane Company stock.

NON-GAAP RECONCILIATION

Basis of Presentation

On April 3, 2023, we completed our previously announced separation from Crane Holdings, Co. (“Crane Holdings”), and were launched as an independent, publicly traded company. Upon separation we continued to hold and to operate Holdings’ former Aerospace & Electronics and Process Flow Technologies global growth platforms, as well as its Engineered Materials segment, under the leadership of our Chief Executive Officer, Max Mitchell, who served as the Chief Executive Officer of Holdings since 2014.

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). However, certain non-GAAP measures have been provided in this Proxy Statement to facilitate comparison with the prior year.

The Company believes that non-GAAP financial measures which exclude certain items present additional useful comparisons between current results and results in prior operating periods, providing investors with a supplemental view of the underlying trends of the business. The Company also uses these non-GAAP financial measures in making financial, operating, planning and compensation decisions and in evaluating the Company’s performance.

A description of each of the non-GAAP financial measures used by the Company is as follows:

“Adjusted Operating Profit” and “Adjusted Operating Margin” add back to Operating Profit items which are outside of our core performance, some of which may or may not be non-recurring, and which we believe may complicate the interpretation of the Company’s underlying earnings and operational performance. These items include income and expense such as: the loss on divestiture of asbestos-related assets and liabilities, transaction related expenses, and repositioning related (gains) charges. These items are not incurred in all periods, the size of these items is difficult to predict, and none of these items are indicative of the operations of the underlying businesses. We believe that non-GAAP financial measures that exclude these items provide investors with an alternative metric that can assist in predicting future earnings and profitability that are complementary to GAAP metrics.

Non-GAAP Reconciliation

Non-GAAP Financial Measures by Segment (in millions)

Twelve Months Ended December 31, 2023	Aerospace & Electronics	Process Flow Technologies	Engineered Materials

Net sales	$789.3	$1,072.8	$224.3

Operating profit (GAAP)	$159.0	$208.5	$33.4

Operating profit margin (GAAP)	20.1%	19.4%	14.9%

Special items impacting operating profit:

Transaction related expenses	—	1.3	—

Repositioning related charges (gains), net	—	3.8	(0.3)

Adjusted operating profit (Non-GAAP)	$159.0	$213.6	$33.1

Adjusted operating profit margin (Non-GAAP)	20.1%	19.9%	14.8%

Twelve Months Ended December 31, 2022

Net sales	$667.3	$1,109.4	$258.3

Operating profit (GAAP)	$120.3	$168.2	$32.6

Operating profit margin (GAAP)	18.0%	15.2%	12.6%

Special items impacting operating profit:

Transaction related expenses	—	4.2	3.6

Repositioning related charges, net	1.5	7.0	0.5

Adjusted operating profit (Non-GAAP)	$121.8	$179.4	$36.7

Adjusted operating profit margin (Non-GAAP)	18.3%	16.2%	14.2%

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND THE ANNUAL MEETING

Why did I receive these materials?

Crane Company is sending notice of Internet Availability of Proxy Materials, to you and all of our stockholders, to ask you to appoint proxies to represent you at the virtual Annual Meeting on April 22, 2024.

If a quorum does not attend the meeting virtually or is not represented by proxy, the meeting will have to be adjourned and rescheduled. In order to avoid unnecessary expense, the Board of the Company is asking you to submit a proxy for your shares so that even if you do not attend the meeting virtually, your shares will be counted as present at the meeting and voted according to your instructions.

Unless you expect to attend the meeting virtually, if you have requested paper copies of the proxy materials, please sign, date, and return the enclosed proxy in the envelope provided; vote your shares online by scanning the QR code on your proxy card; or use the internet address or the toll-free telephone number listed in this Proxy Statement. Please return your proxy in any manner described in this paragraph promptly to ensure that your shares are voted at the meeting, no matter how large or how small your holdings may be.

What is the agenda for the Annual Meeting?

At the Annual Meeting, stockholders will vote on four matters:

(1)

the election of each of Martin R. Benante, Sanjay Kapoor, Ronald C. Lindsay, Ellen McClain, Charles G. McClure, Jr., Max H. Mitchell, Jennifer M. Pollino, John S. Stroup, and James L. L. Tullis to the Board;

(2)	a proposal to ratify the selection of Deloitte & Touche LLP as our independent auditors for 2024;

(3)	a proposal to approve, by a non-binding advisory vote, the compensation paid by the Company to certain executive officers; and

(4)	a proposal to approve, by a non-binding advisory vote, the frequency with which we will ask stockholders to approve the compensation paid by the Company to certain executive officers.

Our management will also make a brief presentation about the business of Crane, and representatives of Deloitte & Touche LLP will be available to respond to any appropriate questions at the Annual Meeting.

The Board does not know of any other business that will be presented at the Annual Meeting. The form of proxy gives the proxy holders discretionary authority with respect to any other matters that come before the Annual Meeting, which means that if any such matter arises, the proxy holders named in this proxy statement will vote according to their best judgment.

How does the Board recommend that I vote?

The Board unanimously recommends that you vote for each of the nominees for director; for ratification of the selection of Deloitte & Touche LLP to continue as our independent auditors; and for the non-binding advisory votes regarding executive compensation and the frequency with which we will ask stockholders to approve the compensation paid by the Company to certain executive officers.

When and where is the Annual Meeting?

The Annual Meeting will be held virtually and is scheduled to be held online via live webcast at 10:00 a.m. Eastern Daylight Time, on Monday, April 22, 2024.

To access the Annual Meeting, please visit meetnow.global/MK7ZLCR. To login to the Annual Meeting as a Registered Holder (as defined below), Join as a “Shareholder”, by entering the control number on your proxy card.

You can view the Annual Meeting agenda, rules of conduct and procedures, and proxy materials for the Annual Meeting on the virtual meeting platform.

Questions and Answers About these Proxy Materials and the Annual Meeting

Will there be technical support for the Annual Meeting?

The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Please note that Internet Explorer is not a supported browser. Participants should ensure that they have a strong Wi-Fi connection wherever they intend to participate in the Annual Meeting. We encourage you to access the Annual Meeting prior to the start time. For further assistance should you need it, you may call (888) 724-2416.

Who can attend the Annual Meeting?

Any stockholder of Crane Company, and other invitees may attend the Annual Meeting. If you are a stockholder of Crane as of the close of business on the record date, you or your proxy holder may participate, vote and submit questions, as further described below. No physical meeting will be held. We recommend that you carefully review the procedures needed to gain admission in advance. If you do not comply with the procedures described for attending the Annual Meeting via the virtual meeting platform, you will not be able to participate online.

If your shares are registered directly in your name with Crane Company’s transfer agent, Computershare, you are considered the stockholder of record, or registered holder (a “Registered Holder”), with respect to those shares. For Registered Holders to attend the Annual Meeting, vote their shares during the Annual Meeting or submit questions, the control number appearing on the proxy card mailed to you should be used to access the virtual meeting platform at meetnow.global/MK7ZLCR. If you are a Registered Holder and do not have your control number, you may contact Computershare at (877) 373-6374 to obtain it.

If you hold a valid legal proxy for the Annual Meeting because you are a beneficial holder and hold your shares through an intermediary, such as a brokerage firm, bank, or other custodian (a “Beneficial Holder”), and want to attend the Annual Meeting online by webcast (with the ability to ask a question and/or vote, if you choose to do so), you have two options:

Registration in Advance of the Annual Meeting

Submit proof of your proxy power (“Legal Proxy”) from your broker or bank reflecting your Crane Company common stock holdings along with your name and email address to Computershare.

Requests for registration as set forth in (1) above must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Daylight Time, on Wednesday, March 27, 2024. You will receive confirmation of your registration by email after Computershare receives your registration materials.

Requests for registration should be directed to Computershare at the following:

By email: Forward the email from your broker granting you a Legal Proxy, or attach an image of your Legal Proxy, to legalproxy@computershare.com.

By mail:

Computershare

Crane Legal Proxy

P.O. Box 43001

Providence, RI 02940-3001

The online meeting will begin promptly at 10:00 a.m. Eastern Daylight Time, on Monday, April 22, 2024. We encourage you to access the meeting prior to the start time leaving ample time for the check in. Please follow the registration instructions as outlined in this Proxy Statement.

Who can vote at the Annual Meeting?

Anyone who owned shares of our Common Stock at the close of business on February 26, 2024, the record date, is entitled to notice of and to vote at the Annual Meeting or any postponement or adjournment of the meeting. Each share is entitled to one vote.

A complete list of stockholders as of the record date will be open to the examination of any stockholder during regular business hours at the offices of Crane Company, 100 First Stamford Place, 4th Floor, Stamford, CT 06902, for a period

Questions and Answers About these Proxy Materials and the Annual Meeting of 10 days prior to the day of the meeting, as well as at the meeting by visiting meetnow.global/MK7ZLCR on the meeting day and time, entering your control number and joining the Annual Meeting as a “Shareholder”.

If you are a Registered Holder, please follow the instructions on the proxy card that you received to access the Annual Meeting. If you are a Beneficial Holder, please see the registration options set forth in numbers (1) and (2) above.

Registration is only required if you are a Beneficial Holder, as set forth above.

How many votes are required for each question to pass?

Nominees for the Board will be elected if more votes are cast in favor of the nominee than are cast against the nominee by the holders of shares present in person (including virtual attendance) or represented by proxy and entitled to vote at the Annual Meeting.

In the vote on the frequency with which we will ask stockholders to approve the compensation paid to certain shareholders, the alternative which receives the largest number of votes, even if not a majority, will be considered to be the recommendation of the stockholders.

Each other matter to be voted upon at the Annual Meeting requires the affirmative vote of a majority of the votes cast by the holders of shares of common stock present in person (including virtual attendance) or represented by proxy and entitled to vote on such matter at the Annual Meeting.

What are “Broker non-votes”?

Under the rules of the NYSE, brokers holding shares for customers have authority to vote on certain matters even if the broker has not received instructions from the customer, but they do not have such authority as to other matters. For the questions on the agenda for this year’s Annual Meeting, member firms of the NYSE may vote without specific instructions from beneficial owners on the ratification of the selection of auditors, but not on the election of directors or the approval of the compensation paid by the Company to certain executive officers or the frequency of the approval of the compensation paid by the Company to certain executive officers.

“Broker non-votes” are shares held in record name by brokers or nominees, as to which the broker or nominee (i) has not received instructions from the beneficial owner or person entitled to vote, (ii) does not have discretionary voting power under NYSE rules or the document under which it serves as broker or nominee, and (iii) has indicated on the proxy card, or otherwise notified us, that it does not have authority to vote the shares on the question.

What will be the effect of abstentions and broker non-votes?

Stockholders may abstain from voting on any proposal expected to be brought before the Annual Meeting.

Abstentions and broker non-votes will have no effect on the election of directors, as each nominee will be elected if the number of votes cast in favor of such nominee exceeds the number of votes cast against such nominee. Abstentions are not treated as votes cast for such proposal.

Abstentions and broker non-votes will have no effect on any of the other three proposals, because they will not count as votes cast for or against the question and will not be included in calculating the number of votes necessary for adoption and approval.

What constitutes a quorum for the meeting?

According to the Company’s amended by-laws, a quorum for a meeting of stockholders consists of the holders of a majority of the shares of common stock issued and outstanding and entitled to vote, present in person or by proxy. Virtual attendance at the Annual Meeting constitutes “in person” attendance for purposes of establishing a quorum. On the record date, there were 57,090,082 shares of common stock issued and outstanding, so at least 28,545,042 shares must be represented at the meeting for business to be conducted. If a quorum does not attend or is not represented, the Annual Meeting will have to be postponed.

Questions and Answers About these Proxy Materials and the Annual Meeting

Shares of common stock represented by a properly signed and returned proxy are treated as present at the Annual Meeting for purposes of determining a quorum, whether the proxy is marked as casting a vote or abstaining. Shares represented by “broker non-votes” are also treated as present for purposes of determining a quorum.

Who will count the votes?

A representative of our transfer agent, Computershare Trust Company, N.A., will tabulate the votes.

How can I cast my vote?

In addition to the other options listed below, where applicable, you can vote by completing and mailing a proxy card, if requested. We ask you to mark your choices, sign, date, and return the proxy as soon as possible in the enclosed postage prepaid envelope.

Stockholders of record may vote at the website www.envisionreports.com/cr using the instructions on the enclosed proxy card. For convenience, registered holders may scan the PQR code on the front of their proxy card. Additionally, those that wish to vote via telephone may do so by touchtone telephone from the United States and Canada using the toll-free number listed on the proxy card, proving their identity by using the control number shown on the proxy card. Each procedure allows stockholders to appoint the designated proxies to vote their shares and to confirm that their instructions have been properly recorded.

If you hold your shares through an intermediary, such as a bank or broker, you may view the meeting materials at www.edocumentview.com/cr and then follow the instructions on your proxy card to cast your vote.

You can attend the Annual Meeting and vote your shares virtually at the Annual Meeting; if you choose to vote your shares virtually at the Annual Meeting via the Annual Meeting website, please follow the instructions on your proxy card.

How do I submit questions at the Annual Meeting?

Every Crane stockholder has an opportunity during the Annual Meeting to submit questions, both on the proposals being presented to stockholders and on general matters relating to Crane Company and its business. Stockholders may do so by accessing the virtual meeting platform as described above, before and during the Annual Meeting, and submitting questions in the space provided therein. Representatives of Crane Company will review the questions during the appropriate portion of the Annual Meeting and answers to appropriate questions will be provided during the Annual Meeting by a member of management or a director.

What if I submit a proxy but don’t mark it to show my preferences?

If you return a properly signed proxy without marking it, it will be voted in accordance with the Board’s recommendations on all proposals.

What if I submit a proxy and then change my mind?

If you submit a proxy, you can revoke it at any time before it is voted by submitting a written revocation to the Corporate Secretary, or by submitting a new proxy, or by voting virtually at the Annual Meeting. However, if you have shares held through a brokerage firm, bank, or other custodian, you can revoke an earlier proxy only by following the custodian’s procedures.

Who is paying for this solicitation of proxies?

Crane Company will pay the cost of this solicitation of proxies for the Annual Meeting. We may solicit proxies by telephone, facsimile, electronic mail, and personal contact. These solicitations will be made by our regular employees without additional compensation. We have also engaged Alliance Advisors LLC to assist in this solicitation of proxies, and we have agreed to pay that firm approximately $20,000. Banks, brokerage houses, and other institutions, nominees, and fiduciaries will be asked to forward the proxy materials to the beneficial owners of the common stock they hold of record and will be reimbursed for their reasonable expenses in forwarding such material.

Where can I learn the outcome of the vote?

The Corporate Secretary will announce the preliminary voting results at the meeting, and we will publish the final results in a Current Report on Form 8-K filed with the SEC within four business days after the meeting.

Questions and Answers About these Proxy Materials and the Annual Meeting

How and when can I propose that an item be considered at next year’s annual meeting and included in next year’s proxy statement?

The Crane Company amended and restated by-laws, dated as of April 3, 2023, which are on file with the SEC (as Exhibit 3.2 to Crane Company’s Current Report on Form 8-K filed on April 3, 2023), provide that the Crane Company annual meeting of stockholders will be held on such date and at such time as shall be designated from time to time by the Crane Company Board of Directors. Under the Crane Company’s amended and restated by-laws, written notice of stockholder nominations to Crane Company’s Board of Directors or any other business proposed by a stockholder that is not to be included in the proxy statement must be delivered to the Company’s secretary (a) not later than 90 days nor earlier than 120 days prior to the first anniversary of the preceding year’s annual meeting, or (b) in the event that next year’s annual meeting is not held within 25 days before or after the anniversary date of the immediately preceding annual meeting, the earlier of (i) at least 90 days prior to the date of the Crane Company annual meeting of stockholders or, (ii) the close of business 10 days following the day on which notice of the date of the annual meeting was mailed to stockholders or public disclosure of the date of the annual meeting was made. Assuming that the Company’s s 2025 annual meeting of stockholders is held within 25 days of the anniversary of the 2024 annual meeting of stockholders, Crane must receive written notice (containing the information specified in Crane Company’s amended and restated by-laws) to the Company’s Secretary between December 22, 2024, and January 22, 2025. If the Company does not receive notice by that date, then such proposals may not be presented at the Crane Company 2025 annual meeting of stockholders.

In addition to satisfying the requirements under the Company’s amended and restated by-laws, to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies for the Company’s 2025 annual meeting of stockholders in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than February 21, 2025. If the date of the Company’s 2025 annual meeting of stockholders is changed by more than 30 calendar days from the date of the 2024 annual meeting of stockholders, then notice must be provided by the later of 60 calendar days prior to the date of the 2025 annual meeting or the 10th calendar day following the day on which public announcement of the date of the 2025 annual meeting is first made by the company.

Stockholders may also submit proposals for inclusion in the proxy materials in connection with the Crane Company 2025 annual meeting of stockholders through Rule 14a-8 of the Exchange Act. Stockholders who wish to present such proposals must submit their proposals to the Company’s Secretary on or before November 7, 2024.

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We urge stockholders who do not expect to attend the Annual Meeting virtually to vote their shares online or use the internet address or the toll-free telephone number listed on the Notice of Annual Meeting. In order to avoid unnecessary expense, we ask your cooperation in voting your proxy promptly, no matter how large or how small your holdings may be.

By Order of the Board of Directors,

Anthony M. D’Iorio

Secretary

CRANE

CRANE COMPANY

CRANECO.COM

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CRANE COMPANY EXECUTIVE OFFICES 100 FIRST STAMFORD PLACE STAMFORD, CT 06902 203.363.730 CRANECO.COM

ENDORSEMENT_LINE SACKPACK MR A SAMPLE DESIGNATION (IF ANY) ADD 1 000001 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. MMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by 8:00 am, Eastern Daylight time on April 22, 2024, except as set forth on the reverse with respect to Crane Company Savings and Investment Plan Shares. Online Go to www.envisionreports.com/CR or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/CR 2024 Annual Meeting Proxy Card 1234 5678 9012 345 qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Proposals — The Board of Directors recommend a vote FOR all the nominees listed, FOR Proposals 2 and 3, and EVERY YEAR on Proposal 4. 1. Election of Directors: + For Against Abstain For Against Abstain For Against Abstain 01—Martin R. Benante 02—Sanjay Kapoor 03—Ronald C. Lindsay 04—Ellen McClain 05—Charles G. McClure, Jr. 06—Max H. Mitchell 07—Jennifer M. Pollino 08—John S. Stroup 09—James L.L. Tullis For Against Abstain For Against Abstain 2. Ratification of the selection of Deloitte & Touche LLP as 3. Say on Pay—An advisory vote to approve the compensation paid the Company’s independent auditors for 2024. to certain executive officers. Every Every Every Year 2 Years 3 Years Abstain 4. Say on Frequency—An advisory vote to approve the frequency with which we will ask stockholders to approve the compensation paid to certain executive officers. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMM 1UPX 602694 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 03Y2AG

INVESTOR INFORMATION Visit our website at www.craneco.com where you will find detailed information about the Company, its business segments and its financial performance. All of this information, including annual reports, SEC filings, earnings, news and dividend releases, can be bookmarked, printed or downloaded from this site. You may automatically receive email notification of Crane Company news, SEC filings, and daily closing stock price by clicking “Investors” and then “Investor Alerts” at www.craneco.com. Once your name has been added to our distribution list, the Company will automatically email you news and information as it is released. ELECTRONIC DELIVERY OF PROXY MATERIALS Stockholders can elect to receive proxy materials (proxy statement, annual report and proxy card) over the internet instead of receiving paper copies in the mail. If you are a registered stockholder and wish to consent to electronic delivery of proxy materials, you may register your authorization at www.computershare.com/investor. You can locate your account number on your stock certificate, dividend check or plan statement. ANNUAL MEETING OF STOCKHOLDERS The 2024 Annual Meeting of Stockholders of Crane Company will be held on April 22, 2024 at 10:00 am Eastern Daylight Time, virtually via the internet by accessing https://meetnow.global/MK7ZLCR. To attend the virtual meeting, enter the control number printed in the shaded bar on the reverse side of this form at https://meetnow.global/MK7ZLCR. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/CR qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + Crane Company Annual Meeting of Stockholders April 22, 2024 Proxy Solicited by Board of Directors for Annual Meeting The undersigned does hereby appoint and constitute Max H. Mitchell and Anthony M. D’Iorio and each of them, true and lawful agents and proxies of the undersigned, with full power of substitution, and hereby authorizes each of them to vote, as directed on the reverse side of this card, or, if not so directed, in accordance with the Board of Directors’ recommendations, all shares of Crane Company held of record by the undersigned at the close of business on February 26, 2024 at the Annual Meeting of Stockholders of Crane Company to be held virtually via the Internet at https://meetnow.global/MK7ZLCR on Monday, April 22, 2024 at 10:00 a.m., Eastern Daylight Time, or at any adjournment thereof, with all the powers the undersigned would possess if then and there personally present, and to vote, in their discretion, upon such other matters as may come before said meeting. This proxy also covers all shares, if any, for which the undersigned has the right to give voting instructions to Vanguard Fiduciary Trust Company, Trustee of the Crane Company Savings and Investment Plan. If voting instructions for such Savings and Investment Plan shares are not received by the proxy tabulator it will be treated as directing the Plan’s Trustee to vote shares held in the Plan in the same proportion as the shares for which the Trustee has received timely instructions from others who do vote. You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE), but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The Proxies cannot vote your shares unless you sign and return this card or use the toll-free telephone number or internet website on the reverse side. This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR election of all nominees, FOR Proposals 2 and 3, and EVERY YEAR on Proposal 4. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below.